Exhibit 10.21



                             $300,000,000

                           CREDIT  AGREEMENT

                                 AMONG

                     CLUB  CORPORATION  INTERNATIONAL

                     CERTAIN  LENDERS  NAMED  HEREIN

                NATIONSBANK,  N.A.,  AS  ADMINISTRATIVE  AGENT

                                 AND

                   CREDIT  LYONNAIS  NEW  YORK  BRANCH

                                 AND

                     FIRST  UNION  NATIONAL  BANK

                            AS  CO-AGENTS




                           May  27,  1998




     TABLE  OF  CONTENTS



ARTICLE  1

Definitions

Section  1.1     Defined  Terms
Section  1.2     Amendments  and  Renewals
Section  1.3     Construction

ARTICLE  2

Advances

Section  2.1     The  Advances
Section  2.2     Manner  of  Borrowing  and  Disbursement
Section  2.3     Interest
Section  2.4     Fees
Section  2.5     Prepayments
Section  2.6     Reduction  of  Commitment
Section  2.7     Non-Receipt  of  Funds  by  the  Administrative  Agent
Section  2.8     Payment  of  Principal  of  Advances
Section  2.9     Reimbursement
Section  2.10    Manner  of  Payment
Section  2.11    LIBOR  Lending  Offices
Section  2.12    Sharing  of  Payments
Section  2.13    Calculation  of  LIBOR  Rate
Section  2.14    Taxes
Section  2.15    Letters  of  Credit

ARTICLE  3

Conditions  Precedent

Section  3.1     Conditions Precedent to the Initial Advances and the Initial
                   Letters  of  Credit
Section  3.2     Conditions Precedent to All Advances and Letters of Credit
Section  3.3     Conditions  Precedent  to  Conversions  and  Continuations

ARTICLE  4

Representations  and  Warranties

Section  4.1     Representations  and  Warranties
Section  4.2     Survival  of  Representations  and  Warranties,  etc

ARTICLE  5

General  Covenants

Section  5.1     Preservation  of  Existence  and  Similar  Matters
Section  5.2     Business;  Compliance  with  Applicable  Law
Section  5.3     Maintenance  of  Properties
Section  5.4     Accounting  Methods  and  Financial  Records
Section  5.5     Insurance
Section  5.6     Payment  of  Taxes  and  Claims
Section  5.7     Visits  and  Inspections
Section  5.8     Use  of  Proceeds
SECTION  5.9     INDEMNITY
Section  5.10    Environmental  Law  Compliance
Section  5.11    Further  Assurances
Section  5.12    Year  2000  Compliance
Section  5.13    Non-Guarantors  as  Guarantors

ARTICLE  6

Information  Covenants

Section  6.1     Quarterly  Financial  Statements  and  Information
Section  6.2     Annual Financial Statements and Information; Certificate of No
                   Default
Section  6.3     Compliance  Certificate
Section  6.4     Copies  of  Other  Reports  and  Notices
Section  6.5     Notice  of  Litigation,  Default  and  Other  Matters
Section  6.6     ERISA  Reporting  Requirements
Section  6.7     Year  2000  Compliance

ARTICLE  7

Negative  Covenants

Section  7.1     Unsecured  Indebtedness
Section  7.2     Secured  Indebtedness
Section  7.3     Liens
Section  7.4     Investments
Section  7.5     Liquidation,  Merger
Section  7.6     Guaranties
Section  7.7     Sales  of  Assets
Section  7.8     Acquisitions
Section  7.9     Restricted  Payments
Section  7.10    Affiliate  Transactions
Section  7.11    Compliance  with  ERISA
Section  7.12    Maximum  Leverage  Ratio
Section  7.13    Minimum  Fixed  Charge  Coverage  Ratio
Section  7.14    Minimum  Tangible  Net  Worth
Section  7.15    Sale  or  Discount  of  Receivables
Section  7.16    Business
Section  7.17    Fiscal  Year
Section  7.18    Amendment  of  Organizational  Documents
Section  7.19    Non-Guarantors
Section  7.20    Restrictions  on  Subsidiaries

ARTICLE  8

Default

Section  8.1     Events  of  Default
Section  8.2     Remedies

ARTICLE  9

Changes  in  Circumstances

Section  9.1     LIBOR  Basis  Determination  Inadequate
Section  9.2     Illegality
Section  9.3     Increased  Costs
Section  9.4     Effect  On  Base  Rate  Advances
Section  9.5     Capital  Adequacy

ARTICLE  10

Agreement  Among  Lenders

Section  10.1    Agreement  Among  Lenders
Section  10.2    Lender  Credit  Decision
Section  10.3    Benefits  of  Article

ARTICLE  11

Miscellaneous

Section  11.1    Notices
Section  11.2    Expenses
Section  11.3    Waivers
Section  11.4    Determination  by  the  Lenders  Conclusive  and  Binding
Section  11.5    Set-Off
Section  11.6    Assignment
Section  11.7    Counterparts
Section  11.8    Severability
Section  11.9    Interest  and  Charges
Section  11.10   Headings
Section  11.11   Amendment  and  Waiver
Section  11.12   Exception  to  Covenants
Section  11.13   No  Liability  of  Issuing  Bank
Section  11.14   Confidentiality
Section  11.15   No  Duties  of  Co-Agents
SECTION  11.16   GOVERNING  LAW
SECTION  11.17   WAIVER  OF  JURY  TRIAL
SECTION  11.18   ENTIRE  AGREEMENT

Schedules  and  Exhibits

Schedule  1:     Commitments  and  Specified  Percentages
Schedule  2:     LIBOR  Lending  Offices
Schedule  3:     Existing  Liens
Schedule  4:     Subsidiaries
Schedule  5:     Existing  Investments
Schedule  6:     Existing  Indebtedness
Schedule  7:     Existing  Letters  of  Credit
Schedule  8:     Investment  Policy
Schedule  9:     Labor  Matters
Schedule  10:    Non-Guarantors

Exhibit  A:      Revolving  Credit  Note
Exhibit  B:      Compliance  Certificate
Exhibit  C:      Assignment  Agreement
Exhibit  D:      Subsidiary  Guaranty
Exhibit  E:      Notice  of  Borrowing
Exhibit  F:      Swing  Line  Note
Exhibit  G:      Notice  of  Continuation/Conversion

CREDIT  AGREEMENT



     THIS CREDIT AGREEMENT is dated as of May 27, 1998, among CLUB CORPORATION INTERNATIONAL, a Nevada corporation (the "Borrower"), the Lenders from time to time party hereto, CREDIT LYONNAIS NEW YORK BRANCH, as a co-agent for the Lenders, FIRST UNION NATIONAL BANK, as a co-agent for the Lenders, and NATIONSBANK, N.A., a national banking association, as administrative agent for the Lenders.


     BACKGROUND

     The Lenders have been requested to provide the Borrower funds to (a) refinance a portion of the existing debt of the Borrower and its Subsidiaries (as hereinafter defined), (b) finance acquisitions, and (c) finance the ongoing working capital and general corporate requirements of the Borrower and its Subsidiaries. The Lenders have agreed to provide a portion of such financing, subject to the terms and conditions set forth below.

     In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration hereby acknowledged, the parties hereto agree as follows:


     ARTICLE  1

     Definitions

     Section  1.1          Defined  Terms.    For  purposes  of  this Agreement:

     "Acquisition" means any transaction pursuant to which the Borrower or any of its Subsidiaries, (a) whether by means of a capital contribution or purchase or other acquisition of stock or other securities or other equity participation or interest, (i) acquires (or after giving effect to such transaction owns) more than 50% of the equity interest in any Person pursuant to a solicitation by the Borrower or such Subsidiary of tenders of equity securities of such Person, or through one or more negotiated block, market, private or other transactions, or a combination of any of the foregoing, or (ii) except as permitted by Section 7.5(b) hereof with respect to an existing Subsidiary of the Borrower, makes any existing corporation a Subsidiary of the Borrower or such Subsidiary, or causes any corporation, other than a Subsidiary of the Borrower or such Subsidiary, to be merged into the Borrower or such Subsidiary (or agrees to be merged into any other corporation other than a wholly-owned Subsidiary (excluding directors' qualifying shares) of the Borrower or such Subsidiary), or (b) purchases in one transaction or a series of related transactions all or more than 50% of the business or assets of any Person or of any operating division, facility or group of facilities of any Person.

     "Acquisition Consideration" means the consideration given by the Borrower or any of its Subsidiaries for an Acquisition, including but not limited to the sum of (without duplication) (a) the fair market value of any cash, property (including capital stock or other equity securities or interests) or services given, plus (b) consideration paid with proceeds of Indebtedness permitted pursuant to this Agreement, plus (c) the amount of any Indebtedness, accounts payable and accrued expenses assumed, incurred or guaranteed in connection with such Acquisition by the Borrower or any of its Subsidiaries.

     "Additional  Costs"  has  the  meaning  specified  in  Section  9.5 hereof.

     "Adjusted LIBOR Rate" means, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the LIBOR Rate for such LIBOR Advance for any Interest Period by (b) 1 minus the Reserve Requirement for such LIBOR Advance for any Interest Period.

     "Administrative Agent" means NationsBank, N.A., a national banking association, as administrative agent for Lenders, or such successor administrative agent appointed pursuant to Section 10.1(b) hereof.

     "Administrative Agent Fee Letter" has the meaning specified in Section 2.4(c)(i) hereof.

     "Advance" means any amount advanced or deemed advanced by a Lender to the Borrower pursuant to Article 2 hereof.

     "Affiliate" means, as applied to any Person, any other Person that, directly or indirectly, through one or more Persons, Controls or is Controlled By or Under Common Control with, such Person, or a Person who Controls or is Controlled By, such Person.

     "Agreement" means this Credit Agreement, as amended, modified, supplemented or restated from time to time to the extent permitted pursuant hereto and pursuant to the Intercreditor Agreement.

     "Agreement  Date"  means  the  date  of  this  Agreement.

     "Applicable Environmental Laws" means Applicable Laws pertaining to health or the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, "RCRA"), the Texas Water Code, and the Texas Solid Waste Disposal Act.

     "Applicable Law" means (a) in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person and its properties, including, without limiting the foregoing, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party, and (b) in respect of contracts relating to interest or finance charges that are made or performed in the State of Texas, "Applicable Law" shall mean the laws of the United States of America, including without limitation 12 USC 85 and 86(a), as amended from time to time, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Art. 1H, if applicable, and if Art. 1H is not applicable, Art. 1D, and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided that the parties hereto agree pursuant to Texas Finance Code
Section 346.004 that the provisions of Chapter 346 of the Texas Finance Code shall not apply to Advances, this Agreement, the Notes or any other Loan Documents.

     "Applicable Margin" means the following per annum percentages, applicable in the following situations:

Applicability                                    LIBOR Basis
-------------                                    -----------

(a) The Leverage Ratio is less than 1.75 to 1        0.250
(b) The Leverage Ratio is greater than or equal
     to 1.75 to 1 but less than 2.25 to 1            0.325
(c) The Leverage Ratio is greater than or equal
     to 2.25 to 1 but less than 2.75 to 1            0.425
(d) The Leverage Ratio is greater than or equal
     to 2.75 to 1 but less than 3.25 to 1            0.500
(e) The Leverage Ratio is greater than or equal
     to 3.25 to 1                                    0.750


The Applicable Margin payable by the Borrower on the LIBOR Advances outstanding hereunder shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of the Borrower as tested by using the Leverage Ratio as of the end of the most recent Fiscal Quarter (calculated for the twelve Fiscal Months preceding the date of determination); provided, that each adjustment in the LIBOR Basis as a result of a change in the Applicable Margin shall be effective on the date which is two Business Days following receipt by the Administrative Agent of the financial statements required to be delivered pursuant to Section 6.1 or 6.2, as applicable, hereof and the Compliance Certificate required pursuant to Section
6.3 hereof. If such financial statements and Compliance Certificate are not received by the Lenders by the date required, the Applicable Margin shall be determined as if the Leverage Ratio is greater than or equal to 3.25 to 1 until such time as such financial statements and Compliance Certificate are received. Notwithstanding the above, until such time as the Lenders have received the financial statements required for the third Fiscal Quarter of the Borrower's 1998 Fiscal Year and related Compliance Certificate, the Applicable Margin shall be determined as if the Leverage Ratio is greater than or equal to 2.25 to 1 but less than 2.75 to 1.

     "Arrangement Fee Letter" means that certain letter, dated April 17, 1998, from NationsBank, N.A., and NationsBanc Montgomery Securities LLC, providing an arrangement fee with respect to the Commitment.

     "Art. 1D" means Article 5069-1D, Title 79, Revised Civil Statutes of Texas, 1925, as amended.

     "Art. 1H" means Article 5069-1H, Title 79, Revised Civil Statutes of Texas, 1925, as amended.

     "Assignment Agreement" has the meaning specified in Section 11.6(d) hereof.

     "Authorized Signatory" means such senior personnel of the Borrower as may be duly authorized and designated in writing by the Borrower to execute documents, agreements and instruments on behalf of the Borrower, and to request Advances and Letters of Credit hereunder.

     "Base Rate Advance" means any Advance bearing interest at the Base Rate Basis.

     "Base Rate Basis" means, for any day, a per annum interest rate equal to the higher of (a) the sum of (i) 0.50% plus (ii) the Federal Funds Rate on such day or (b) the Prime Rate on such day. The Base Rate Basis shall be adjusted automatically without notice as of the opening of business on the effective date of each change in the Prime Rate or Federal Funds Rate, as applicable, to account for such change.

     "Business Day" means a day on which commercial banks are open (a) for the transaction of commercial banking business in Dallas, Texas, and (b) with respect to any LIBOR Advance, for the transaction of international commercial banking business (including dealings in Dollar deposits) in London, England.

     "Capitalized Lease Obligations" means that portion of any obligation of the Borrower or any of its Subsidiaries as lessee under a lease which at the time would be required to be capitalized on a balance sheet of the Borrower or such Subsidiary prepared in accordance with GAAP.

     "Capital Stock" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock in any Person that is a corporation, and each class of partnership interest (including, without limitation, general, limited and preference units) in any Person that is a partnership, and each class of member interest in any Person that is a limited liability company.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 as amended from time to time.

     "Change of Control" means the occurrence of any of the following events after the Agreement Date: (a) the sale, lease or transfer of all or substantially all of the Borrower's assets to any Person or Group, (b) the adoption of a plan relating to the liquidation or dissolution of the Borrower,
(c) any Person or Group (other than Robert H. Dedman, Sr.) shall beneficially own (as defined in Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act or any successor provision thereto) more than 50% of the aggregate Voting Power of the Borrower, or (d) during any period of twenty-four consecutive months (excluding, however, any such period during which a public offering of the Capital Stock of the Borrower occurs), individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office.

     "Closing  Fee  Letter"  has the meaning specified in Section 2.4(b) hereof.

     "Co-Agent" means either Credit Lyonnais New York Branch or First Union National Bank.

     "Code"  means  the  Internal  Revenue  Code  of  1986,  as  amended.

     "Commitment" means the commitment of the Lenders, subject to the terms and conditions hereof, to make Advances or to issue or participate in Letters of Credit up to an aggregate principal amount of $300,000,000, as such amount may be reduced pursuant to Section 2.6, hereof.

     "Compliance Certificate" means a certificate, signed by an Authorized Signatory, in substantially the form of Exhibit B, appropriately completed.

     "Control" or "Controlled By" or "Under Common Control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise, but not solely by being an officer or director of that Person); provided, however, that in any event any Person which beneficially owns, directly or indirectly, 10% or more (in number of votes) of the securities having ordinary Voting Power with respect to a corporation shall be conclusively presumed to control such corporation.

     "Controlled Group" means as of the applicable date, as to any Person not an individual, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b) or (c) of the Code; provided, however, that the Subsidiaries of the Borrower shall be deemed to be members of the Borrower's Controlled Group.

     "Debtor Relief Laws" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief Laws affecting the rights of creditors generally from time to time in effect.

     "Default"  means  an Event of Default and/or any of the events specified in
Section 8.1, hereto regardless of whether there shall have occurred any passage of time or giving of notice that would be necessary in order to constitute such event an Event of Default.

     "Default Rate" means a simple per annum interest rate equal to (a) with respect to Base Rate Advances the lesser of (i) the Highest Lawful Rate or (ii) the Base Rate Basis then in effect plus 2.00% or (b) with respect to LIBOR Advances, the lesser of (i) the Highest Lawful Rate or (ii) the LIBOR Basis then in effect plus 2.00%.

     "Determining Lenders" means, on any date of determination, any combination of Lenders whose Specified Percentages aggregate more than 50%; provided, however, in the event that the Commitment has been terminated, "Determining Lenders" means, on any date of determination, any combination of Lenders having more than 50% of Advances (other than Swing Line Advances) then outstanding.

     "Dividend" means, as to any Person, (a) any declaration or payment of any dividend (other than a dividend in stock or in the right to acquire stock) on, or the making of any distribution on account of, any Capital Stock of such Person and (b) any purchase, redemption, or other acquisition or retirement for value of any Capital Stock of such Person.

     "Dollar"  or "$" means the lawful currency of the United States of America.

     "EBITDA" means, for any period, determined in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, the sum of (a) Pretax Net Income (excluding therefrom, to the extent included in determining Pretax Net Income, any items of extraordinary gain, including net gains on the sale of assets other than asset sales in the ordinary course of business, and adding thereto, to the extent included in determining Pretax Net Income, any items of extraordinary loss, including net losses on the sale of assets other than asset sales in the ordinary course of business), plus (b) depreciation and amortization, plus (c) interest expense (including but not limited to interest expense pursuant to Capitalized Lease Obligations), plus (d) to the extent included in determining Pretax Net Income, non-recurring, non-cash charges, minus (e) to the extent included in determining Pretax Net Income, non-recurring credits.

     "EBITDAR" means, for any period, determined in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, the sum of (a) EBITDA, plus (b) lease expense pursuant to Operating Leases.

     "Eligible  Assignee"  means (a) a Lender; (b) an Affiliate of a Lender; and
(c) any other Person approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 11.6 hereof, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower or the Agent and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; provided, however, that neither the Borrower nor any of its Affiliates shall qualify as an Eligible Assignee.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulation promulgated thereunder.

     "ERISA Event" means, with respect to the Borrower and its Subsidiaries, (a) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC pursuant to regulations issued under Section 4043 of ERISA), (b) the withdrawal of any such Person or any member of its Controlled Group from a Plan subject to Title IV of ERISA during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) the failure to make required contributions which could result in the imposition of a lien under Section 412 of the Code or Section 302 of ERISA, or (f) any other event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination by the PBGC of, or the appointment by the appropriate United States District Court of a trustee to administer, any Plan or the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

     "Event of Default" means any of the events specified in Section 8.1 hereof, provided that any requirement for notice or lapse of time has been satisfied.

     "Exchange  Act"  means  the  Securities  Exchange  Act of 1934, as amended.

     "Excluded  Matters"  has  the  meaning  specified in Section 5.9(a) hereof.

     "Existing Letters of Credit" means those Letters of Credit existing on the Agreement Date and set forth on Schedule 7 hereto.

     "Facility  Fee"  has  the  meaning  specified  in  Section  2.4(a)  hereof.

     "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Financial  Statements" has the meaning specified in Section 4.1(j) hereof.

     "Fiscal Month" means a consecutive 28-day period. The first Fiscal Month of the Fiscal Year shall commence on the first day of the Fiscal Year.

     "Fiscal Quarter" means four periods in each Fiscal Year. The first three shall consist of three consecutive Fiscal Months and the last shall consist of four consecutive Fiscal Months. The First Quarter of the Fiscal Year shall commence on the first day of the Fiscal Year.

     "Fiscal Year" means a period commencing on the Thursday following the last Wednesday in December and ending on the last Wednesday of the following December.

     "Fixed Charges" means, for any date of calculation, calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, the sum of, without duplication, (a) interest expense (including but not limited to interest expense pursuant to Capitalized Lease Obligations, but not including amortization of discount on Membership Deposits and amortization of discounts on Indebtedness), plus (b) lease expense under Operating Leases, in each case for the applicable period immediately preceding the date of calculation.

     "Fixed Charge Coverage Ratio" means, for any date of determination (which shall be as of the last day of each Fiscal Quarter), the ratio of (a) the sum of
(i) EBITDAR minus (ii) Maintenance Capital Expenditures to (b) Fixed Charges, in each case for the immediately preceding four Fiscal Quarters.

     "Form  1001"  has  the  meaning  specified in Section 2.13(e)(i)(B) hereof.

     "Form  4224"  has  the  meaning  specified in Section 2.13(e)(i)(A) hereof.

     "GAAP" means generally accepted accounting principles applied on a consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, or their successors which are applicable in the circumstances as of the date in question. The requirement that such principles be applied on a consistent basis shall mean that the accounting principles applied in a current period are comparable in all material respects to those applied in a preceding period.

     "Group" means any Persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act or any successor provision thereto.

     "Guarantor" means each direct and indirect Subsidiary of the Borrower which executes a Subsidiary Guaranty.

     "Guaranty" or "Guaranteed", means (a) as applied to an obligation of another Person, (i) a guaranty, direct or indirect, in any manner, of any part or all of such obligation, and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, including, without limiting the foregoing, any reimbursement obligations with respect to amounts which may be drawn by beneficiaries of outstanding letters of credit and (b) an agreement, direct or indirect, contingent or otherwise, to maintain the net worth, working capital, earnings or other financial performance of another Person; provided, however, Guaranty does not mean the endorsement of instruments for collection or deposit in the ordinary course of business.

     "Hazardous Substance" means any hazardous, dangerous or toxic substance or material in the meaning of any Law.

     "Hedge Agreements" means any and all non-speculative agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, currency exchange rates, forward rates applicable to such party's assets, commodity prices (including commodity hedging agreements), liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, swap or collar protection agreements, and forward rate currency or interest rate options, as the same may be amended or modified and in effect from time to time, and any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, the Lenders are then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under the Applicable Law of the State of Texas, the applicable rate ceiling shall be (a) the weekly rate ceiling described in and computed in accordance with the provisions of Art. 1D.003, or (b) if the parties subsequently contract as allowed by Applicable Law, the quarterly ceiling or the annualized ceiling computed pursuant to Art. 1D.008; provided, however, that at any time the weekly rate ceiling, the quarterly ceiling or the annualized ceiling shall be less than 18% per annum or more than 24% per annum, the provisions of Art. 1D.009(a) and
(b)  shall  control  for  purposes  of  such  determination,  as  applicable.

     "Increased  Advance Costs" has the meaning specified in Section 9.3 hereof.

     "Increased Letter of Credit Costs" has the meaning specified in Section 2.15(d) hereof.

     "Indebtedness" means, with respect to any Person, without duplication, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or similar instruments, (c) all obligations under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (e) all obligations secured by any Lien on any property or asset owned by such Person, whether or not the obligation secured thereby shall have been assumed, (f) to the extent not otherwise included, all Capitalized Lease Obligations of such Person, all obligations in respect of letters of credit, bankers' acceptances and similar instruments, and all obligations under Hedge Agreements, (g) any "withdrawal liability" of such Person as such term is defined under Part I of Subtitle E of Title IV or ERISA,
(h) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (i) the principal portion of all obligations of such Person under any Synthetic Lease, and (j) any Guaranty of such Person of any obligation of another Person constituting obligations of a type set forth above.

     "Indemnified  Matters"  has the meaning specified in Section 5.9(a) hereof.

     "Indemnitees"  has  the  meaning  specified  in  Section  5.9(a)  hereof.

     "Interest Period" means the period beginning on the day any LIBOR Advance is made and ending one, two, three or six months thereafter (as the Borrower shall select); provided, however, that:

          (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

          (iii) there shall be outstanding at any one time no more than ten Interest Periods in the aggregate.

     "Investment" means any direct or indirect purchase or other acquisition of, capital stock or other securities of, or beneficial interest in, any other Person which is not an Acquisition, or any direct or indirect loan, advance (other than loans or advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution to, or investment in any other Person, including without limitation the purchase of accounts receivable of any other Person that are not current assets or do not arise in the ordinary course of business.

     "Investment Policy" means those investments permitted to be made by the Borrower and its Subsidiaries set forth in the Investment Policy of the Borrower attached hereto as Schedule 8, as such Investment Policy may be amended with the consent of the Board of Directors of the Borrower after the Agreement Date, but only to the extent that such amendments are approved in writing by the Determining Lenders.

     "Issuing  Bank"  means any Lender which agrees to issue a Letter of Credit.

     "Law" means any statute, law, ordinance, regulation, rule, order, writ, injunction, or decree of any Tribunal.

     "Lender" means each financial institution shown on the signature pages hereof so long as such financial institution maintains a portion of the Commitment or is owed any part of the Obligations (including the Administrative Agent in its individual capacity), and each Eligible Assignee that hereafter becomes a party hereto pursuant to Section 11.6 hereof, subject to the limitations set forth therein.

     "L/C Cash Collateral Account" has the meaning specified in Section 2.15(g)(i) hereof.

     "L/C Related Documents" has the meaning specified in Section 2.15(e)(i) hereof.

     "Letter of Credit" means any letter of credit issued by an Issuing Bank pursuant to Section 2.15(a) hereof (or any Existing Letter of Credit).

     "Letter of Credit Agreement" has the meaning specified in Section 2.15(b) hereof.

     "Letter of Credit Facility" has the meaning specified in Section 2.15(a) hereof.

     "Leverage Ratio" means, for any date of calculation (which shall be as of the last day of each Fiscal Quarter), the ratio of Total Debt as of the date of determination to EBITDA calculated for the four consecutive Fiscal Quarters ending on the date of calculation. For purpose of calculation of the Leverage Ratio only, with respect to assets not owned at all times during the four Fiscal Quarters immediately preceding the date of calculation of EBITDA, there shall be
(i) included in EBITDA the proforma EBITDA (but calculated to exclude any increase in EBITDA which would be the result of any expenses that the Borrower projects to be eliminated by such proposed acquisition) of any assets acquired during any such four Fiscal Quarters and (ii) excluded from EBITDA the EBITDA of any assets disposed of during any of such Fiscal Quarters.

     "LIBOR  Advance"  means  any  Advance  bearing interest at the LIBOR Basis.

     "LIBOR Basis" means, with respect to any LIBOR Advance, a per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, or (b) the sum of the Adjusted LIBOR Rate applicable to such LIBOR Advance plus the Applicable Margin.

     "LIBOR Lending Office" means, with respect to a Lender, the office designated as its LIBOR Lending Office on Schedule 2 attached hereto, and such other office of the Lender or any of its Affiliates hereafter designated by written notice to the Borrower and the Administrative Agent.

     "LIBOR Rate" means, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

     "Lien" means, with respect to any property, any mortgage, lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other similar encumbrance of any kind in respect of such property, whether or not choate, vested or perfected, excluding (a) Liens securing Indebtedness among the Obligors, provided that such Indebtedness is subordinated to the Obligations in a manner satisfactory to the Determining Lenders and (b) Liens to secure Indebtedness of any Non-Guarantor owed to any Obligor.

     "Litigation" means any proceeding, claim, lawsuit, arbitration, and/or investigation by or before any Tribunal, including, without limitation, proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax or other Law, or under or pursuant to any contract, agreement or other instrument.

     "Loan Documents" means this Agreement, the Notes, any Subsidiary Guaranty, the L/C Related Documents, the Arrangement Fee Letter, the Administrative Agent Fee Letter, any Hedge Agreement with any Lender or an Affiliate of any Lender, and any other document or agreement executed or delivered from time to time by the Borrower and any of its Subsidiaries or any other Person in connection herewith or as security for the Obligations.

     "Maintenance Capital Expenditures" means, for any date of determination, an amount equal to the product of (a) 5% multiplied by (b) gross revenue of the Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP, calculated for the four  consecutive  Fiscal  Quarters  ending  on  the  date  of  calculation.

     "Material Adverse Effect" means any act or circumstance or event that (a) could reasonably be expected to be material and adverse to the business, assets, liabilities, financial condition, results of operations or prospects of the Borrower and its Subsidiaries taken as a whole, or (b) in any manner whatsoever does or could reasonably be expected to materially and adversely affect (i) the validity or enforceability of any Loan Document, (ii) the ability of the Borrower and its Subsidiaries taken as a whole to perform their respective Obligations under the Loan Documents, or (iii) the Rights of the Lenders or the Administrative Agent under any of the Loan Documents.

     "Maturity Date" means May 27, 2003, or the earlier date of termination in whole of the Commitment pursuant to Section 2.6 or 8.2 hereof.

     "Membership Deposits" means the advance initiation deposits paid to Subsidiaries of the Borrower by members of Subsidiaries of the Borrower upon their acceptance as a member of Subsidiaries of the Borrower, and as reported in accordance with GAAP.

     "Multiemployer Plan" means, as to any Person, at any time, a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which such Person or any member of its Controlled Group is making, or is obligated to make contributions or has made, or been obligated to make, contributions.

     "NationsBank" means NationsBank, N.A., a national banking association, in its capacity as a Lender.

     "Necessary Authorization" means any right, franchise, license, permit, consent, approval or authorization from, or any filing or registration with, any Tribunal or any Person necessary to enable the Borrower or any of its Subsidiaries to maintain and operate its business and properties.

     "Negative Pledge" means any agreement, contract or other arrangement whereby the Borrower or any of its Subsidiaries is prohibited from, or would otherwise be in default as a result of, creating, assuming, incurring or suffering to exist, directly or indirectly, any Lien on any of its assets in favor of the Administrative Agent for the benefit of the Lenders under this Agreement.

     "Net Cash Proceeds" means, with respect to any sale, transfer or issuance of Capital Stock to any Person, the amount of cash received by such Person in connection with such transaction (including cash proceeds of any property received in consideration of any such sale, transfer or other disposition) after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction or to any asset that may be the subject thereof: (i) reasonable brokerage commissions, legal fees, finder's fees, financial advisory fees, fees for solvency opinions, accounting fees, underwriting fees, investment banking fees and other similar commissions and fees, and expenses, in each case, to the extent paid or payable by such Person; (ii) filing, recording or registration fees or charges or similar fees or charges paid by such Person; and (iii) taxes paid or payable by such Person or any shareholder, partner or member of such Person to governmental taxing authorities as a result of such sale or other disposition (after taking into account any available tax credits or deductions or any tax sharing arrangements).

     "Net Income" means net earnings (or deficit) after taxes of the Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

     "Net Tangible Assets" means, for the Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP, an amount equal to the total assets of the Borrower and its Subsidiaries minus goodwill and any other items that are classified as intangibles in accordance with GAAP.

     "Net Worth" means, for the Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP, total stockholders' equity.

     "Non-Guarantors" means the Subsidiaries of the Borrower which are not Guarantors. The Borrower may designate a Guarantor as a Non-Guarantor (in which case such Subsidiary shall be released from its obligations in respect of the Subsidiary Guaranty by the Administrative Agent) and a Non-Guarantor as a Guarantor (in which case such Subsidiary shall execute a Subsidiary Guaranty and deliver such certificates and documents related thereto as shall be required by the Administrative Agent) by written notice to the Administrative Agent; provided, however, at the time of such designation and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; provided, however, notwithstanding the above, the following Subsidiaries shall at no time be Non-Guarantors: Club Corporation of America, a Delaware corporation, Club Resorts Holding, Inc., a Nevada corporation, and The International Group of Club Corp., a Nevada corporation.

     "Notes" means, collectively, the Revolving Credit Notes and the Swing Line Note.

     "Notice  of  Borrowing" has the meaning specified in Section 2.2(a) hereof.

     "Notice of Continuation/Conversion" has the meaning specified in Section 2.2(d) hereof.

     "Notice  of  Issuance" has the meaning specified in Section 2.15(b) hereof.

     "Obligations" means (a) all obligations of any nature (whether matured or unmatured, fixed or contingent, including the Reimbursement Obligations) of the Borrower or any other Obligor to any Lender, the Administrative Agent or any Affiliate of any Lender under any of the Loan Documents as they may be amended from time to time, and (b) all obligations of the Borrower or any other Obligor for losses, damages, expenses or any other liabilities of any kind that any Lender, the Administrative Agent or any Affiliate of any Lender may suffer by reason of a breach by the Borrower or any other Obligor of any obligation, covenant or undertaking with respect to any Loan Document payable by the Borrower or any other Obligor under any Loan Document.

     "Obligor"  means  the  Borrower  and  each  Guarantor.

     "Operating Lease" means any operating lease, as defined in the Financial Accounting Standard Board Statement of Financial Accounting Standards No. 13, dated November, 1976 or otherwise in accordance with GAAP.

     "Other  Taxes"  has  the  meaning  specified  in  Section  2.14(b)  hereof.

     "Ownership Information" has the meaning specified in Section 11.6(j) hereof.

     "Participants"  has  the  meaning  specified  in  Section  11.6(c)  hereof.

     "Participations"  has  the  meaning  specified  in  Section 11.6(c) hereof.

     "Payment Date" means the last day of the Interest Period for any LIBOR Advance.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permitted  Liens"  means,  as  applied  to  any  Person:

     (a) Any Lien in favor of the Administrative Agent to secure the Obligations hereunder;

     (b) Liens for taxes, assessments, governmental charges, levies or claims that are not yet delinquent or that are being diligently contested in good faith by appropriate proceedings in accordance with Section 5.6 hereof and for which adequate reserves shall have been set aside on such Person's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto;

     (c) Liens of carriers, warehousemen, mechanics, laborers, landlords and materialmen and other similar Liens incurred in the ordinary course of business or by operation of Law for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

     (d) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, pensions or other social security programs or similar legislation;

     (e) Easements, right-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere in any material respect with the ordinary conduct of the business of such Person;

     (f) Liens arising from filing Uniform Commercial Code financing statements for precautionary purposes relating solely to operating leases of personal property permitted by this Agreement under which the Borrower or any of its Subsidiaries is a lessee;

     (g) Any zoning or similar law or right reserved to or vested in any Tribunal to control or regulate the use of any real property;

     (h) Liens incurred or deposits made to secure the performance of bids, tenders, leases, trade contracts (other than for Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (i) Any leases or subleases currently in effect, entered into in the ordinary course of business or entered into in compliance with the Loan Documents;

     (j) Any Liens which are described on Schedule 3 hereto (and any replacement, extension or renewal thereof), and Liens resulting from the refinancing of the related Indebtedness, provided that the Indebtedness secured thereby shall not be increased and the Liens shall not cover additional assets of the Borrower; and

     (k) Liens created to secure the purchase price of assets acquired (or existing on property at the time such property is acquired) by such Person, which is incurred solely for the purpose of financing the acquisition of such assets and incurred at the time of acquisition or which exists against such assets at the time of acquisition thereof or within 180 days thereafter, provided that (i) each such Lien shall at all times be confined solely to the asset or assets so acquired (and proceeds thereof), and refinancings thereof so long as any such Lien remains solely on the asset or assets acquired (and the proceeds thereof), (ii) the aggregate principal amount of Indebtedness outstanding at any time secured by any Liens (including, without limitation, clause (j) above) shall not exceed 15% of Net Tangible Assets, and (iii) the aggregate consideration paid for such assets does not exceed 100% of the fair market value of such assets.

     "Permitted Secured Indebtedness" means Indebtedness of the Borrower and its Subsidiaries secured by Liens described in clauses (j) and (k) of the definition of Permitted Liens.

     "Person" means an individual, corporation, partnership, limited liability company, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA (including a Multiemployer Plan) pursuant to which any employees of the Borrower, its Subsidiaries or any member of their Controlled Group participate.

     "Pretax Net Income" means net profit (or loss) before taxes of the Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

     "Prime Rate" means, at any time, the prime interest rate announced or published by the Reference Lender from time to time as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by the Reference Lender as its "prime rate;" it being understood that such rate may not be the lowest rate of interest charged by the Reference Lender.

     "Quarterly Date" means the last day of each March, June, September and December, beginning June 30, 1998.

     "Reference Lender" means NationsBank; provided that if NationsBank shall cease to be the Administrative Agent hereunder, NationsBank shall cease to be the Reference Lender, and the new Administrative Agent (after consultation with the Borrower) shall, with notice to the Borrower and the Lenders, designate itself as the Reference Lender.

     "Register"  has  the  meaning  specified  in  Section  11.6(j)  hereof.

     "Regulatory  Modification" has the meaning specified in Section 9.5 hereof.

     "Reimbursement Obligations" means, in respect of any Letter of Credit as at any date of determination, the sum of (a) the maximum aggregate amount which is then available to be drawn under such Letter of Credit plus (b) the aggregate amount of all drawings under such Letter of Credit not theretofore reimbursed by the Borrower.

     "Release Date" means the date on which the Notes have been paid in full, all other Obligations due and owing have been paid and performed in full, and the Commitment has been terminated.

     "Reportable  Event"  has the meaning set forth in Section 4043(c) of ERISA.

     "Reserve Requirement " means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted LIBOR Rate is to be determined, or (b) any category of extensions of credit or other assets which include LIBOR Advances. The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

     "Responsible Officer" means, of any Person, the President, chief operating officer, chief executive officer, chief financial officer, chief accounting officer or treasurer of such Person.

     "Restricted Payments" means, collectively, (a) Dividends, and (b) any payment or prepayment of principal, premium or penalty on any Indebtedness of the Borrower or any of its Subsidiaries or any defeasance, redemption, purchase, repurchase or other acquisition or retirement for value, in whole or in part, of any Indebtedness (including, without limitation, the setting aside of assets or the deposit of funds therefor) other than payment of principal of Indebtedness at regularly scheduled maturities.

     "Revolving Credit Advance" means an Advance made pursuant to Section 2.1(a) hereof.

     "Revolving Credit Notes" means the promissory notes of Borrower evidencing Revolving Credit Advances hereunder, substantially in the form of Exhibit A hereto, together with any extension, renewal, or amendment thereof, or substitution therefor.

     "Rights"  means  rights,  remedies,  powers  and  privileges.

     "Secured Indebtedness" means Indebtedness of the Borrower and its Subsidiaries secured by Liens.

     "Solvent" means, with respect to any Person, that as of the date of determination, (a) the fair saleable value of the assets of such Person is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person, and (c) such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.

     "Special Counsel" means the law firm of Donohoe, Jameson & Carroll, P.C., or such other legal counsel as the Administrative Agent may select.

     "Specified Percentage" means, as to any Lender, the percentage indicated beside its name on Schedule 1 hereto as its Specified Percentage, or as adjusted or specified in any amendment to this Agreement or in any Assignment Agreement.

     "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate or other Person of which (or in which) more than 50% of:

     (a) the outstanding capital stock having Voting Power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have Voting Power upon the occurrence of any contingency),

  (b) the interest in the capital or profits of such partnership or joint venture,

  (c)  the  beneficial  interest  of  such  trust  or  estate,  or

  (d)  the  equity  interest  of  such  other  Person,

is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries; provided, however, notwithstanding anything above to the contrary, Subsidiary shall also mean and include any other Person the financial results of which are consolidated with the financial results of the Borrower pursuant to GAAP.

     "Subsidiary Guaranty" means a guaranty, substantially in the form of Exhibit D hereto, executed by each direct and indirect Subsidiary of the Borrower, as amended, supplemented, modified, renewed or otherwise restated from time to time.

     "Swing Line Advance" means an Advance made pursuant to Section 2.1(b) hereof.

     "Swing Line Bank" means NationsBank, N.A. and any successor thereto appointed in accordance with Section 10.1(b) hereof.

     "Swing  Line  Facility" has the meaning specified in Section 2.1(b) hereof.

     "Swing Line Note" means the Swing Line Note of the Borrower payable to the order of the Swing Line Bank, evidencing Swing Line Advances hereunder, substantially in the form of Exhibit F hereto, together with any extension, renewal or amendment thereof or substitution therefor.

     "Synthetic Lease" means any synthetic lease, tax retention generating lease, or off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but which is classified as an Operating Lease pursuant to GAAP.

     "Tangible Net Worth" means the sum of the following for the Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP,
(a) Net Worth, minus (b) the sum of the following (without duplication in respect of items already deducted in arriving at Net Worth): the book value of all assets which would be treated as intangible assets under GAAP, including without limitation, goodwill, trademarks, copyrights, patents, organizational expense and experimental expense, deferred assets, unamortized debt discount and expense, any write-up in the book value of assets resulting from the revaluation thereof subsequent to December 31, 1997.

     "Taxes"  has  the  meaning  specified  in  Section  2.14(a)  hereof.

     "Total Debt" means, as of any date of determination, determined for the Borrower and its Subsidiaries on a consolidated basis, to the extent that the following would appear as a liability upon the consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP: (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business, (iv) Capitalized Lease Obligations, and (v) Membership Deposits.

     "Tribunal" means any (a) state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision, agency, department, commission, board, bureau, or instrumentality of a governmental or other regulatory or public body or authority or (b) private arbitration board or panel.

     "UCC" means the Uniform Commercial Code of Texas, as amended from time to time, and the Uniform Commercial Code applicable in such other states as any Collateral may be located.

     "Unsecured Indebtedness" means Indebtedness of the Borrower and its Subsidiaries other than Secured Indebtedness.

     "Voting Power" means, with respect to any Person, the power ordinarily (without the occurrence of a contingency) to elect the members of the board of directors (or persons performing similar functions).

     "Year  2000  Compliant" has the meaning specified in Section 4.1(x) hereof.

     Section 1.2 Amendments and Renewals. Each definition of an agreement in this Article 1 shall include such agreement as amended to date, and as amended or renewed from time to time in accordance with its terms, but only with the prior written consent of the Determining Lenders or all the Lenders as required pursuant to Section 11.11 hereof.

     Section 1.3 Construction. The terms defined in this Article 1 (except as otherwise expressly provided in this Agreement) for all purposes shall have the meanings set forth in Section 1.1 hereof, and the singular shall include the plural, and vice versa, unless otherwise specifically required by the context. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, unless otherwise expressly stated herein. If as a result of a determination by any Tribunal the Borrower and its Subsidiaries are required to account for Membership Deposits in a manner other than that currently reported by the Borrower and its Subsidiaries, the Borrower and the Lenders agree to negotiate in good faith such amendments to this Agreement to reflect such change in accounting treatment so that the economic effect and financial treatment is as similar as possible, given such change in accounting treatment.


     ARTICLE  2

     Advances

     Section  2.1          The  Advances

     (a) Revolving Credit Advances. Each Lender severally agrees, upon the terms and subject to the conditions of this Agreement, to make Revolving Credit Advances to the Borrower from time to time to but not including the Maturity
Date in an aggregate amount not to exceed its Specified Percentage of the Commitment less its Specified Percentage of the aggregate amount of all (i) Reimbursement Obligations then outstanding (assuming compliance with all conditions to drawing) and (ii) Swing Line Advances then outstanding, for the purposes set forth in Section 5.8 hereof. Subject to Section 2.9 hereof, Revolving Credit Advances may be repaid and then reborrowed. Notwithstanding any provision in any Loan Document to the contrary, in no event shall (a) the sum of the principal amount of all outstanding (i) Revolving Credit Advances,
(ii) Reimbursement Obligations and (iii) Swing Line Advances exceed the Commitment.

     (b) Swing Line Advances. The Borrower may request the Swing Line Bank to make, and the Swing Line Bank shall make, on the terms and conditions hereinafter set forth, advances ("Swing Line Advances") to the Borrower from time to time on any Business Day during the period from the Agreement Date to the Maturity Date in an aggregate principal amount not to exceed at any time outstanding the lesser of (a) $15,000,000 and (b) an amount equal to the Commitment minus (i) the aggregate principal amount of Revolving Credit Advances then outstanding and (ii) the aggregate amount of all Reimbursement Obligations then outstanding (the "Swing Line Facility"). Each Swing Line Advance shall be in an amount not less than $100,000. Within the limits of the Swing Line Facility and subject to the terms hereof, Swing Line Advances may be repaid and then reborrowed.

     (c) Any Advance, other than a Swing Line Advance, shall, at the option of the Borrower as provided in Section 2.2 hereof (and, in the case of LIBOR Advances, subject to the provisions of Article 9 hereof), be made as a Base Rate Advance or a LIBOR Advance; provided that there shall not be outstanding, at any one time, more than ten LIBOR Advances.

     Section  2.2          Manner  of  Borrowing  and  Disbursement

     (a) Base Rate Advances. In the case of Base Rate Advances (other than Swing Line Advances), the Borrower, through an Authorized Signatory, shall give the Administrative Agent prior to 11:00 a.m., Dallas, Texas time, on the date of any proposed Base Rate Advance irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice, in substantially the form of Exhibit E hereto (a "Notice of Borrowing") (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow a Base Rate Advance hereunder. Such notice of borrowing shall specify the requested funding date, which shall be a Business Day, and the amount of the proposed aggregate Base Rate Advances to be made by Lenders.

     (b) LIBOR Advances. In the case of LIBOR Advances, the Borrower, through an Authorized Signatory, shall give the Administrative Agent at least three Business Days' irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given) pursuant to a Notice of Borrowing, of its intention to borrow a LIBOR Advance hereunder. Notice shall be given to the Administrative Agent prior to 11:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required. LIBOR Advances shall in all cases be subject to Article 9 hereof. For LIBOR
Advances, the notice of borrowing shall specify the requested funding date, which shall be a Business Day, the amount of the proposed aggregate LIBOR Advances to be made by Lenders and the Interest Period selected by the Borrower, provided that no such Interest Period shall extend past the Maturity Date.

     (c) Swing Line Advances. In the case of Swing Line Advances, the Borrower, through an Authorized Signatory, shall give the Swing Line Bank and the Administrative Agent prior to 12:00 noon, Dallas, Texas time, on the date of any proposed Swing Line Advance irrevocable telephonic notice (provided, however, (i) the Borrower shall deliver written notice at least once a week confirming the telephonic notices given by the Borrower with respect to Swing Line Advances during the immediately preceding week and (ii) that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow or reborrow a Swing Line Advance. Such notice of borrowing shall specify (i) the requested funding date, which shall be a Business Day, (ii) the amount of the proposed Swing Line Advance and
(iii) the maturity date of the proposed Swing Line Advance (which maturity date shall be no later than the fourteenth day after the requested date of such Swing Line Advance).

     (d) Continuation/Conversion. Subject to Sections 2.1 and 2.9 hereof, the Borrower shall have the option (i) to convert at any time all or any part of the outstanding Base Rate Advances to LIBOR Advances and all or any part of the outstanding LIBOR Advances to Base Rate Advances or (ii) upon expiration of any Interest Period applicable to a LIBOR Advance, to continue all or any portion of such LIBOR Advance equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a LIBOR Advance and the succeeding Interest Period(s) of such continued LIBOR Advance shall commence on the last day of the Interest Period of the LIBOR Advance to be continued; provided, however, (A) LIBOR Advances may only be converted into Base Rate Advances on the expiration date of the Interest Period applicable thereto and (B) notwithstanding anything in this Agreement to the contrary, no outstanding Advance may be continued as, or converted into, a LIBOR Advance when any Default or Event of Default has occurred and is continuing. Not later than 11:00 a.m., Dallas, Texas time on the date of any proposed continuation of or a conversion to a Base Rate Advance and not later than 11:00 a.m., Dallas, Texas time at least three Business Days prior to any proposed continuation of or conversion to a LIBOR Advance, the Borrower, through an Authorized Signatory, shall give the Administrative Agent irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice, in substantially the form of Exhibit G hereto (a "Notice of Continuation/Conversion") (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), stating (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount of the Advance to be converted/continued, (iii) in the case of a conversion to, or a continuation of, a LIBOR Advance, the requested Interest Period, and (iv) in the case of a conversion of a Base Rate Advance to a LIBOR Advance or continuation of a LIBOR Advance, stating that no Default or Event of Default has occurred and is continuing. If the Borrower shall fail to give any notice in accordance with this Section 2.2(d) prior to the expiration of any then-relevant Interest Period with respect to any LIBOR Advance, the Borrower shall be deemed irrevocably to have requested that such LIBOR Advance be converted to a Base Rate Advance in the same principal amount.

     (e) Minimum Amount. The aggregate amount of Base Rate Advances (other than Swing Line Advances) to be made by the Lenders on any day shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $500,000; provided, however, that such amount may equal the unused amount of the Commitment. The aggregate amount of LIBOR Advances having the same Interest Period and to be made by the Lenders on any day shall be in a principal amount which is at least $5,000,000 and which is an integral multiple of $1,000,000.

     (f) Notice and Disbursement. The Administrative Agent shall promptly notify the Lenders of each notice (other than with respect to a Swing Line Advance) received from the Borrower pursuant to this Section. Each Lender shall, not later than 2:00 p.m., Dallas, Texas time, on the date of any Advance, deliver to the Administrative Agent, at its address set forth herein, such Lender's Specified Percentage of such Advance in immediately available funds in accordance with the Administrative Agent's instructions. Prior to 2:30 p.m., Dallas, Texas time, on the date of any Advance hereunder, the Administrative Agent shall, subject to satisfaction of the conditions set forth in Article 3, disburse the amounts made available to the Administrative Agent by the Lenders by (i) transferring such amounts by wire transfer pursuant to the Borrower's instructions, or (ii) in the absence of such instructions, crediting such amounts to the account of the Borrower maintained with the Administrative Agent. All Revolving Credit Advances shall be made by each Lender according to its Specified Percentage. Upon the request of any Lender, the Administrative Agent shall notify such Lender of the aggregate principal amount of Swing Line Advances outstanding at such time.

     (g) The Swing Line Bank shall, not later than 2:00 p.m., Dallas, Texas time, on the date of any Swing Line Advance, deliver to the Administrative Agent at its address set forth herein, the amount of such Swing Line Advance in immediately available funds in accordance with the Administrative Agent's instructions. Prior to 2:30 p.m., Dallas, Texas time, on the date of any Swing Line Advance, the Administrative Agent shall, subject to the conditions set forth in Article 3, disburse the amount made available to the Administrative
Agent by the Swing Line Bank by (i) transferring such amounts by wire transfer pursuant to the Borrower's instruction or (ii) in the absence of such instructions, crediting such amounts to the account of the Borrower maintained with the Administrative Agent. Forthwith upon demand by the Swing Line Bank at any time, including after a Default or Event of Default, and in any event upon the making of the direction specified by Section 8.2 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 8.2, each Lender, including the Swing Line Bank, notwithstanding the failure of the Borrower at such time to satisfy each condition specified in Article 3, shall make by 12:00 noon (Dallas, Texas time) on the first Business Day following receipt by such Lender of notice from the Swing Line Bank, a Revolving Credit Advance which is a Base Rate Advance in an amount equal to the product of (i) the Specified Percentage of such Lender times
(ii) the aggregate outstanding principal amount of the Swing Line Advances. The proceeds of such Revolving Credit Advances shall be applied by the Administrative Agent to repay the outstanding Swing Line Advances.

Section  2.3          Interest

     (a)          On  Base  Rate  Advances.

          (i) The Borrower shall pay interest on the outstanding unpaid principal amount of each Base Rate Advance from the date such Base Rate Advance is made until such Base Rate Advance is due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) and repaid at a simple interest rate per annum equal to the Base Rate Basis for the Base Rate Advances as in effect from time to time. If at any time the Base Rate Basis would exceed the Highest Lawful Rate, interest payable on the Base Rate Advances shall be limited to the Highest Lawful Rate, but the Base Rate Basis shall not thereafter be reduced below the Highest Lawful Rate until the total amount of interest accrued on the Base Rate Advances equals the amount of interest that would have accrued if the Base Rate Basis had been in effect at all times.

          (ii) Subject to Section 11.9 hereof, interest on the Base Rate Advances shall be computed on the basis of a year of 365 or 366 days, as appropriate, for the actual number of days elapsed, and shall be payable in arrears on each Quarterly Date and on the Maturity Date.

     (b) On  LIBOR  Advances.

          (i) The Borrower shall pay interest on the outstanding unpaid principal amount of each LIBOR Advance, from the date such Advance is made until it is due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) and repaid, at a rate per annum equal to the LIBOR Basis for such LIBOR Advance. The Administrative Agent, whose determination shall be controlling in the absence of demonstrable error, shall determine the LIBOR Basis on the second Business Day prior to the applicable funding, conversion or continuation date and shall notify the Borrower and the Lenders of such LIBOR Basis. The Administrative Agent shall, at the request of the Borrower, furnish such information concerning the calculation of the LIBOR Basis as the Borrower may reasonably request.

          (ii) Subject to Section 11.9 hereof, interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be payable in arrears on the applicable Payment Date and on the Maturity Date; provided, however, that if the Interest Period for such LIBOR Advance exceeds three months, interest shall also be due and payable in arrears on each three-month anniversary of the commencement of such Interest Period during such Interest Period.

     (c) On  Swing  Line  Advances.

          (i) The Borrower shall pay interest on the outstanding principal amount of such Swing Line Advance, from the date of such Swing Line Advance is made until it is due (whether at maturity, by reason of acceleration or otherwise) and repaid, at an interest rate per annum equal to a fixed interest rate agreed to by the Borrower and the Swing Line Bank for such Swing Line Advance, but in no event higher than the Highest Lawful Rate.

          (ii) Subject to Section 11.9 hereof, interest on each Swing Line Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be payable in arrears on the maturity date of each Swing Line Advance and on the Maturity Date.

     (d) Interest After an Event of Default. (i) Subject to Section 11.9 hereof, after an Event of Default (other than an Event of Default specified in Section 8.1(e) or (f) hereof) and during any continuance thereof, at the option of the Determining Lenders and after written notice to the Borrower by the Administrative Agent, and (ii) after an Event of Default specified in Section 8.1(e) or (f) hereof and during any continuance thereof, automatically and without any action by the Administrative Agent or any Lender, the Obligations shall bear interest at a rate per annum equal to the Default Rate. Such interest shall be payable on the earlier of demand or the Maturity Date, and shall accrue until the earlier of (i) waiver or cure of the applicable Event of Default, (ii) agreement by the Determining Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Lenders shall not be required to accelerate the maturity of the Advances or to exercise any other rights or remedies under the Loan Documents to charge interest at the Default Rate. The Lenders shall not be required to give notice to the Borrower of the decision to charge interest at the Default Rate.

     Section  2.4          Fees

     (a) Facility Fee. Subject to Section 11.9 hereof, the Borrower agrees to pay to the Administrative Agent, for the ratable account of the Lenders, a facility fee ("Facility Fee") in an amount equal to the product of (i) each Lender's Specified Percentage multiplied by the Commitment multiplied (ii) by the following per annum percentages, applicable in the following situations:


Applicability                                                                          Percentage
(a)  The Leverage Ratio is less than 1.75 to 1                                              0.150
(b)  The Leverage Ratio is greater than or equal to 1.75 to 1 but less than 2.25 to 1       0.175
(c)  The Leverage Ratio is greater than or equal to 2.25 to 1 but less than 2.75 to 1       0.200
(d)  The Leverage Ratio is greater than or equal to 2.75 to 1                               0.250



Such Facility Fee shall accrue beginning on the Agreement Date and shall be (i) payable in arrears on each Quarterly Date and on the Maturity Date, fully earned when due and, subject to Section 11.9 hereof, nonrefundable when paid and (ii) subject to Section 11.9 hereof, computed on the basis of a 360-day year, for the actual number of days elapsed. The Facility Fee shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of the Borrower as tested by using the Leverage Ratio as of the end of the most recent Fiscal Quarter (calculated for the twelve Fiscal Months preceding the date of determination). Any such increase or reduction in such fee shall be effective on the date which is two Business Days after receipt by the Lenders of the financial statements required pursuant to Section 6.1 or 6.2, as applicable, hereof and the Compliance Certificate required pursuant to Section 6.3 hereof. If such financial statements and Compliance Certificate are not received by the Lenders on the date required, the fee payable in respect of the Commitment shall be determined as if the Leverage Ratio is greater than or equal to 2.75 to 1 until such time as such financial statements and Compliance Certificate are received. Notwithstanding the above, until such time as the Lenders shall have received the financial statements required for the third Fiscal Quarter of the Borrower's 1998 Fiscal Year and related Compliance Certificate, the facility fee shall be determined as if the Leverage Ratio is greater than or equal to 2.25 to 1 but less than 2.75 to 1.

     (b) Closing Fee. Subject to Section 11.9 hereof, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender, a closing fee in the amounts specified in a letter agreement, dated as of the Agreement Date, between the Borrower and each Lender (the "Closing Fee Letter"). Such fee shall be payable on the Agreement Date, and, subject to Section 11.9 hereof, fully-earned when due and nonrefundable when paid.

     (c) Other Fees. Subject to Section 11.9 hereof, the Borrower agrees to pay to the Administrative Agent, for the account of (i) the Administrative Agent, the fees on the dates and in the amounts specified in the letter agreement (the "Administrative Agent Fee Letter"), dated as of the Agreement Date, between the Borrower and the Administrative Agent, and (ii) NationsBank, N.A. and NationsBanc Montgomery Securities LLC the fees specified in the Arrangement Fee Letter on the Agreement Date.

     Section  2.5          Prepayments

     (a) Voluntary Prepayments. Upon one Business Day's prior telephonic notice (to be promptly followed by written notice) by an Authorized Signatory to the Administrative Agent, Base Rate Advances may be voluntarily prepaid without premium or penalty. Upon two Business Days' prior telephonic notice (to be promptly followed by written notice) by an Authorized Signatory to the Administrative Agent, LIBOR Advances may be voluntarily prepaid, without premium or penalty, but only so long as the Borrower concurrently reimburses the Lenders in accordance with Section 2.9 hereof. Any notice of prepayment shall be irrevocable.

     (b) Mandatory Prepayment. On or before the date of any reduction of the Commitment, the Borrower shall first, prepay applicable outstanding Revolving Credit Advances and second, prepay Swing Line Advances in an amount necessary to reduce the sum of outstanding Revolving Credit Advances, Swing Line Advances and Reimbursement Obligations to an amount less than or equal to the Commitment as so reduced. To the extent required by the immediately preceding sentence, the Borrower shall first prepay all Base Rate Advances and shall thereafter prepay LIBOR Advances. To the extent that any prepayment requires that a LIBOR Advance be repaid on a date other than the last day of its Interest Period, the Borrower shall reimburse each Lender in accordance with Section 2.9 hereof. To the extent that outstanding Revolving Credit Advances and Swing Line Advances exceed the Commitment after any reduction thereof, the Borrower shall repay any such excess amount and all accrued interest attributable to such excess Revolving Credit Advances and Swing Line Advances on the date of such reduction.

     (c) Payments, Generally. Any prepayment of any Advance shall be accompanied by interest accrued on the principal amount being prepaid. Any voluntary partial payment of a Base Rate Advance shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $500,000. Any voluntary partial payment of a LIBOR Advance shall be in a principal amount which is at least $5,000,000 and which is an integral multiple of $1,000,000, and to the extent that any prepayment of a LIBOR Advance is made on a date other than the last day of its Interest Period, the Borrower shall reimburse each Lender in accordance with Section 2.9 hereof.

     Section  2.6          Reduction  of  Commitment

     (a) Voluntary Reduction. The Borrower shall have the right, upon not less than 5 Business Days' notice by an Authorized Signatory to the Administrative Agent (if telephonic, to be confirmed by telex or in writing on or before the date of reduction or termination), which shall promptly notify the Lenders, to terminate or reduce the Commitment. Each partial termination shall be in an aggregate amount which is at least $5,000,000 and which is an integral multiple of $1,000,000, and no voluntary reduction in the Commitment shall cause any LIBOR Advance to be repaid prior to the last day of its Interest Period unless the Borrower shall reimburse each Lender in accordance with Section 2.9 hereof. Any such reduction of the Commitment shall be applied pro rata among the Lenders based on the respective Specified Percentages.

     (b) Mandatory Reduction. On the Maturity Date, the Commitment shall be automatically reduced to zero.

     (c) General Requirements. Upon any reduction of the Commitment pursuant to this Section, the Borrower shall immediately make a repayment of Revolving Credit Advances and/or Swing Line Advances in accordance with Section 2.5(b) hereof. The Borrower shall reimburse each Lender in connection with any such payment in accordance with Section 2.9 hereof to the extent applicable. The Borrower shall not have any right to rescind any termination or reduction. Once reduced, the Commitment may not be increased or reinstated.

     Section 2.7 Non-Receipt of Funds by the Administrative AgentUnless the Administrative Agent shall have been notified by a Lender prior to the date of any proposed Advance (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Advance available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand, from the Borrower) together with interest thereon in respect of each day during the period commencing on the date such amount was available to the Borrower and ending on (but excluding) the date the Administrative Agent receives such amount from (a) the Lender, at a per annum rate equal to the lesser of (i) the Highest Lawful Rate or (ii) the Federal Funds Rate, or (b) the Borrower, at the per annum rate applicable at the time to such Advance. No Lender shall be liable for any other Lender's failure to fund an Advance hereunder. The failure or refusal by any Lender to make available to the Administrative Agent the proceeds of any Advance shall not relieve any Lender from its several obligation hereunder to make its Specified Percentage of any requested Advance available to the Administrative Agent.

     Section  2.8          Payment  of  Principal  of  Advances

     (a) Revolving Credit Advances. To the extent not otherwise required to be paid earlier as provided herein, the principal amount of the Revolving Credit Advances shall be due and payable on the Maturity Date.

     (b) Swing Line Advances. To the extent not otherwise required to be paid earlier as provided herein, the outstanding principal amount of each Swing Line Advance shall be due and payable on its maturity date pursuant to Section 2.2(c)(iii) hereof.

     Section 2.9 Reimbursement. Whenever any Lender shall sustain or incur any losses or reasonable out-of-pocket expenses in connection with (a) failure by the Borrower to borrow any LIBOR Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 hereof), (b) any prepayment for any reason of any LIBOR Advance in whole or in part (including, but not limited to, a prepayment pursuant to Section 9.3(b) hereof) on other than the last day of an Interest Period applicable to such LIBOR Advance or (c) any prepayment of any of its LIBOR Advances that is not made on any date specified in a notice of prepayment given by the Borrower, the Borrower agrees to pay to any such Lender, within 30 days after demand by such Lender, an amount sufficient to compensate such Lender for all such losses (including loss of anticipated profits) and
reasonable  out-of-pocket  expenses,  subject  to  Section  11.9  hereof.    A
certificate as to any amounts payable to any Lender under this Section 2.9 submitted to the Borrower by such Lender shall certify that such amounts were actually incurred by such Lender and shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent demonstrable error.

     Section  2.10          Manner  of  Payment.

     (a) Each payment (including prepayments) by the Borrower of the principal of or interest on the Advances, fees, and any other amount owed under this Agreement or any other Loan Document shall be made not later than 12:00 noon (Dallas, Texas time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's office, in lawful money of the United States of America constituting immediately available funds.

     (b) If any payment under this Agreement or any other Loan Document shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, unless, with respect to a payment due in respect of a LIBOR Advance, such Business Day falls in another calendar month, in which case payment shall be made on the preceding Business Day. Any extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

     (c) The Borrower agrees to pay principal, interest, fees and all other amounts due under the Loan Documents without deduction for set-off or counterclaim or any deduction whatsoever.

     (d) If some but less than all amounts due from the Borrower are received by the Administrative Agent, the Administrative Agent shall apply such amounts in the following order of priority; (i) to the payment of the Administrative Agent's expenses incurred on behalf of the Lenders then due and payable, if any; (ii) to the payment of all other fees then due and payable;
(iii) to the payment of interest then due and payable, first on the Revolving Credit Advances and, second on the Swing Line Advances; (iv) the payment of all other amounts not otherwise referred to in this clause (d) then due and payable under the Loan Documents; and (v) to the payment of principal then due and payable, first on the Revolving Credit Advances and, second on the Swing Line Advances.

     (e) At all times prior to the Lenders making a Revolving Credit Advance pursuant to Section 2.2(g) hereof, the Administrative Agent shall distribute all payments in respect of the Swing Line Advances to the Swing Line Bank. At such time, if any, that the Lenders make a Revolving Credit Advance pursuant to
Section 2.2(g) hereof, the Administrative Agent shall distribute all payments in respect of the Swing Line Advances to the Lenders in accordance with the respective Specified Percentages.

     Section 2.11 LIBOR Lending Offices. Each Lender's initial LIBOR Lending Office is set forth opposite its name in Schedule 2 attached hereto. Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate of such Lender as such Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Advance to such LIBOR Lending Office.

     Section 2.12 Sharing of Payments. If any Lender shall obtain a payment (whether voluntary or involuntary, due to the exercise of any right of set-off, or otherwise) on account of its Advances (other than pursuant to Sections 2.4(c), 2.14, 2.15(d), 9.3 or 9.5 hereof or in respect of Swing Line Advances) in excess of its Specified Percentage, then such Lender shall purchase from each other Lender such participation in the Advances made by such other Lender as shall be necessary to cause such purchasing Lender to share the excess payment pro rata according to its Specified Percentage; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section, to the fullest extent permitted by law, may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     Section 2.13 Calculation of LIBOR Rate. The provisions of this Agreement relating to calculation of the LIBOR Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Lender shall be entitled to fund and maintain its funding of all or any part of a LIBOR Advance as it sees fit.

     Section  2.14  Taxes.

     (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.10 hereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges and withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, (i) taxes imposed on, based upon or measured by its overall net income, net worth or capital, and franchise taxes, doing business taxes or minimum taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or in which it has its applicable lending office or any political subdivision thereof; (ii) taxes imposed by reason of failure by the Lender or the Administrative Agent to comply with the requirements of paragraph (e) of this Section 2.14; (iii) in the case of any Lender, any taxes in the nature of transfer, stamp, recording or documentary taxes resulting from a transfer (other than as a result of foreclosure) by such Lender of all or any portion of its interest in this Agreement, the Notes or any other Loan Documents; and (iv) taxes, levies, imposts, deductions, charges, withholdings and liabilities which are finally judicially determined by a court of competent jurisdiction to have arisen as a result of gross negligence or wilful misconduct of the Administrative Agent or any Lender (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by Law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, to the extent not prohibited by Applicable Law, (x) the sum payable shall be increased as may be necessary so that after making all required deductions for Taxes (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions and (z) the Borrower shall pay the full amount of Taxes deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

     (b) In addition, the Borrower agrees to pay any and all stamp and documentary taxes and any and all other excise and property taxes, charges and similar levies (other than those described in clauses (iii) and (iv) of the first sentence of Section 2.14(a)) that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender or the Administrative Agent (as the case may be) and all liabilities (including penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted, other than penalties, additions to tax, interest and expenses which are finally judicially determined by a court of competent jurisdiction to have arisen as a result of gross negligence or wilful misconduct on the part of such Lender or the Administrative Agent. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof. For purposes of this Section 2.14 the terms "United States" and "United States Person" shall have the meanings set forth in
Section  7701  of  the  Code.

     (e)     Each Lender which is not a United States Person hereby agrees that:

          (i) it shall, no later than the Agreement Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 11.6 after the Agreement Date, the date upon which such Lender becomes a party hereto) and at such times as necessary in the reasonable determination of the Borrower, deliver to the Borrower through the Administrative Agent, with a copy to the Administrative Agent:

          (A) if any lending office is located in the United States, two (2) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor form thereto ("Form 4224"),

          (B) if any lending office is located outside the United States, two (2) accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor form thereto ("Form 1001"), in each case establishing that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest, fees, or other amounts payable at such lending office or lending offices under this Agreement or any other Loan Document free from deduction or withholding of United States federal income tax;

          (ii) if at any time such Lender changes its lending office or lending offices or selects an additional lending office it shall, at the same time or reasonably promptly thereafter, but only to the extent the forms previously delivered by it hereunder are not effective with respect to such changed or additional lending office or lending offices, deliver to the Borrower through the Administrative Agent, with a copy to the Administrative Agent, in replacement for the forms previously delivered by it hereunder:

          (A) if such changed or additional lending office is located in the United States, two (2) accurate and complete signed originals of Form 4224; or

          (B) otherwise, two (2) accurate and complete signed originals of Form 1001,

     in each case establishing that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest, fees, or other amounts payable at such changed or additional lending office under this Agreement or any other Loan Document free from deduction of withholding of United States federal income tax;

          (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in clause
(ii) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Lender and if the delivery of the same be lawful, deliver to the Borrower through the Administrative Agent, with a copy to the Administrative Agent, two (2) accurate and complete original signed copies of Form 4224 or Form 1001, in each case establishing that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest, fees, or other amounts payable under this Agreement or any other Loan Document free from deduction or withholding of United States federal income tax, in replacement for the forms previously delivered by such Lender;

          (iv) it shall, promptly upon the request of the Borrower to that effect, deliver to the Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes;

          (v) it shall notify the Borrower promptly after any event (including an amendment to or a change in any applicable law or regulation or in the written interpretation thereof by any regulatory authority or any judicial authority or by ruling applicable to such Lender of any governmental authority charged with the interpretation or administration of any law) shall occur that results in such Lender no longer being capable of receiving payments under this Agreement without any deduction or withholding of United States federal income tax; and

          (vi)       if such Lender is not a "bank" or other person described in
Section 881(c)(3) of the Code and cannot deliver either Form 4224 or Form 1001, a statement that such Lender is not a "bank" under Section 881(c)(3)(A) of the Code and two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender.

     (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.14 shall survive the payment in full of the Obligations.

     (g) Each Lender (and the Administrative Agent with respect to payments to the Administrative Agent for its own account) agrees that (i) it will take all reasonable actions by all usual means to maintain all exemptions, if any, available to it from United States withholding taxes (whether available by treaty, existing administrative waiver or by virtue of the location of any Lender's lending office), and (ii) it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the sole judgment of such Lender, be disadvantageous to such Lender; provided, however, no Lender nor the Administrative Agent shall be obligated by reason of this Section 2.14(g) to (a) disclose any information regarding its tax affairs or tax computations or reorder its tax or other affairs or tax or other planning or (b) contest the payment of any Taxes or Other Taxes. Subject to the foregoing, to the extent the Borrower pays sums pursuant to this Section 2.14 and the Lender or the Administrative Agent receives a refund of any or all of such sums, the party receiving such refund shall promptly pay over all such refunded sums to the Borrower, provided that no Default or Event of Default is in existence at such time. At such time, if any, that such Default or Event of Default is cured or waived, the party receiving such refund shall promptly pay over all such refunded sums to the Borrower.

     Section  2.15          Letters  of  Credit.

     (a) The Letter of Credit Facility. The Borrower may request the Issuing Bank, on the terms and conditions hereinafter set forth, to issue, and the Issuing Bank shall, if so requested, issue, one or more Letters of Credit for the account of the Borrower and/or any of its Subsidiaries (provided that, if any Letter of Credit is issued for the account of any Subsidiary, the
Borrower shall be jointly and severally liable with respect to such Letter of Credit pursuant to the terms of the Letter of Credit Agreement (as defined below) governing such Letter of Credit) from time to time on any Business Day from the date of the initial Advance until the Maturity Date in an aggregate maximum amount (assuming compliance with all conditions to drawing) not to exceed, at any time outstanding, the lesser of (i) $50,000,000 (the "Letter of Credit Facility") and (ii) an amount equal to the Commitment minus the aggregate principal amount of Revolving Credit Advances and Swing Line Advances then outstanding. No Letter of Credit shall have an expiration date (including all rights of renewal) later than the earlier of (i) ten days prior to the Maturity Date or (ii) one year after the date of issuance thereof. Immediately upon the issuance of each Letter of Credit (or upon satisfaction of the conditions precedent set forth in Sections 3.1 and 3.2 hereof with respect to the Existing Letters of Credit), the Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Issuing Bank, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement in respect thereof in an amount equal to the product of (x) such Lender's Specified Percentage times (y) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.15(a), repay any Revolving Credit Advances resulting from drawings thereunder pursuant to Section 2.15(c) hereof and request the issuance of additional Letters of Credit under this Section 2.15(a).

     (b) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 a.m. (Dallas, Texas time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank and the Administrative Agent. Each Letter of Credit shall be issued upon notice given in accordance with the terms of any separate agreement between the Borrower and the Issuing Bank in form and substance reasonably satisfactory to the Borrower and the Issuing Bank providing for the issuance of Letters of Credit pursuant to this Agreement (a "Letter of Credit Agreement"), provided that if any terms and conditions of such Letter of Credit Agreement are inconsistent with or more restrictive than this Agreement, this Agreement shall control. Each such notice of issuance of a Letter of Credit by the Borrower (a "Notice of Issuance") shall be by telephone or telecopier, specifying therein, in the case of a Letter of Credit, the requested
(i) date of such issuance (which shall be a Business Day), (ii) maximum amount of such Letter of Credit, (iii) expiration date of such Letter of Credit, (iv) name and address of the beneficiary of such Letter of Credit, and (v) form of such Letter of Credit and specifying such other information as shall be required pursuant to the relevant Letter of Credit Agreement. Upon sending each Notice of Issuance to the Issuing Bank, the Borrower shall promptly send a copy thereof to the Administrative Agent. If the requested terms of such Letter of Credit are acceptable to the Issuing Bank in its reasonable discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article 3 hereof, make such Letter of Credit available to the Borrower at its office referred to in Section 11.1 hereof or as otherwise agreed with the Borrower in connection with such issuance. No less than once each calendar month, the Issuing Bank shall give a summary report of the issued and outstanding Letters of Credit to the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

     (c) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Revolving Credit Advance, which shall bear interest at the Base Rate Basis, in the amount of such draft (but without any requirement for compliance with the conditions set forth in Article 3 hereof). In the event that a drawing under any Letter of Credit is not reimbursed by the Borrower by 12:00 noon (Dallas, Texas time) on the first Business Day after such drawing, the Issuing Bank shall promptly notify Administrative Agent, which shall notify each other Lender. Each such Lender shall, on the first Business Day following such notification, make a Revolving Credit Advance (or, if as a result of any Debtor Relief Law, the Lenders are prohibited from making a Revolving Credit Advance, each Lender shall fund its participation purchased pursuant to Section 2.15(a) hereof by making such amount available to the Administrative Agent), which shall bear interest at the Base Rate Basis, and shall be used to repay the applicable portion of the Issuing Bank's Advance with respect to such Letter of Credit, in an amount equal to the amount of its participation in such drawing for application to reimburse the Issuing Bank (but without any requirement for compliance with the applicable conditions set forth in Article 3 hereof) and shall make available to the Administrative Agent for the account of the Issuing Bank, by deposit at the Administrative Agent's office, in same day funds, the amount of such Advance. In the event that any Lender fails to make available to the Administrative Agent for the account of the Issuing Bank the amount of such Advance, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon at a rate per annum equal to the lesser of (i) the Highest Lawful Rate or (ii) the Federal Funds Rate.

     (d) Increased Costs. If, (i) any change or phase-in after the Agreement Date in any Law or in the interpretation thereof by any Tribunal charged with the administration thereof or (ii) compliance by a Lender with any Law or any guideline or requirement from any central bank or Tribunal (whether or not having the force of law) adopted or promulgated after the Agreement Date (including any implementation of the Basle Accord or similar guideline or requirement adopted, promulgated or becoming effective after the Agreement Date) shall either (A) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit or guarantees issued by, or assets held by, or deposits in or for the account of, the Issuing Bank or any Lender or any corporation controlling the Issuing Bank or any Lender or (B) impose on the Issuing Bank or any Lender or any corporation controlling the Issuing Bank or any Lender any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in the preceding clause (A) or (B) shall be to increase the cost to the Issuing Bank or any corporation controlling the Issuing Bank of issuing or maintaining any Letter of Credit or to any Lender or any corporation controlling such Lender of purchasing any participation therein or making any Advance pursuant to Section 2.15(c) hereof ("Increased Letter of Credit Costs"), then, within 30 days after demand by the Issuing Bank or such Lender, the Borrower shall, subject to Section 11.9 hereof, pay to the Issuing Bank or such Lender, from time to time as specified by the Issuing Bank or such Lender, additional amounts that shall be sufficient to compensate the Issuing Bank or such Lender or any corporation controlling such Lender for such Increased Letter of Credit Costs. A certificate as to the amount of such Increased Letter of Credit Costs, submitted to the Borrower by the Issuing Bank or such Lender, shall certify that such Increased Letter of Credit Costs were actually incurred by the Issuing Bank or such Lender and shall show in reasonable detail an accounting of the amount payable and the calculation used to determine in good faith such amount and shall be conclusive absent demonstrable error. In determining such amount, the Issuing Bank or such Lender may use any reasonable averaging or attribution method.

     (e) Obligations Absolute. The obligations of the Borrower under this Agreement with respect to any Letter of Credit, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit or any Revolving Credit Advance pursuant to Section 2.15(c) hereof shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

          (i) any lack of validity or enforceability of this Agreement, any other Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "L/C Related Documents");

          (ii) (A) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of the Letters of Credit or any Revolving Credit Advance pursuant to Section 2.15(c) hereof or (B) any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

          (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Related Documents or any unrelated transaction;

          (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, except to the extent that any such forged, fraudulent, invalid, insufficient, untrue or inaccurate statement was relied upon as a result of the Issuing Bank's gross negligence or willful misconduct;

          (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of the Letter of Credit, except for any payment made upon the Issuing Bank's gross negligence or willful misconduct;

          (vi) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of the Borrower in respect of the Letters of Credit or any Revolving Credit Advance pursuant to Section 2.15(c) hereof; or

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor, other than the Issuing's Bank gross negligence or willful misconduct.

     (f)          Compensation  for  Letters  of  Credit.

          (i) Credit Fee. Subject to Section 11.9 hereof, the Borrower shall pay to the Administrative Agent for the account of the Lenders according to their Specified Percentages, a per annum fee (which shall be payable quarterly in arrears on each Quarterly Date and on the Maturity Date) equal to the product of the Applicable Margin in effect from time to time for Revolving Credit Advances multiplied by the average daily amount available for drawing under all outstanding Letters of Credit. Subject to Section 11.9 hereof, such fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

          (ii) Fronting Fee. Subject to Section 11.9 hereof, the Borrower shall pay to the Administrative Agent for the account of the Issuing Bank a per annum fronting fee (which shall be payable quarterly in arrears on each Quarterly Date and on the Maturity Date) in an amount equal to the product of 0.125% multiplied by the average daily amount available for drawing under all outstanding Letters of Credit. Subject to Section 11.9 hereof, such fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

          (iii) Administrative Fee. Subject to Section 11.9 hereof, the Borrower shall pay, with respect to each amendment, renewal or transfer of each Letter of Credit and each drawing made thereunder, reasonable documentary and processing charges in accordance with the Issuing Bank's standard schedule for such charges in effect at the time of such amendment, renewal, transfer or drawing, as the case may be.

     (g)          L/C  Cash  Collateral  Account.

          (i) Upon the occurrence of an Event of Default and demand by the Administrative Agent pursuant to Section 8.2(c) hereof (except in the case of an Event of Default specified in Section 8.1(e) or (f) hereof, without any demand or taking of any other action by the Administrative Agent or any Lender), the Borrower will promptly pay to the Administrative Agent in immediately available funds an amount equal to the maximum amount then available to be drawn under the
Letters  of  Credit  then  outstanding.    Any  amounts  so  received  by  the
Administrative Agent shall be deposited by the Administrative Agent in a deposit account maintained by the Administrative Agent (the "L/C Cash Collateral Account").

          (ii) As security for the payment of all Reimbursement Obligations and for any other Obligations, the Borrower hereby grants, conveys, assigns, pledges, sets over and transfers to the Administrative Agent (for the benefit of the Issuing Bank and Lenders), and creates in the Administrative Agent's favor (for the benefit of the Issuing Bank and Lenders) a Lien in, all money, instruments and securities at any time held in or acquired in connection with the L/C Cash Collateral Account, together with all proceeds thereof. The L/C Cash Collateral Account shall be under the sole dominion and control of the Administrative Agent and the Borrower shall have no right to withdraw or to cause the Administrative Agent to withdraw any funds deposited in the L/C Cash Collateral Account during the continuance of any Event of Default. At any time and from time to time, upon the Administrative Agent's reasonable request, the Borrower promptly shall execute and deliver any and all such further instruments and documents, including UCC financing statements, as may be necessary, appropriate or desirable in the Administrative Agent's reasonable judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this paragraph (ii) and of the rights and powers herein granted. The Borrower shall not create or suffer to exist any Lien on any amounts or investments held in the L/C Cash Collateral Account other than the Lien granted under this paragraph (ii).

          (iii) The Administrative Agent shall (A) apply any funds in the L/C Cash Collateral Account on account of Reimbursement Obligations when the same become due and payable, (B) after the Maturity Date, apply any proceeds remaining in the L/C Cash Collateral Account first to pay any unpaid Obligations then outstanding hereunder and then to refund any remaining amount to the Borrower.

          (iv) The Borrower, no more than once in any calendar month, may direct the Administrative Agent to invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in (A) Cash and Cash Equivalents or direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof and (B) one or more other types of investments permitted by the Determining Lenders, in each case with such maturities as the Borrower, with the consent of the Determining Lenders, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. In the absence of any such direction from the Borrower, the Administrative Agent shall invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in one or more types of investments with the consent of the Determining Lenders with such maturities as the Administrative Agent, with the consent of the Determining Lenders, may determine, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. All such investments shall be made in the Administrative Agent's name for the account of the Lenders, subject to the ownership interest therein of the Borrower. The Borrower recognizes that any losses or taxes with respect to such investments shall be borne solely by the Borrower, and the Borrower agrees to hold the Administrative Agent and the Lenders harmless from any and all such losses and taxes, the Administrative Agent may liquidate any investment held in the L/C Cash Collateral Account in order to apply the proceeds of such investment on account of the Reimbursement Obligations as provided in Section 2.15(g)(iii) hereof (or on account of any other Obligation then due and payable, as the case may be) without regard to whether such investment has matured and without liability for any penalty or other fee incurred (with respect to which the Borrower hereby agrees to reimburse the Administrative Agent) as a result of such application.

          (v) After the establishment of the L/C Cash Collateral Account pursuant to Section 2.15(g)(i) hereof, the Borrower shall pay to the Administrative Agent the fees customarily charged by the Administrative Agent with respect to the maintenance of accounts similar to the L/C Cash Collateral Account.

          (vi) At such time as no Event of Default is in existence, the Administrative Agent shall return any amount remaining in the L/C Cash Collateral Account to the Borrower.


     ARTICLE  3          Conditions  Precedent

     Section 3.1 Conditions Precedent to the Initial Advances and the Initial Letters of Credit. The obligation of each Lender to make the initial Advance (and participate in the Existing Letters of Credit) and the obligation of the Issuing Bank to issue the initial Letter of Credit is subject to (i) receipt by the Administrative Agent of the following items which are to be delivered, in form and substance reasonably satisfactory to each Lender, with a copy (except for the Notes and this Agreement) for each Lender, and (ii) satisfaction of the following conditions which are to be satisfied:

     (a) A loan certificate of each Obligor required by the Administrative Agent to be delivered certifying as to the accuracy of its representations and warranties in the Loan Documents, certifying, in the case of any such Obligor, that no Default or Event of Default has occurred, and including a certificate of incumbency with respect to each Authorized Signatory, and including (i) a copy of the articles or certificate of incorporation or other organizational documents of such Obligor, certified to be true, complete and correct by the secretary of state of its state of organization, (ii) a copy of a certificate of good standing and a certificate of existence for its state of organization and, in the case of any such Obligor, each state in which the nature of its business requires it to be qualified to do business, (iii) a copy of such Obligor's bylaws, partnership agreement or similar document, certified to be true, complete and correct by its secretary or general partner, as the case may be, and (iv) a copy of corporate or similar resolutions authorizing the execution, delivery and performance of the Loan Documents to be executed by such Obligor;

     (b) a certificate of incumbency with respect to each Authorized Signatory of each Obligor not required to be delivered pursuant to clause (a) immediately above, together with a copy of corporate or similar resolutions authorizing the execution, delivery and performance of the Loan Documents to be executed by such Obligor;

     (c) a duly executed Revolving Credit Note, payable to the order of each Lender and in an amount for each Lender equal to its Specified Percentage of the Commitment;

     (d) opinions of counsel to each Obligor addressed to the Lenders and in form and substance reasonably satisfactory to the Administrative Agent and Special Counsel, dated the Agreement Date, and covering certain of the matters set forth in Sections 4.1(a), (b), (c), (h), (m), (n) and (p) and such other matters incident to the transactions contemplated hereby as the Administrative Agent or Special Counsel may reasonably request;

     (e) reimbursement for the Administrative Agent for Special Counsel's reasonable and customary fees (on an hourly basis) and expenses rendered through the Agreement Date;

     (f) evidence that all proceedings of each Obligor taken in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and Special Counsel; and the Administrative Agent shall have received copies of all documents or other evidence which the Administrative Agent or Special Counsel may reasonably request in connection with such transactions;

     (g) any fees or any expenses required to be paid pursuant to Section 2.4(b) hereof, the Administrative Agent Fee Letter and the Arrangement Fee Letter;

     (h) simultaneously with the making of the initial Advance, executed UCC-3 Termination Statements to be filed in appropriate jurisdictions to terminate all Liens against assets of the Borrower and its Subsidiaries other than Permitted Liens (or written agreements from each holder of such Liens to promptly execute such Termination Statements);

     (i) all Indebtedness of the Borrower and its Subsidiaries not otherwise permitted pursuant to Sections 7.1 and 7.2 hereof shall have been (or shall be consummated simultaneously with the initial Advance hereunder) refinanced or repaid in full and all obligations of the Borrower and its Subsidiaries under such Indebtedness shall terminate;

     (j) the duly executed Swing Line Note, payable to the order of the Swing Line Bank in the amount of the Swing Line Facility;

     (k) the Compliance Certificate, duly executed as of the Fiscal Quarter ended March 25, 1998, evidencing that no Default or Event of Default would have occurred at the end of such Fiscal Quarter had this Agreement been in effect at such time;

     (l) the duly executed Subsidiary Guaranty executed by all Guarantors (which shall be all Subsidiaries of the Borrower which are not Non-Guarantors);

     (m)       the Schedule of Non-Guarantors in the form of Schedule 10 hereto;
and

     (n) in form and substance reasonably satisfactory to the Administrative Agent and Special Counsel, such other documents, instruments and certificates as the Administrative Agent or any Lender may reasonably require in connection with the transactions contemplated hereby.

     Section 3.2 Conditions Precedent to All Advances and Letters of Credit. The obligation of each Lender to make each Advance hereunder (including the initial Advance) and the obligation of the Issuing Bank to issue or extend each Letter of Credit (including the initial Letter of Credit) is subject to fulfillment of the following conditions immediately prior to or contemporaneously with each such Advance or issuance or extension:

     (a) With respect to each Advance and each issuance or extension of a Letter of Credit, all of the representations and warranties of the Borrower under this Agreement, which, pursuant to Section 4.2 hereof, are made at and as of the time of each such Advance or issuance, shall be true and correct, both before and after giving effect to the application of the proceeds of the Advance or Letter of Credit;

     (b) The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency delivered in the Borrower's loan certificate pursuant to Section 3.1(a) or 3.1(b) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent. The Lenders may, without waiving this condition, consider it fulfilled and a representation by the Borrower made to such effect if no written notice to the contrary, dated on or before the date of such Advance or Letter of Credit, is received by the Administrative Agent from the Borrower prior to the making of such Advance or issuance or extension of such Letter of Credit;

     (c)          There shall not exist a Default or Event of Default hereunder;

     (d) The aggregate Advances and Letters of Credit, after giving effect to such proposed Advance or Letter of Credit, shall not exceed the maximum principal amount then permitted to be outstanding hereunder;

     (e) No order, judgment, injunction or decree of any Tribunal shall purport to enjoin or restrain any Lender or the Issuing Bank from making any Advance or issuing or extending any Letter of Credit;

     (f) There shall be no Litigation pending against, or, to the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries, or in any other manner relating directly and adversely to the Borrower or any of its Subsidiaries, or any of their respective properties, in any court or before any arbitrator of any kind or before or by any governmental body which could reasonably be expected to have a Material Adverse Effect; and

     (g) There shall have occurred no material adverse change in the business, assets, operations, prospects or conditions (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, since December 31, 1997.

     Notwithstanding the above, the obligation of each Lender to make a Revolving Credit Advance pursuant to Sections 2.2(g) and 2.15(c) (or fund its participation in respect of Letters of Credit pursuant to Section 2.15(c)) shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (i) the occurrence of any Default or Event of Default, (ii) the failure of the Borrower to satisfy any condition set forth in this Section 3.2, or (iii) any other circumstance, happening or event whatsoever, except that, notwithstanding clauses (i), (ii) and (iii) immediately above, the conditions precedent set forth in Sections 3.1 and 3.2 with respect to the Swing Line Advance or the Letter of Credit for which such Revolving Credit Advance is made pursuant to Section 2.2(g) or 2.15(c) (or participation funded) shall have been satisfied in full at the time of the making of such Swing Line Advance or the issuance or extension of such Letter of Credit.

     Section 3.3 Conditions Precedent to Conversions and Continuations. The obligation of the Lenders to convert any existing Base Rate Advance into a LIBOR Advance or to continue any existing LIBOR Advance is subject to the condition precedent that on the date of such conversion or continuation no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation. The acceptance of the benefits of each such conversion and continuation shall constitute a representation and warranty by the Borrower to each of the Lenders that no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation.


     ARTICLE  4

     Representations  and  Warranties

     Section 4.1 Representations and Warranties. The Borrower hereby represents and warrants to each Lender as follows:

     (a) Organization; Power; Qualification. As of the Agreement Date, the respective jurisdiction of organization or incorporation of the Borrower and its Subsidiaries and the percentage ownership by the Borrower and its Subsidiaries of any Subsidiary listed on Schedule 4 are true and correct. All of the outstanding  Capital  Stock  of  the  Borrower  and  its Subsidiaries is validly
issued,  fully  paid  and  non-assessable.    Each  of  the  Borrower  and  its
Subsidiaries is a corporation or other legal Person duly organized, validly existing and in good standing under the laws of its state of incorporation or organization. Each of the Borrower and its Subsidiaries has the legal power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted, except where the failure to have such power and authority could not reasonably be expected to have a Material Adverse Effect. Each of the Borrower and its Subsidiaries is authorized to do business and is duly qualified and in good standing in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except where the failure to be so qualified or authorized could not reasonably be expected to have a Material Adverse Effect.

     (b) Authorization. The Borrower has legal power and has taken all necessary legal action to authorize it to borrow and request Letters of Credit hereunder. Each of the Borrower and its Subsidiaries has legal power and has taken all necessary legal action to execute, deliver and perform the Loan Documents to which it is party in accordance with the terms thereof, and to consummate the transactions contemplated thereby. Each Loan Document has been duly executed and delivered by the Borrower or its Subsidiary executing it. Each of the Loan Documents to which the Borrower or any of its Subsidiaries is a party is a legal, valid and binding obligation of the Borrower or such Subsidiary, as applicable, enforceable in accordance with its terms, subject, to enforcement of remedies, to the following qualifications: (i) equitable principles generally, and (ii) Debtor Relief Laws (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any such Subsidiary).

     (c) Compliance with Other Loan Documents and Contemplated Transactions. The execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents to which they are respectively a party, and the consummation of the transactions contemplated thereby, do not and will not (i) require any consent or approval necessary on or prior to the Agreement Date not already obtained, (ii) violate any Applicable Law, (iii) conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws or other applicable organizational documents of the Borrower or any of its Subsidiaries, (iv) conflict with, result in a breach of, or constitute a default under any Necessary Authorization, indenture, agreement or other instrument, to which the Borrower or any of its Subsidiaries is a party or by which they or their respective properties may be bound, or (v) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Subsidiaries.

     (d) Business. The Borrower is a holding company, and its Subsidiaries are engaged primarily in the operation of private clubs (including city, city/athletic, athletic and country clubs), resorts, golf clubs and public golf facilities through sole ownership, partial ownership (including joint venture interests) and management agreements and other activities related thereto, including, but not limited to, the hospitality business.

     (e) Licenses, etc. All Necessary Authorizations have been duly obtained, and are in full force and effect without any known conflict with the rights of others and free from any unduly burdensome restrictions. The Borrower and its Subsidiaries are and will continue to be in compliance with all provisions thereof, except to the extent that any such failure to comply could not reasonably be expected to have a Material Adverse Effect. No circumstance exists which could reasonably be expected to impair the utility of the Necessary Authorization or the right to renew such Necessary Authorization the effect of which could reasonably be expected to have a Material Adverse Effect. No
Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened challenge, suspension, cancellation or revocation, the effect of which could reasonably be expected to have a Material Adverse Effect.

     (f) Compliance with Law. The Borrower and its Subsidiaries are in compliance in all respects with all Applicable Laws (including, without limitation, all Applicable Environmental Laws), except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     (g) Title to Properties. The Borrower and its Subsidiaries have good title to, or a valid leasehold or subleasehold interest in, all of their material assets. None of their assets are subject to any Liens, except Permitted Liens. No financing statement or other Lien filing (except relating to Permitted Liens and other Liens for which releases and UCC-3 Termination Statements have been obtained pursuant to Section 3.1(h) hereof) is on file in any state or jurisdiction that names the Borrower or any of its Subsidiaries as debtor or covers (or purports to cover) any assets of the Borrower or any of its Subsidiaries, except for Indebtedness with respect to which the requirements of
Section 3.1(h) hereof have been satisfied. The Borrower and its Subsidiaries have not signed any such financing statement or filing, nor any security agreement authorizing any Person to file any such financing statement or filing (except relating to Permitted Liens).

     (h) Litigation. Except as disclosed in writing to the Lenders prior to the Agreement Date, as of the Agreement Date there is no Litigation pending against, or, to the Borrower's current actual knowledge, threatened against the Borrower or any of its Subsidiaries, or in any other manner relating directly and adversely to the Borrower or any of its Subsidiaries, or any of their respective properties, in any court or before any arbitrator of any kind or before or by any governmental body in which the amount claimed in an aggregate amount (excluding liabilities for which credit worthy insurance companies have acknowledged coverage) exceeds $1,000,000.

     (i) Taxes. All federal, state and other tax returns of the Borrower and its Subsidiaries required by law to be filed have been duly filed, or extensions have been timely filed, and all Taxes shown to be due and payable on such returns, have been paid, unless the same are being diligently contested in accordance with Section 5.6 hereof. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of their Taxes are, in the reasonable judgment of the Borrower, adequate.

     (j)          Financial  Statements;  Material  Liabilities.

          (i) The Borrower has heretofore delivered to Lenders the audited consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 1997, and the related statements of earnings and changes in shareholders' equity and statement of cash flows for the Fiscal Year then ended (the "Financial Statements"). The Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position of the Borrower and its Subsidiaries as at the date thereof and the combined results of operations and cash flows for the period covered thereby.

          (ii) The projected financial statements of the Borrower and its Subsidiaries, delivered to the Lenders prior to or on the Agreement Date are based on good faith estimates and assumptions made by the management of the Borrower and believed to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

          (iii) The financial statements of the Borrower and its Subsidiaries delivered to the Lenders pursuant to Section 6.1 and 6.2 hereof fairly present in all material respects their respective financial condition and their respective results of operations as of the dates and for the periods shown, all in accordance with GAAP, subject to normal year-end adjustments. The latest of such financial statements reflects all material liabilities, direct and contingent, of the Borrower and each Subsidiary of the Borrower that are required to be disclosed in accordance with GAAP.

     (k)          No  Adverse  Change.    Since  December  31, 1997, no event or
circumstance has occurred or arisen which is reasonably likely to have a Material Adverse Effect.

     (l) ERISA. Each Plan of the Borrower and its Controlled Group (other than any Multiemployer Plan) is in compliance in all material respects with the applicable provisions of ERISA, the Code, and any other applicable Law, except to the extent that failure to so comply would not reasonably be expected to have a Material Adverse Effect. With respect to each Plan (other than any Multiemployer Plan) of the Borrower and each member of its Controlled Group, all reports required under ERISA or any other Applicable Law to be filed with any Tribunal, the failure of which to file could reasonably be expected to result in liability of the Borrower or any member of its Controlled Group in excess of $500,000, have been duly filed. All such reports are true and correct in all material respects as of the date given. No Plan of the Borrower or any member of its Controlled Group has been terminated under Section 4041(c) of ERISA nor has any accumulated funding deficiency (as defined in Section 412(a) of the
Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested the result of which could reasonably be expected to have a Material Adverse Effect. None of the Borrower or any member of its Controlled Group has failed to make any contribution or pay any amount due or owing as required under the terms of any such Plan, or by Section 412 of the Code or
Section 302 of ERISA by the due date under Section 412 of the Code and Section 302 of ERISA, the result of which could reasonably be expected to have a Material Adverse Effect. There has been no ERISA Event or any event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Plan or its related trust of the Borrower or any member of its Controlled Group since the effective date of ERISA, the result of which could reasonably be expected to have a Material Adverse Effect. The present value of the benefit liabilities, as defined in Title IV of ERISA, of each Plan subject to Title IV of ERISA (other than a Multiemployer Plan) of the Borrower and each member of its Controlled Group does not exceed the present value of the assets of each such Plan as of the most recent valuation date using each such Plan's actuarial assumptions at such date by an amount which could reasonably be expected to have a Material Adverse Effect. There are no pending, or to the Borrower's knowledge threatened, claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and neither the Borrower nor any member of its Controlled Group has knowledge of any threatened litigation or claims against, the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan, the result of which could reasonably be expected to have a Material Adverse Effect. None of the Borrower or, to the Borrower's knowledge, any member of its Controlled Group has engaged in any prohibited transactions, within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Plan the result of which could reasonably be expected to have a Material Adverse Effect. None of the Borrower or any member of its Controlled Group has withdrawn from any Multiemployer Plan, nor has incurred or reasonably expects to incur (A) any liability under Title IV of ERISA (other than premiums due under Section 4007 of ERISA to the PBGC), (B) any withdrawal liability (and no event has occurred which with the giving of notice under Section 4219 of ERISA would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan, or (C) any liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA, the result of which could reasonably be expected to have a Material Adverse Effect. None of the Borrower, any member of its Controlled Group, or any organization to which the Borrower or any member of its Controlled Group is a successor or parent corporation within the meaning of ERISA Section 4069(b), has engaged in a transaction within the meaning of ERISA Section 4069, the result of which could reasonably be expected to have a Material Adverse Effect. Any Plan that is a welfare benefit plan within the meaning of 3(1) of ERISA maintained or contributed by the Borrower or any member of its Controlled Group and which provides for continuing benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment may be terminated by the Borrower or any member of its Controlled Group at any time without liability other than liability that could not reasonably be expected to have a Material Adverse Effect. Each of Borrower and its Controlled Group which maintains a Plan which is a welfare benefit plan within the meaning of Section 3(1) of ERISA has complied in all material respects with the provisions of Parts 6 and 7 of subtitle B of Title I of ERISA, as amended, and the regulations thereunder, except to the extent that the failure to so comply could not reasonably be expected to have a Material Adverse Effect. None of the Borrower or any member of its Controlled Group maintains or has established a multiemployer welfare benefit arrangement within the meaning of Section 3(40)(A) of ERISA.

     (m) Compliance with Regulations G, T, U and X. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System. No more than 25% of the assets of the Borrower and its Subsidiaries are margin stock. None of the Borrower and its Subsidiaries nor any agent acting on their behalf, have taken or will take any action which might cause the Borrower, the Lenders, this Agreement or any other Loan Document to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect. Neither the making of any Advances, the issuance or extension of any Letters of Credit nor the application of any proceeds thereof will violate, or be inconsistent with, the provisions Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

     (n) Required Consents. The Borrower and its Subsidiaries are not required to obtain any material Necessary Authorization on or prior to the Agreement Date that has not already been obtained from, or effect any material filing or registration that has not already been effected with, any Tribunal in connection with the execution and delivery of this Agreement or any other Loan Document, or the performance thereof, in accordance with their respective terms, including any borrowings hereunder.

     (o) Absence of Default. The Borrower and its Subsidiaries are in compliance in all material respects with all of the provisions of their certificate of incorporation, by-laws and other organizational documents, and no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, (i) an Event of Default or
(ii) a default by the Borrower or any of its Subsidiaries under any indenture, agreement or other instrument, or any judgment, decree or order to which the Borrower or any of its Subsidiaries or by which they or any of their respective properties is bound, the result of which with respect to any default set forth in clause (ii) could reasonably be expected to have a Material Adverse Effect.

     (p) Governmental Regulation. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment
Company Act of 1940, as amended, or a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended. Neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Notes violates any provision of such act or requires any consent, approval, or authorization of, or registration with, the Securities and Exchange Commission or any other Tribunal pursuant to any provisions of such act.

     (q) Environmental Matters. The Borrower does not have any knowledge or reason to believe that any Hazardous Substance has been placed (i) on any real property fee title to which is now owned by the Borrower or any of its Subsidiaries or (ii) by Borrower or any of its Subsidiaries on any real property leased by the Borrower or any of its Subsidiaries, in either case in a manner which does not comply with Applicable Environmental Laws, except to the extent that the failure to so comply could not reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries are not in violation of or subject to any existing, pending or, to the best of the Borrower's knowledge, threatened investigation or inquiry by any Tribunal or to any remedial obligations under any Applicable Environmental Laws, the effect of which could reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries have not failed to obtain and comply with any permits, licenses or similar authorizations required to be obtained by reason of any Applicable Environmental laws with respect to any real property owned or leased by the Borrower or any of its Subsidiaries, except to the extent that the failure to so obtain could not reasonably be expected to have a Material Adverse Effect. The Borrower has no current actual knowledge that any Hazardous Substances have been disposed of or otherwise released (i) on or to the real property fee title to which is owned by the Borrower or any of its Subsidiaries or (ii) by Borrower or any of its Subsidiaries on or to any real property leased by Borrower or any of its Subsidiaries, all within the meaning of the Applicable Environmental Laws, the effect of which could reasonably be expected to have a Material Adverse Effect.

     (r) Certain Fees. No broker's, finder's or other fee or commission will be payable by the Borrower (other than under the Arrangement Fee Letter and as set forth in Section 2.4 hereof) with respect to the making of the Commitment or the Advances hereunder. The Borrower agrees to indemnify and hold harmless the Administrative Agent and each Lender from and against any claims, demand, liability, proceedings, costs or expenses asserted with respect to or arising in connection with any such fees or commissions.

     (s) Intellectual Property. The Borrower and its Subsidiaries have collectively obtained or applied for or licensed or otherwise obtained the right to use all patents, trademarks, service marks, trade names, copyrights, and other rights, free from Liens (except Permitted Liens), that are necessary for the operation of their business as presently conducted and as proposed to be conducted. Nothing has come to the current actual knowledge of the Borrower or any of its Subsidiaries to the effect that (i) any process, method, part or other material presently contemplated to be employed by the Borrower or any of its Subsidiaries infringes any valid and enforceable patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, or (ii) there is pending or overtly threatened any claim or litigation against or affecting the Borrower or any of its Subsidiaries contesting its right to sell or use any such process, method, part or other material, which could reasonably be expected to have a Material Adverse Effect.

     (t) Disclosure. All information, reports, financial statements, exhibits and schedules furnished in writing by the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender in connection with this Agreement or the other Loan Documents is, and all other such written information hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender will be, true and accurate in all material respects (or, in the case of projections based on reasonable estimates and assumptions) on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided. There is no fact known to the Borrower and not known to the public generally that could reasonably be expected to have a Material Adverse Effect, which has not been set forth in this Agreement or in the documents, certificates and statements furnished to the Lenders by or on behalf of the Borrower hereof in connection with the transactions contemplated hereby or thereby.

     (u) Solvency. The Borrower is, and Borrower and its Subsidiaries on a consolidated basis are, Solvent.

     (v) Labor Relations. Except as set forth on Schedule 9 hereto, neither the Borrower nor any of its Subsidiaries is a party to a collective bargaining agreement or similar agreement, and the Borrower and each Subsidiary is in compliance in all material respects with all Laws respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to the employment of its employees. There are no arrears in the payment of wages, withholding or social securities taxes, unemployment insurance premiums or other similar obligations of the Borrower or any of its Subsidiaries or for which the Borrower or any such Subsidiary may be responsible other than in the ordinary course of business. There is no strike, work stoppage or labor dispute with any union or group of employees pending or overtly threatened involving Borrower or any of its Subsidiaries.

     (w) Common Enterprise. The Borrower and its Subsidiaries are engaged in the businesses set forth in Section 4.1(d) hereof. These operations require financing on a basis such that the credit supplied can be made available from time to time to the Borrower and various of its Subsidiaries, as required for the continued successful operation of the Borrower and its Subsidiaries as a whole. The Borrower and its Subsidiaries expect to derive benefit (and the boards of directors of the Borrower and its Subsidiaries have determined that the Borrower and its Subsidiaries may reasonably be expected to derive benefit), directly or indirectly, from the credit extended by the Lenders hereunder, both in their separate capacities and as members of the group of companies, since the successful operation and condition of the Borrower and its Subsidiaries is dependent on the continued successful performance of the functions of the group as a whole.

     (x) Year 2000 Compliance. The Borrower is (i) developing a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999), and (ii) developing a plan and timeline for addressing the Year 2000 Problem on a timely basis. The Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

     Section 4.2 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date and at and as of the date of each Advance (and any continuation or conversion of an Advance) and the date of issuance or extension of each Letter of Credit, and each shall be true and correct when made, except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) previously waived in writing by the Determining Lenders with respect to any particular factual circumstance or permitted by the terms of this Agreement or (c) such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such date. All such representations and warranties shall survive, and not be waived by, the execution hereof by any Lender, any investigation or inquiry by any Lender, or by the making of any Advance or the issuance or extension of any Letter of Credit under this Agreement.


     ARTICLE  5

     General  Covenants

     Prior  to  the  Release  Date:

     Section 5.1 Preservation of Existence and Similar Matters. The Borrower shall, and shall cause each of its Subsidiaries to:

     (a) except as otherwise permitted pursuant to Section 7.4 hereof, preserve and maintain, or timely obtain and thereafter preserve and maintain, its existence, rights, franchises, licenses, authorizations, consents, privileges and all other Necessary Authorizations from any Tribunal, the loss of which could reasonably be expected to have a Material Adverse Effect; and

     (b) except as otherwise permitted pursuant to Section 7.4 hereof, qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, unless the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     Section 5.2 Business; Compliance with Applicable Law. The Borrower and its Subsidiaries shall (a) engage primarily in the businesses set forth in
Section 4.1(d) hereof, and (b) comply in all material respects with the requirements of all Applicable Law, including, without limitation, all Applicable Environmental Laws.

     Section 5.3 Maintenance of Properties. The Borrower shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained all its properties (whether owned or held under lease) in adequate operating condition and repair for purposes of their current use with due regard to the age thereof, taken as a whole, subject to ordinary wear and tear, and from time to time make or cause to be made all appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

     Section 5.4 Accounting Methods and Financial Records. The Borrower shall, and shall cause each of its Subsidiaries to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made and all transactions reflected in accordance with GAAP, and keep accurate and complete records of its respective assets.

     Section 5.5 Insurance. The Borrower shall, and shall cause each of its Subsidiaries to, maintain insurance from responsible companies in such amounts and against such risks as shall be customary and usual in the industry for companies of similar size and capability. Each insurance policy shall provide for at least 30 days' prior notice to the Administrative Agent of any proposed termination or cancellation of such policy, whether on account of default or otherwise.

     Section 5.6 Payment of Taxes and Claims. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge all material taxes to which they are subject prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might by Law become a Lien upon any of its properties; except that no such tax or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as any Lien related thereto is a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower shall, and shall cause each of its Subsidiaries to, timely file all information returns (or extensions of such filing deadlines) required by federal, state or local tax authorities.

     Section 5.7 Visits and Inspections. The Borrower shall, and shall cause each of its Subsidiaries to, promptly permit representatives of the Administrative Agent or any Lender from time to time after reasonable notice by the Administrative Agent or any Lender to (a) visit and inspect the properties of the Borrower and its Subsidiaries as often as the Administrative Agent or any Lender shall reasonably deem advisable, (b) review, inspect and make extracts from and copies of the Borrower's and each such Subsidiary's books and records, and (c) discuss with the Borrower's and each such Subsidiary's directors, officers, employees and auditors its business, assets, liabilities, financial positions, results of operations and business prospects, provided that such representatives of the Administrative Agent or any Lender shall keep confidential all information obtained pursuant to this Section 5.7 to the extent required by Section 11.14. The Borrower shall pay the reasonable out-of-pocket expenses related to inspections and reviews performed (a) at any time by the Administrative Agent, and (b) after the occurrence and during the continuance of an Event of Default, by each Lender. Except after the occurrence and during the continuance of an Event of Default, all such visits and inspections shall be conducted during normal business hours. Following the occurrence and during the continuance of an Event of Default, such visits and inspections shall be conducted at any time requested by the Administrative Agent or any Lender without any requirement for reasonable notice.

     Section 5.8 Use of Proceeds. The proceeds of the Advances and the Letters of Credit shall be used by the Borrower to (a) pay certain outstanding Indebtedness of the Borrower and its Subsidiaries, (b) finance acquisitions, and
(c) finance the ongoing working capital and general corporate requirements of the Borrower and its subsidiaries.

     SECTION  5.9          INDEMNITY.

     (A) THE BORROWER AGREES TO DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT, EACH LENDER, EACH OF THEIR RESPECTIVE AFFILIATES, AND EACH OF THEIR RESPECTIVE (INCLUDING SUCH AFFILIATES') OFFICERS, DIRECTORS, EMPLOYEES, TRUSTEES, AGENTS, ATTORNEYS AND CONSULTANTS (INCLUDING, WITHOUT LIMITATION, THOSE RETAINED IN CONNECTION WITH THE SATISFACTION OR ATTEMPTED SATISFACTION OF ANY OF THE CONDITIONS SET FORTH HEREIN) OF EACH OF THE FOREGOING (COLLECTIVELY, "INDEMNITEES") FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, REASONABLE COSTS, REASONABLE OUT-OF-POCKET EXPENSES AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL FOR SUCH INDEMNITEES IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING, WHETHER OR NOT SUCH INDEMNITEES SHALL BE DESIGNATED A PARTY THERETO), IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH INDEMNITEES (WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL, WHETHER BASED ON ANY FEDERAL, STATE, OR LOCAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITY, OR ON CONTRACT, TORT OR OTHERWISE, AND WHETHER ARISING FROM OR CONNECTED WITH THE PAST, PRESENT OR FUTURE OPERATIONS OF THE BORROWER OR ANY SUBSIDIARY OF THE BORROWER OR THEIR RESPECTIVE PREDECESSORS IN INTEREST, OR THE PAST, PRESENT OR FUTURE ENVIRONMENTAL CONDITION OF PROPERTY OF THE BORROWER OR ANY SUBSIDIARY OF THE BORROWER), RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY ACT, EVENT OR TRANSACTION OR ALLEGED ACT, EVENT OR TRANSACTION RELATING THERETO, INCLUDING IN CONNECTION WITH, OR AS A RESULT, IN WHOLE OR IN PART, OF ANY ORDINARY OR MERE NEGLIGENCE OF ADMINISTRATIVE AGENT OR ANY LENDER (OTHER THAN THOSE MATTERS RAISED EXCLUSIVELY BY A PARTICIPANT AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER AND NOT THE BORROWER), OR THE USE OR INTENDED USE OF THE PROCEEDS OF THE ADVANCES OR LETTERS OF CREDIT HEREUNDER, OR IN CONNECTION WITH ANY INVESTIGATION OF ANY POTENTIAL MATTER COVERED HEREBY, BUT EXCLUDING (I) ANY CLAIM OR LIABILITY THAT IS THE RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNITEE, AS ADMITTED IN WRITING BY SUCH INDEMNITEE OR FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, AND (II) MATTERS RAISED BY ONE LENDER AGAINST ANOTHER LENDER OR INDEMNITEE OR BY ANY SHAREHOLDERS OF A LENDER AGAINST A LENDER OR INDEMNITEE OR ITS MANAGEMENT (COLLECTIVELY, EXCEPT FOR THE MATTERS REFERRED TO CLAUSES (I) OR
(II) ABOVE, "INDEMNIFIED MATTERS", AND THE MATTERS REFERRED TO IN CLAUSES (I) OR
(II)  ABOVE,  COLLECTIVELY,  "EXCLUDED  MATTERS").

     (B) WITHOUT DUPLICATION, THE BORROWER SHALL PERIODICALLY, UPON REQUEST, REIMBURSE EACH INDEMNITEE FOR ITS REASONABLE OUT-OF-POCKET LEGAL AND OTHER ACTUAL REASONABLE EXPENSES (INCLUDING THE REASONABLE COST OF ANY INVESTIGATION AND PREPARATION) INCURRED IN CONNECTION WITH ANY INDEMNIFIED MATTER; PROVIDED THAT SUCH INDEMNITEE SHALL PROVIDE ADEQUATE DOCUMENTATION OF SUCH EXPENSES; PROVIDED, FURTHER, THAT IF AN INDEMNITEE IS REIMBURSED HEREUNDER FOR SUCH AMOUNT, THE AMOUNT SO PAID SHALL BE REFUNDED TO THE BORROWER IF AND TO THE EXTENT IT IS FINALLY JUDICIALLY DETERMINED THAT THE INDEMNIFIED MATTER IN QUESTION WAS AN EXCLUDED MATTER. THE REIMBURSEMENT AND INDEMNITY OBLIGATIONS UNDER THIS SECTION 5.9 SHALL BE IN ADDITION TO ANY LIABILITY WHICH THE BORROWER MAY OTHERWISE HAVE, SHALL EXTEND UPON THE SAME TERMS AND CONDITIONS TO EACH INDEMNITEE, AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF ANY SUCCESSORS, ASSIGNS, HEIRS AND PERSONAL REPRESENTATIVES OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE LENDERS AND ALL OTHER INDEMNITEES. THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND PAYMENT OF THE OBLIGATIONS AND SHALL CONTINUE WITH RESPECT TO ANY LENDER THAT MAY ASSIGN ALL OF ITS RIGHTS AND OBLIGATIONS UNDER THE LOAN DOCUMENTS.

     Section 5.10 Environmental Law Compliance. In addition to and without limiting the generality of Section 5.2 hereof, the use which the Borrower or any of its Subsidiaries make of any real property which is owned or leased by it will not result in the disposal or other release of any Hazardous Substance or solid waste on or to such real property, the effect of which could reasonably be expected to have a Material Adverse Effect. As used herein, the term "release" as used in this Section shall have the meaning specified in CERCLA (as defined in the definition of Applicable Environmental Laws), and the terms "solid waste" and "disposal" shall have the meanings specified in RCRA (as defined in the definition of Applicable Environmental Laws); provided, however, that if CERCLA or RCRA is amended so as to broaden or lessen the meaning of any term defined thereby, such broader or lesser meaning shall apply subsequent to the effective date of such amendment; and provided further, to the extent that any other law applicable to the Borrower, any Subsidiary or any of their properties establishes a meaning for "release," "solid waste," or "disposal" which is broader or lesser than that specified in either CERCLA or RCRA, such broader or lesser meaning shall apply.

     Section 5.11 Further Assurances. At any time or from time to time upon reasonable request by the Administrative Agent, the Borrower or any of its Subsidiaries shall execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of this Agreement and the other Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, the Borrower agrees to update and deliver to the Administrative Agent
Schedule 4 hereto at the time of delivery of the financial statements set forth in Sections 6.1 (with respect to the identities, jurisdiction of organization and ownership of the Guarantors) and 6.2 (with respect to the identities, jurisdictions of organization and ownership of the Borrower's Subsidiaries) hereof if the information provided therein is not complete and correct.

     Section 5.12 Year 2000 Compliance. The Borrower shall, and shall cause each of its Subsidiaries to, maintain its computer applications to be Year 2000 Compliant, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

     Section 5.13 Non-Guarantors as Guarantors. At any time that an Event of Default occurs as a result of a breach of Section 7.19 hereof, the Borrower agrees to immediately cause such of its Subsidiaries to execute a Subsidiary Guaranty (and to deliver such certificates and documents related thereto as shall be required by the Administrative Agent) and thereby become Guarantors as are necessary to cure such breach of Section 7.19 hereof; provided, however, nothing provided in this Section 5.13 shall be deemed to provide any grace period for any Event of Default that occurs as a result of a breach of Section
7.19  hereof.


     ARTICLE  6

     Information  Covenants

     Prior to the Release Date, the Borrower shall furnish or cause to be furnished to each Lender:

     Section 6.1 Quarterly Financial Statements and Information. Within 60 days after the end of each Fiscal Quarter of each Fiscal Year (other than the end of a Fiscal Quarter which coincides with the end of a Fiscal Year), the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of earnings for such Fiscal Quarter and for the elapsed portion of the year ended with the last day of such Fiscal Quarter, and consolidated statements of cash flow for the elapsed portion of the year ended with the last day of such Fiscal Quarter, all of which shall be certified by a Responsible Officer, to, in his or her opinion acting solely in his or her capacity as an officer of the Borrower, present fairly in all material respects, in accordance with GAAP (except for the absence of footnotes), the financial position and results of operations of the Borrower and its Subsidiaries as at the end of and for such Fiscal Quarter, and for the elapsed portion of the year ended with the last day of such Fiscal Quarter, subject only to normal year-end adjustments.

     Section 6.2 Annual Financial Statements and Information; Certificate of No Default.
     (a) Within 120 days after the end of each Fiscal Year, a copy of (i) the consolidated balance sheets of the Borrower and its Subsidiaries, as of the end of the current and prior Fiscal Years and (ii) the consolidated statements of earnings and consolidated statements of changes in shareholders' equity and consolidated statements of cash flow as of and through the end of such Fiscal Year (together with certain consolidating statements in form reasonably satisfactory to the Administrative Agent), all of which are prepared in accordance with GAAP, and said consolidated statements certified by independent certified public accountants reasonably acceptable to the Administrative Agent, whose opinion shall be in scope and substance in accordance with generally accepted auditing standards and shall be unqualified in all respects.

     (b)     Simultaneously with the delivery of the statements required by this
Section 6.2, a letter from the Borrower's public accountants stating to the effect that during their audit of such financial statements nothing has come to their attention that would result in a Default or Event of Default under this Agreement, recognizing, however, that the scope and purpose of their audit was not to determine compliance with the terms of this Agreement or whether a Default or Event of Default has otherwise occurred.

     Section 6.3 Compliance Certificate. At the time financial statements are furnished pursuant to Sections 6.1 and 6.2 hereof, the Compliance Certificate, completed as provided therein.

     Section  6.4          Copies  of  Other  Reports  and  Notices.

     (a) Promptly upon their becoming available, copies of (i) all material reports or letters submitted to the Borrower or any of its Subsidiaries by accountants in connection with any annual, interim or special audit, including without limitation any report prepared in connection with the annual audit referred to in Section 6.2 hereof, and any other comment letter submitted to management in connection with any such audit, (ii) each regular, periodic or other report and any registration statement (other than statements on Form S-8) or prospectus (or material written communication in respect of any thereof) filed by the Borrower or any of its Subsidiaries with any securities exchange, with the Securities and Exchange Commission or any successor agency, and (iii) all press releases concerning material financial aspects of the Borrower or any of its Subsidiaries;

     (b) Promptly upon the Borrower becoming aware that (i) the holder(s) of any note(s) or other evidence of Indebtedness or other security of the Borrower or any of its Subsidiaries in excess of $250,000 in the aggregate has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder or (ii) any event, circumstance or condition which could reasonably be expected to be classified as a Material Adverse Effect, a written notice specifying the details thereof (or the nature of any claimed default or event of default) and what action is being taken or is proposed to be taken with respect thereto;

     (c) Promptly upon the Borrower becoming aware that any party to any Capitalized Lease Obligations in excess of $250,000 or Operating Lease in which the annual rentals thereunder exceed $100,000 has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, a written notice specifying the details thereof (or the nature of any claimed default or event of default) and what action is being taken or is proposed to be taken with respect thereto;

     (d) Promptly upon receipt by the Borrower thereof, information with respect to and copies of any notices received from any Tribunal relating to any order, ruling, law, information or policy that relates to a breach of or noncompliance with any Law, and could reasonably be expected to result in the payment of money by the Borrower or any of its Subsidiaries of the Borrower in an amount of $250,000 or more in the aggregate or otherwise have a Material Adverse Effect, or result in the loss or suspension of any Necessary Authorization where such loss could reasonably be expected to have a Material Adverse Effect; and

     (e) From time to time and promptly upon each request, such material data, certificates, reports, statements, documents or further information regarding the assets, business, liabilities, financial position, projections, results of operations or business prospects of the Borrower and its Subsidiaries, as the Administrative Agent or any Lender may reasonably request.

     Section 6.5 Notice of Litigation, Default and Other Matters. Prompt notice of the following events after the Borrower has knowledge or notice thereof:

     (a) The commencement of all Litigation and investigations by or before any Tribunal, and all actions and proceedings in any court or before any arbitrator involving claims for damages (including punitive damages) in excess of $1,000,000 (after deducting the amount with respect to which creditworthy insurance companies have acknowledged coverage), against or in any other way relating directly to the Borrower, any of its Subsidiaries or any of their respective properties or businesses; and

     (b) Promptly upon the happening of any condition or event of which the Borrower has current actual knowledge which constitutes a Default, a written notice specifying the nature and period of existence thereof and what action is being taken or is proposed to be taken with respect thereto.

     Section  6.6          ERISA  Reporting  Requirements.

     (a) Promptly and in any event (i) within 30 days after the Borrower has current actual knowledge that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in Section 4063(a) of ERISA with respect to any Plan of the Borrower or any member of its Controlled Group has occurred, and (ii) within 10 Business Days after the Borrower or any member of its Controlled Group has current actual knowledge that any other ERISA Event with respect to any Plan of the Borrower or any member of its Controlled Group has occurred or a request for a minimum funding waiver under Section 412 of the Code has been made with respect to any Plan of the Borrower or any member of its Controlled Group, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of such event that is given to the PBGC;

     (b) Promptly and in any event within ten Business Days after receipt thereof by the Borrower, copies of each notice received by the Borrower or any member of its Controlled Group from the PBGC of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

     (c) Promptly upon the request of the Administrative Agent, copies of each annual report (including Schedule B thereto, if applicable) with respect to each Plan subject to Title IV of ERISA of which Borrower or any member of its Controlled Group is the "plan sponsor";

     (d) Promptly, and in any event within 10 Business Days after receipt thereof by the Borrower, a copy of any correspondence the Borrower or any member of its Controlled Group receives from the Plan Sponsor (as defined by Section 4001(a)(10) of ERISA) of any Plan concerning potential withdrawal liability pursuant to Section 4219 or 4202 of ERISA, and a statement from the chief financial officer of the Borrower or such member of its Controlled Group setting forth details as to the events giving rise to such potential withdrawal liability and the action which the Borrower or such member of its Controlled Group is taking or proposes to take with respect thereto;

     (e) Notification within 30 days of any material increases in the benefits provided under any existing Plan which is not a Multiemployer Plan, or the establishment of any new Plans, or the commencement of contributions to any Plan to which the Borrower or any member of its Controlled Group was not previously contributing, which could reasonably be expected in any such case to result in an additional material liability to the Borrower;

     (f) Notification within five Business Days after the Borrower knows that the Borrower or any such member of its Controlled Group has filed or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of Section 4041(c) of ERISA and a copy of such notice; and

     (g) Within five Business Days after receipt by the Borrower of written notice of commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any member of its Controlled Group with respect to any Plan, except those which, in the aggregate, if adversely determined could not reasonably be expected to have a Material Adverse Effect.

     Section 6.7 Year 2000 Compliance. The Borrower will promptly notify the Administrative Agent in the event the Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.


     ARTICLE  7

     Negative  Covenants

     Prior  to  the  Release  Date:

     Section 7.1 Unsecured Indebtedness. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, or suffer to exist any Unsecured Indebtedness, except:

     (a)          Indebtedness  under  the  Loan  Documents;

     (b) Hedging obligations under Hedge Agreements entered into with any Person that is a Lender or an Affiliate of a Lender at the time of entering into such Hedge Agreement;

     (c) Unsecured Indebtedness existing on the Agreement Date which is described on Schedule 6 hereto, including renewals, replacements and refinancings (but no increases) thereof;

     (d) Unsecured Indebtedness in respect of endorsement of negotiable instruments in the ordinary course of business;

     (e) Unsecured Indebtedness owing to any Obligor by the Borrower or any of its Subsidiaries, which Indebtedness (i) is evidenced by an entry on the financial records of the Borrower and any such Subsidiary and (ii) if owed by an Obligor, is subordinated to the Obligations in a manner satisfactory to the Determining Lenders, and which will permit payments to be made on such Indebtedness provided that no Default or Event of Default shall exist before such payment or after giving effect thereto;

     (f)          Guaranties  by  Subsidiaries  of  the  Borrower  of  Unsecured
Indebtedness of the Borrower or other Subsidiaries of the Borrower and Guaranties by the Borrower of Unsecured Indebtedness of Subsidiaries of the Borrower, in each case to the extent such underlying Unsecured Indebtedness is permitted hereunder;

     (g) Unsecured Indebtedness consisting of performance bonds or surety or appeal bonds provided by the Borrower or any of its Subsidiaries in the ordinary course of business and which do not secure other Indebtedness;

     (h)          Guaranties  permitted  pursuant  to  Section  7.6  hereof; and

     (i) Other Unsecured Indebtedness of the Borrower and its Subsidiaries, provided that (i) prior to and after giving effect to such other Unsecured
Indebtedness, no Default or Event of Default shall have occurred and be continuing, (ii) the terms, covenants and provisions of such other Indebtedness shall not be more restrictive than any terms, covenants or provisions of this Agreement, and (iii) no scheduled principal payment of such other Unsecured Indebtedness shall occur prior to 180 days after the scheduled Maturity Date.

     Section 7.2 Secured Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, or suffer to exist any Secured Indebtedness, except for Permitted Secured Indebtedness.

     Section 7.3 Liens. The Borrower shall not, and shall not permit any Subsidiary of Borrower to, create, assume, incur, permit or suffer to exist, directly or indirectly, any Lien on any of its assets, whether now owned or hereafter acquired, except Permitted Liens. The Borrower shall not, and shall not permit any Subsidiary to, become subject to a Negative Pledge other than in respect of Permitted Secured Indebtedness, provided that such agreement relates only to the assets purchased or acquired.

     Section 7.4 Investments. The Borrower shall not, and shall not permit any Subsidiary of Borrower to, make any Investment, except that the Borrower and any Subsidiary of the Borrower may purchase or otherwise acquire and own:

     (a) Accounts receivable that arise in the ordinary course of business and are payable in a manner consistent with past practices;

     (b) Investments in existence on the Agreement Date which are described on Schedule 5 hereto;

     (c) Investments in the form of Hedge Agreements permitted by Section 7.1(b) hereof;

     (d)          Investments  pursuant  to  the  Investment  Policy;

     (e)          Investments  in  Obligors;

     (f) Investments in Non-Guarantors (calculated on the initial investment amount but adjusted to take into account any proceeds received by the Borrower or any other Obligor on a liquidation or repayment of any such Investments) not to exceed, together with other Investments pursuant to Section 7.4(g) hereof (calculated as provided in Section 7.4(g) hereof) and Acquisitions of Non-Guarantors pursuant to Section 7.8 hereof (calculated using the aggregate Acquisition Consideration therefor), 10% of Net Worth at any time; and

     (g)     Investments not otherwise permitted pursuant to clauses (a) through
(e) above (calculated on the initial investment amount but adjusted to take into account any proceeds received by the Borrower or any other Obligor on a liquidation or repayment of any such Investments) not to exceed, together with Investments in (calculated as provided in Section 7.4(f) hereof) and Acquisitions of Non-Guarantors pursuant to Section 7.8 hereof (calculated using the aggregate Acquisition Consideration therefor), 10% of Net Worth at any time;

provided, however, that no Investment otherwise permitted by clauses (f) and (g) above shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default shall have occurred and be continuing.

     Section 7.5 Liquidation, Merger. The Borrower shall not, and shall not permit any Subsidiary of Borrower to, at any time:

     (a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, except that (i) a Subsidiary of the Borrower may liquidate or dissolve into the Borrower or a Subsidiary of the Borrower which is an Obligor, and (ii) a Subsidiary of the Borrower which is not an Obligor may liquidate or dissolve into the Borrower or a Subsidiary of the Borrower; or

     (b) enter into any merger or consolidation unless (i) with respect to a merger or consolidation, the Borrower shall be the surviving corporation, unless the merger or consolidation involves a Guarantor and the Borrower is not merging with another Person, and either (A) such Guarantor shall be the surviving corporation, (B) the survivor of the merger becomes a Guarantor, (C) the entity formed in the consolidation becomes a Guarantor, or (D) the survivor is, or is properly designated as, a Non-Guarantor, (ii) such transaction shall not be utilized to circumvent compliance with any term or provision herein, and (iii) no Default or Event of Default shall then be in existence or occur as a result of such transaction.

     Section 7.6 Guaranties. The Borrower shall not, and shall not permit any Subsidiary to, at any time make or issue any Guaranty, or assume, be obligated with respect to, or permit to be outstanding any Guaranty, of any obligation of any other Person except (a) the Subsidiary Guaranty, (b) the endorsement in the ordinary course of business of negotiable instruments for deposit or collection, (c) the Guaranty of Indebtedness permitted by Sections
7.1 and 7.2 hereof, and (d) the Guaranty of Indebtedness of Persons other than the Borrower and its Subsidiaries, provided that the aggregate principal amount of such Indebtedness which is guaranteed by the Borrower and its Subsidiaries shall not at any time exceed 7-1/2% of Net Tangible Assets.

     Section 7.7 Sales of Assets. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, transfer or otherwise dispose of, any of its assets except (a) inventory in the ordinary course of business, (b) obsolete or worn-out assets, (c) sales and dispositions from the Borrower or any of its Subsidiaries to any Obligor, and (d) other asset sales not otherwise permitted, provided that (i) such sales are for full and fair consideration and
(ii) the aggregate amount of assets sales during any Fiscal Year do not exceed 7-1/2% of Net Tangible Assets as of the end of the immediately preceding Fiscal Year.

     Section 7.8 Acquisitions. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any Acquisitions; provided, however, if immediately prior to and after giving effect to the proposed Acquisition there shall not exist a Default or Event of Default, the Borrower or any of its Subsidiaries may make Acquisitions so long as (a) such Acquisition shall not be opposed by the board of the directors of the Person being acquired, (b) if the Acquisition Consideration for such Acquisition is greater than or equal to $25,000,000, the Lenders shall have received written notice thereof at least 5 Business Days prior to the date of such Acquisition, together with a Compliance Certificate setting forth the covenant calculations both immediately prior to and after giving effect to the proposed Acquisition, but calculated to exclude any increases in EBITDA which would be the result of any expenses that the Borrower projects to be eliminated by such proposed Acquisition, (c) the assets, property or business acquired shall be primarily in the business described in
Section 4.1(d) hereof, (d) if such Acquisition results in a Subsidiary which is to be a Guarantor, (i) such Subsidiary shall execute a Subsidiary Guaranty and
(ii) the Administrative Agent on behalf of the Lenders shall receive such board resolutions, officer's certificates and opinions of counsel as the Administrative Agent shall reasonably request in connection with such Acquisition; and (e) the aggregate Acquisition Consideration for all Non-Guarantors, together with Investments in Non-Guarantors (calculated as provided in Section 7.4(f) hereof) and other Investments (calculated as provided in Section 7.4(g) hereof) pursuant to Section 7.4(g) hereof, shall not exceed 10% of Net Worth at any time.

     Section 7.9 Restricted Payments. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly declare, pay or make any Restricted Payments except (a) Dividends payable by a Subsidiary to the Borrower or another Subsidiary that is an Obligor, (b) Dividends payable by the Borrower in an aggregate amount not to exceed 50% of cumulative Net Income for the period from, but not including, December 31, 1997 through the date of the proposed Dividend (provided that with respect to any Fiscal Quarter (or portion of a Fiscal Quarter not then ended) of the Borrower for which Net Income was a negative number the amount of Dividends permitted to be paid shall be reduced by 100% of such negative number), and (c) payments and prepayments of principal of Indebtedness other than Indebtedness permitted to be incurred pursuant to
Section 7.1(i) hereof; provided, however, the Borrower shall not pay or make any Restricted Payments permitted by this Section 7.9 unless there shall exist no Default or Event of Default prior to or after giving effect to any such proposed Restricted Payment.

     Section 7.10 Affiliate Transactions. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time engage in any transaction with an Affiliate (other than the Borrower or any Obligor) on terms materially less advantageous to the Borrower or such Subsidiary than would be the case if such transaction had been effected with a non-Affiliate. The Borrower shall not, and shall not permit any of its Subsidiaries to, in any event incur or suffer to exist any Indebtedness or Guaranty in favor of any Affiliate, unless such Affiliate shall subordinate the payment and performance thereof to the Obligations on terms, conditions and documentation reasonably satisfactory to the Determining Lenders, and which will permit payments to be made on any Indebtedness or Guaranty in favor of any Affiliate provided that no Default or Event of Default shall exist before such payment or after giving effect thereto.

     Section 7.11 Compliance with ERISA. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, or permit any member of its Controlled Group to directly or indirectly, (a) terminate any Plan so as likely to result in liability to the Borrower or any member of its Controlled Group taken as a whole which could reasonably be expected to have a Material Adverse Effect, (b) permit to exist any ERISA Event, or any other event or condition with respect to a Plan which could reasonably be expected to have a Material Adverse Effect, (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect on the Borrower or any member of its Controlled Group taken as a whole, or (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could reasonably be expected to have a Material Adverse Effect.

     Section 7.12 Maximum Leverage Ratio. The Borrower shall not permit the Leverage Ratio to be greater than 3.75 to 1 at the end of any Fiscal Quarter.

     Section 7.13 Minimum Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio to be less than 1.50 to 1 at the end of any Fiscal Quarter.

     Section 7.14 Minimum Tangible Net Worth. The Borrower shall not permit the Tangible Net Worth at any time to be less than the sum of (a) $368,261,100, plus (b) 50% of cumulative Net Income for the period from, but not including, December 31, 1997 through the date of calculation (but excluding from the calculation of such cumulative Net Income the effect, if any, of any Fiscal Quarter (or portion of a Fiscal Quarter not then ended) of the Borrower for which Net Income was a negative number), plus (c) an amount equal to 100% of the tangible net worth of any Person that becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or substantially all of the assets of which are acquired by the Borrower or any Subsidiary of the Borrower to the extent the purchase price paid therefor is paid in equity securities of the Borrower or any Subsidiary of the Borrower, plus (d) 75% of the Net Cash Proceeds (but without duplication) of any offerings of capital stock or other equity interests of the Borrower or any of its Subsidiaries.

     Section 7.15 Sale or Discount of Receivables. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell, with or without recourse, for discount or otherwise, any notes or accounts receivable.

     Section  7.16          Business.    Neither  the  Borrower  nor  any of its
Subsidiaries  shall  conduct  any  business other than the business described in
Section  4.1(d)  hereof.

     Section  7.17          Fiscal  Year.    Neither the Borrower nor any of its
Subsidiaries  shall  change  its  Fiscal  Year.

     Section 7.18 Amendment of Organizational Documents. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, amend its articles of incorporation, bylaws or other applicable organizational documents in any manner that could reasonably be expected to result in a Material Adverse Effect.

     Section 7.19 Non-Guarantors. The Borrower shall not permit either the aggregate amount of (a) EBITDA calculated with respect to all Non-Guarantors only during any period of four consecutive Fiscal Quarters to exceed 20% of EBITDA of the Borrower and all of its Subsidiaries during any such period of four consecutive Fiscal Quarters or (b) assets of all Non-Guarantors as of the end of any Fiscal Quarter to exceed 20% of the assets of the Borrower and all of its Subsidiaries as of the end of any such Fiscal Quarter.

     Section 7.20 Restrictions on Subsidiaries. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to pay dividends or make any other distributions to the Borrower or any of its Subsidiaries, except to the extent that such encumbrances and restrictions would not, in the aggregate, affect the ability of the Subsidiaries to make such dividends and distributions in amounts sufficient such that the Borrower can timely pay and perform all Obligations in full.

     ARTICLE  8          Default

     Section 8.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event, and whether voluntary, involuntary, or effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

     (a) Any representation or warranty made under any Loan Document shall prove to have been incorrect or misleading in any material respect when made;

     (b) The Borrower shall fail to pay any (i) principal under any Note when due; or (ii) interest under any Note or any fees payable hereunder or any other costs, fees, expenses or other amounts payable hereunder or under any other Loan Document within the earlier of (A) three days after the date due or
(B) one Business Day after written notice thereof from the Administrative Agent;

     (c) The Borrower or any of its Subsidiaries shall default in the performance or observance of any agreement or covenant contained in Article 7 hereof;

     (d) The Borrower or any of its Subsidiaries shall default in the performance or observance of any other agreement or covenant contained in this Agreement or any other Loan Document not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured within a period of thirty days after the earlier of notice from the Administrative Agent thereof or actual notice thereof by the Borrower or such Subsidiary;

     (e) There shall be commenced an involuntary proceeding or an involuntary petition shall be filed in a court having competent jurisdiction seeking (i) relief in respect of the Borrower or any other Obligor, or a substantial part of the property or the assets of the Borrower or such Obligor, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy law or other similar law, (ii) the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any other Obligor, or of any substantial part of their respective properties, or
(iii) the winding-up or liquidation of the affairs of the Borrower or any other Obligor and any such proceeding or petition shall continue unstayed and in effect for a period of 60 consecutive days; or any order for relief shall be entered in any such proceeding;

     (f) The Borrower or any other Obligor shall (i) file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy law or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any other Obligor or of substantially all of its properties, (iii) file an answer admitting the material allegations filed against it in any such proceeding, (iv) make a general assignment for the benefit of creditors, (v) become unable, admit in writing its inability, or fail generally, to pay its debts as they become due, or (vi) the Borrower or any other Obligor shall take any corporate or other action in furtherance of any such action;

     (g) A final judgment or judgments shall be entered by any court against the Borrower or any other Obligor for the payment of money which exceeds $250,000 in the aggregate, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any other Obligor which, together with all other such property of the Borrower and the Obligors subject to other such process, exceeds in value $250,000 in the aggregate, and if such judgment or award is not insured or, within 45 days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

     (h)          With  respect to any Plan of the Borrower or any member of its
Controlled  Group:    (i)  the  Borrower,  any  such  member,  or  any  other
party-in-interest or disqualified person shall engage in transactions which in the aggregate would reasonably be expected to result in a direct or indirect liability to the Borrower or any member of its Controlled Group under Section 409 or 502 of ERISA or Section 4975 of the Code; (ii) the Borrower or any member of its Controlled Group shall incur any accumulated funding deficiency, as defined in Section 412 of the Code, or request a funding waiver from the Internal Revenue Service for contributions; (iii) the Borrower or any member of its Controlled Group shall incur any withdrawal liability as a result of a complete or partial withdrawal within the meaning of Section 4203 or 4205 of ERISA, or any other liability with respect to a Plan, unless the amount of such liability has been funded within the Plan or pursuant to one or more insurance contracts; (iv) the Borrower or any member of its Controlled Group shall fail to make a required contribution by the due date under Section 412 of the Code or
Section  302  of  ERISA  which  would  result  in the imposition of a lien under
Section 412 of the Code or Section 302 of ERISA; (v) the Borrower, any member of its Controlled Group or any Plan sponsor shall notify the PBGC of an intent to terminate, or the PBGC shall institute proceedings to terminate, or the PBGC shall institute proceedings to terminate, any Plan subject to Title IV of ERISA;
(vi) a Reportable Event shall occur with respect to a Plan subject to Title IV of ERISA, and within 15 days after the reporting of such Reportable Event to the Administrative Agent, the Administrative Agent shall have notified the Borrower in writing that the Determining Lenders have made a determination that, on the basis of such Reportable Event, there are reasonable grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan and as a result thereof an Event of Default shall have occurred hereunder; (vii) a trustee shall be appointed by a court of competent jurisdiction to administer any Plan or the assets thereof; or (viii) any ERISA Event with respect to a Plan subject to Title IV of ERISA shall have occurred, and 30 days thereafter (A) such ERISA Event, other than such event described in clause (f) of the definition of ERISA Event herein, (if correctable) shall not have been corrected and (B) the then present value of such Plan's benefit liabilities, as defined in Title IV of ERISA, shall exceed the then current value of assets accumulated in such Plan; provided, however, that the events listed in subsections (i) - (viii) above shall constitute Events of Default only if the maximum aggregate liability which the Borrower or any member of its Controlled Group has a reasonable likelihood of incurring under the applicable provisions of ERISA resulting from such event or events could reasonably be expected to exceed $500,000.

     (i) The Borrower or any other Obligor shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness in excess of $1,000,000 beyond any grace period provided with respect thereto, or any other event or condition shall exist under any agreement or instrument under which such Indebtedness is created or evidenced beyond any applicable grace period, if the effect of such event or condition is to permit or cause the holder of such Indebtedness (or a trustee on behalf of any such holder) to (i) cause such Indebtedness to become due or prepaid prior to its date of maturity or (ii) require the Borrower or any other Obligor to purchase, prepay or redeem such Indebtedness;

     (j) Any real property lease where the Borrower or any Subsidiary of the Borrower is the lessee shall terminate or cease to be effective, and termination or cessation thereof, together with all other real property leases, if any, which have been terminated or cease to be effective, could reasonably be expected to have a Material Adverse Effect; provided, however, that termination or cessation of a real property lease shall not constitute an Event of Default if another real property lease reasonably satisfactory to the Administrative Agent is contemporaneously substituted therefor;

     (k) Any provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any party to it (other than the Administrative Agent or any Lender) in any material respect, or any such party (other than the Administrative Agent or any Lender) shall so assert in writing; or

     (l)          A  Change  of  Control  shall  occur.

     Section 8.2 Remedies. If an Event of Default shall have occurred and shall be continuing:

     (a) With the exception of an Event of Default specified in Section 8.1(e) or (f) hereof, the Administrative Agent may at its election (provided that the Administrative Agent has not previously received notice to the contrary from the Determining Lenders), and shall upon the direction of the Determining Lenders, terminate the Commitment and/or by written notice to the Borrower declare the principal of and interest on the Advances and all Obligations and other amounts owed under the Loan Documents to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, except for notices expressly set forth in the Loan Documents.

     (b) Upon the occurrence of an Event of Default specified in Section 8.1(e) or (f) hereof, such principal, interest and other amounts shall thereupon and concurrently therewith become due and payable and the Commitment shall forthwith terminate, all without any action by the Administrative Agent, any Lender or any holders of the Notes and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in the Loan Documents to the contrary notwithstanding.

     (c) If any Letter of Credit shall be then outstanding, the Administrative Agent may at its election, and shall upon the direction of the Determining Lenders, make demand upon the Borrower to, and forthwith upon such demand (but in the case of an Event of Default specified in Section 8.1(e) or (f) hereof, without any demand or taking of any other action by the Administrative Agent or any Lender), the Borrower shall, pay to the Administrative Agent in same day funds at the office of the Administrative Agent for deposit in the L/C Cash Collateral Account, an amount equal to the maximum amount available to be drawn under the Letters of Credit then outstanding.

     (d) The Administrative Agent and the Lenders may exercise all of the Rights granted to them under the Loan Documents or under Applicable Law.

     (e) The Rights of the Administrative Agent and the Lenders hereunder shall be cumulative, and not exclusive.


     ARTICLE  9

     Changes  in  Circumstances

     Section 9.1 LIBOR Basis Determination Inadequate. If with respect to any proposed LIBOR Advance for any Interest Period, (i) any Lender determines that deposits in dollars (in the applicable amount) are not being offered to that Lender in the relevant market for such Interest Period or (ii) the Determining Lenders determine that the LIBOR Rate for such proposed LIBOR Advance does not adequately and fairly reflect the cost to such Lender of making and maintaining such proposed LIBOR Advance for such Interest Period, such Lender or Determining Lenders, as the case may be, shall forthwith give prompt notice thereof to the Borrower, whereupon until such Lender or Determining Lenders, as the case may be, notify the Borrower that the circumstances giving rise to such situation no longer exist, the obligation of such Lender to make LIBOR Advances shall be suspended; provided, however, such Lender or the Determining Lenders, as the case may be, shall promptly notify the Borrower if the circumstances giving rise to such situation no longer exist.

     Section 9.2 Illegality. If any change or phase-in of applicable law, rule or regulation, or adoption thereof, or any change in any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for such Lender (or its LIBOR Lending Office) to make, maintain or fund its LIBOR Advances, such Lender shall promptly so notify the Borrower and the Administrative Agent. Before giving any notice to the Borrower pursuant to this Section, the notifying Lender shall designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of the Lender, be disadvantageous to the Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each LIBOR Advance owing to the notifying Lender, together with accrued interest thereon and any reimbursement required under Section 2.9 hereof, on either (a) the last day of the Interest Period applicable to such Advance, if the Lender may lawfully continue to maintain and fund such Advance to such day, or (b) immediately, if the Lender may not lawfully continue to fund and maintain such Advance to such day or if the Borrower so elects. Concurrently with repaying each affected LIBOR Advance owing to such Lender if the Borrower does not terminate this Agreement, notwithstanding anything contained in Article 2 hereof, the Borrower may, without any requirement to satisfy the conditions precedent set forth in
Section 3.1, 3.2 or 3.3, borrow a Base Rate Advance from such Lender, and such Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such repayment.

     Section  9.3          Increased  Costs.

     (a) If any change, phase-in or adoption of any law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or compatible agency:

          (i) shall subject a Lender (or its LIBOR Lending Office) to any Tax (net of any tax benefit engendered thereby) with respect to its LIBOR Advances or its obligation to make such Advances, or shall change the basis of taxation of payments to a Lender (or to its LIBOR Lending Office) of the principal of or interest on its LIBOR Advances or in respect of any other amounts due under this Agreement, as the case may be, or its obligation to make such Advances (except for changes in (A) the rate of tax on the overall net income, net worth or capital of the Lender and franchise taxes, doing business taxes or minimum taxes imposed upon such Lender and (B) withholding taxes of any Tribunal other than the United States of America or any state thereof; or

          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender's LIBOR Lending Office or shall impose on the Lender (or its LIBOR Lending Office) or on the London interbank market any other condition affecting its LIBOR Advances or its obligation to make such Advances (but excluding any reserves or deposits that are included in the calculation of LIBOR Basis);

and the result of any of the foregoing is to increase the cost to a Lender (or its LIBOR Lending Office) of making or maintaining any LIBOR Advances, or to reduce the amount of any sum received or receivable by a Lender (or its LIBOR Lending Office) with respect thereto, by an amount deemed by a Lender to be material ("Increased Advance Costs"), then, within 30 days after demand by a Lender, the Borrower agrees to pay to such Lender such additional amount as will compensate such Lender for such Increased Advance Costs, subject to Section 11.9 hereof. The affected Lender will as soon as practicable notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of the affected Lender made in good faith, be disadvantageous to such Lender.

     (b) A certificate of any Lender claiming compensation under this Section and setting forth the additional amounts to be paid to it hereunder shall certify that such amounts or costs were actually incurred by such Lender and shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be controlling absent demonstrable error. In determining such amount, a Lender may use any reasonable averaging and attribution methods. Nothing in this Section
9.3 shall provide the Borrower or any of its Subsidiaries the right to inspect the records, files or books of any Lender. If a Lender demands compensation under this Section, the Borrower may at any time, upon at least five Business Days' prior notice to the Lender, after reimbursement to the Lender by the Borrower in accordance with this Section of all costs incurred, prepay in full the then outstanding LIBOR Advances of the Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.9 hereof. Concurrently with prepaying such LIBOR Advances, the Borrower may, without any requirement to satisfy the conditions precedent set forth in Section 3.1, 3.2 or 3.3, borrow a Base Rate Advance from the Lender, and the Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such prepayment.

     Section 9.4 Effect On Base Rate Advances. If notice has been given pursuant to Section 9.1, 9.2 or 9.3 hereof suspending the obligation of a Lender to make LIBOR Advances, or requiring LIBOR Advances of a Lender to be repaid or prepaid, then, unless and until the Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as LIBOR Advances shall be made instead as Base Rate Advances.

     Section 9.5 Capital Adequacy. If (a) the phase-in or the introduction of or any change in or in the interpretation of any law, rule or regulation or
(b) compliance by a Lender with any Law or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) (any of such events in clauses (a) and (b) herein being referred to as a "Regulatory Modification") affects or would affect the amount of capital required or expected to be maintained by a Lender or any corporation controlling such Lender, and such Lender determines that the amount of such capital is increased by or based upon the existence of such Lender's commitment or Advances hereunder and other commitments or advances of such Lender of this type, then, within 20 days after demand by such Lender, subject to Section 11.9, the Borrower shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender with respect to such circumstances (collectively, "Additional Costs"), to the extent that such Lender reasonably determines in good faith such increase in capital to be allocable to the existence of such Lender's commitments hereunder to the extent not compensated for in the Base Rate Basis or in the LIBOR Rate Basis or in amounts paid by the Borrower pursuant to Section 9.3 hereof. A certificate as to such amounts submitted to the Borrower by a Lender hereunder shall, in the absence of demonstrable error, be controlling and binding for all purposes. In determining such amount, such Lender or a corporation controlling such Lender may use any reasonable averaging and attribution methods. Notwithstanding the foregoing, nothing in this Section 9.5 shall provide the Borrower or any Subsidiary of the Borrower the right to inspect the records, files or books of any Lender or any corporation controlling such Lender.


     ARTICLE  10
     Agreement  Among  Lenders

     Section  10.1          Agreement  Among  Lenders.   The Lenders agree among
themselves  that:

     (a)          Administrative  Agent.    Each  Lender  hereby  appoints  the
Administrative Agent as its nominee in its name and on its behalf, to receive all documents and items to be furnished hereunder; to act as nominee for and on behalf of all Lenders under the Loan Documents; to, except as otherwise expressly set forth herein, take such action as may be requested by the Determining Lenders, provided that, (i) unless and until the Administrative Agent shall have received such requests, the Administrative Agent may take such administrative action, or refrain from taking such administrative action, as it may deem advisable and in the best interests of the Lenders, and (ii) the Administrative Agent shall not be required to take any action that exposes the
Administrative Agent to personal liability or that is contrary to any Loan Document or Applicable Law; to arrange the means whereby the proceeds of the Advances of the Lenders are to be made available to the Borrower; to distribute promptly to each Lender information, requests and documents received from the Borrower, and each payment (in like funds received) with respect to any of such Lender's Advances, or the ratable amount of fees or other amounts; and to deliver to the Borrower requests, demands, approvals and consents received from the Lenders. The Administrative Agent agrees to promptly distribute to each Lender, at such Lender's address set forth below information, requests, documents and payments received from the Borrower. The Administrative Agent shall have no trustee or other fiduciary relationship in respect of any Lender by reason of this Agreement or any other Loan Document. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Administrative Agent are mechanical and administrative in nature.

     (b) Replacement of Administrative Agent. Should the Administrative Agent or any successor Administrative Agent ever cease to be a Lender hereunder, or should the Administrative Agent or any successor Administrative Agent ever resign as Administrative Agent, or should the Administrative Agent or any successor Administrative Agent ever be removed with cause or without cause by the action of the Determining Lenders (other than the Administrative Agent), then the Lender appointed by the Determining Lenders (other than the Administrative Agent) with the approval of the Borrower (provided that if an Event of Default shall have occurred and be continuing, the approval of the Borrower shall not be required) shall forthwith become the Administrative Agent, and the Borrower and the Lenders shall execute such documents as any Lender may reasonably request to reflect such change at no cost to the Borrower. If the Administrative Agent also then serves in the capacity of the Swing Line Bank or the Issuing Bank, such resignation or removal shall constitute resignation or removal of the Swing Line Bank and the Issuing Bank and the successor Administrative Agent shall serve in the capacity of the Swing Line Bank and the Issuing Bank. Any resignation or removal of the Administrative Agent or any successor Administrative Agent shall become effective upon the appointment by the Lenders of a successor Administrative Agent from among the other Lenders and written notice thereto to the Borrower; provided, however, if no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders and, provided that no Event of Default shall have occurred and be continuing, with the consent of the Borrower, which consent shall not be unreasonably withheld, appoint a successor Administrative Agent, which shall be a commercial bank organized under the Laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, provided that if the retiring or removed Administrative Agent is unable to appoint a successor Administrative Agent, the Administrative Agent shall, after the expiration of a 60 day period from the date of notice, be relieved of all
obligations  as  Administrative  Agent  hereunder.    Notwithstanding  any
Administrative Agent's resignation or removal hereunder, the provisions of this Article shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

     (c) Expenses. Each Lender shall pay its pro rata share, based on its Specified Percentage, of any reasonable expenses paid by the Administrative Agent directly and solely in connection with any of the Loan Documents (other than expenses for which the Administrative Agent has received compensation in the form of the fees set forth in the Administrative Agent Fee Letter) if the Administrative Agent does not receive reimbursement therefor from other sources within 60 days after the date incurred. Any amount so paid by the Lenders to the Administrative Agent shall be returned by the Administrative Agent pro rata to each paying Lender to the extent later paid by the Borrower or any other Person on the Borrower's behalf to the Administrative Agent.

     (d) Delegation of Duties. The Administrative Agent may execute any of its duties hereunder by or through officers, directors, employees, attorneys or agents, and shall be entitled to (and shall be protected in relying upon) advice of counsel concerning all matters pertaining to its duties hereunder.

     (e) Reliance by Administrative Agent. The Administrative Agent and its officers, directors, employees, attorneys and agents shall be entitled to rely and shall be fully protected in relying on any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telex or teletype message, statement, order, or other document or conversation reasonably believed by it or them in good faith to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinions of counsel selected by the Administrative Agent. The Administrative Agent may, in its reasonable judgment, deem and treat the payee of any Note as the owner thereof for all purposes hereof.

     (f) Limitation of Administrative Agent's Liability. Neither the Administrative Agent nor any of its officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by it or them hereunder in good faith and believed by it or them to be within the discretion or power conferred to it or them by the Loan Documents or be responsible for the consequences of any error of judgment, except for its or their own gross negligence or willful misconduct. Except as aforesaid, the Administrative Agent shall be under no duty to enforce any rights with respect to any of the Advances, or any security therefor. The Administrative Agent shall not be compelled to do any act hereunder or to take any action towards the execution or enforcement of the powers hereby created or to prosecute or defend any suit in respect hereof, unless indemnified to its reasonable satisfaction against loss, cost, liability and expense. The Administrative Agent shall not be responsible in any manner to any Lender for the effectiveness, enforceability, genuineness, validity or due execution of any of the Loan Documents, or for any representation, warranty, document, certificate, report or statement made herein or furnished in connection with any Loan Documents, or be under any obligation to any Lender to ascertain or to inquire as to the performance or observation of any of the terms, covenants or conditions of any Loan Documents on the part of the Borrower or any other Obligor. TO THE EXTENT NOT REIMBURSED BY THE BORROWER, EACH LENDER HEREBY SEVERALLY INDEMNIFIES AND HOLDS HARMLESS THE ADMINISTRATIVE AGENT, PRO RATA ACCORDING TO ITS SPECIFIED PERCENTAGE, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES AND/OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THE ADMINISTRATIVE AGENT (IN SUCH CAPACITY) IN ANY WAY WITH RESPECT TO ANY LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT UNDER THE LOAN DOCUMENTS (INCLUDING ANY NEGLIGENT ACTION OF THE ADMINISTRATIVE AGENT), EXCEPT TO THE EXTENT THE SAME ARE FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION TO RESULT FROM GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY THE ADMINISTRATIVE AGENT. THE INDEMNITY PROVIDED IN THIS SECTION 10.1(f) SHALL SURVIVE TERMINATION OF THIS AGREEMENT.

     (g) Liability Among Lenders. No Lender shall incur any liability (other than the sharing of expenses and other matters specifically set forth herein and in the other Loan Documents) to any other Lender, except for acts or omissions in bad faith.

     (h) Rights as Lender. With respect to its commitment hereunder, the Advances made by it and the Notes issued to it, the Administrative Agent shall have the same rights as a Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent or any Lender may accept deposits from, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower and any of its Affiliates, and any Person who may do business with or own securities of the Borrower or any of its Affiliates, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

     Section 10.2 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based upon the financial statements referred to in Sections 4.1(j), 6.1, and 6.2 hereof, and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents. Each Lender also acknowledges that its decision to fund the initial Advances shall constitute evidence to the Administrative Agent that such Lender has deemed all of the conditions set forth in Section 3.1 to have been satisfied.

     Section 10.3 Benefits of Article. None of the provisions of this Article shall inure to the benefit of any Person other than Lenders; consequently, no such other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of the Administrative Agent or any Lender to comply with such provisions.


     ARTICLE  11

     Miscellaneous

     Section  11.1          Notices

     (a) All notices and other communications under this Agreement shall be in writing (except in those cases where giving notice by telephone is expressly permitted) and shall be deemed to have been given on the date personally delivered or sent by telecopy (answerback received), or three days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one day after being entrusted to a reputable commercial overnight delivery service, addressed to the party to which such notice is directed at its address determined as provided in this Section. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

(i)   If  to  the  Borrower,  at:

Club  Corporation  International
3030  LBJ  Freeway,  Suite  700
Dallas,  Texas  75234
Attention:   Treasurer
Telephone:   (972)  888-7332
Telecopier:  (972)  888-6239

(ii)  If  to  the  Administrative  Agent,  at:

NationsBank,  N.A.
901  Main  Street,  14th  Floor
Dallas,  Texas  75202-3714
Attn:   Molly  Oxford
Telephone:  (214)  508-3255
Telecopier: (214)  508-2515

          (iii) If to a Lender, at its address shown below its name on the signature pages hereof, or if applicable, set forth in its Assignment Agreement.

     (b) Any party hereto may change the address to which notices shall be directed by giving 10 days' written notice of such change to the other parties.

     Section  11.2          Expenses.    The  Borrower  shall  promptly  pay:

     (a) all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, the transactions contemplated hereunder and thereunder, and the making of Advances hereunder, including without limitation the reasonable fees and disbursements of Special Counsel;

     (b) all reasonable out-of-pocket expenses, including reasonable attorneys' fees, of the Administrative Agent in connection with the transactions contemplated in this Agreement and the other Loan Documents and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Administrative Agent relating to this Agreement or the other Loan Documents; and

     (c) all reasonable out-of-pocket costs, expenses and attorneys' fees of the Administrative Agent and each Lender incurred for enforcement, collection, restructuring, refinancing and "work-out", or otherwise incurred in obtaining performance under the Loan Documents, which in each case shall include without limitation reasonable fees and expenses of consultants, legal counsel for the Administrative Agent and any Lender and administrative fees for the Administrative Agent.

     Section 11.3 Waivers. The rights and remedies of the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent or any Lender in exercising any right shall operate as a waiver of such right. The Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance. In the event that any Lender decides to fund an Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by such Lender shall not be deemed to constitute an undertaking by the Lender to fund any further requests for Advances or preclude the Lenders from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Agreement such as to require further notice by the Lenders of the Lenders' intent to require strict adherence to the terms of the Agreement in the future. Any such actions shall not in any way affect the ability of the Administrative Agent or the Lenders, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Administrative Agent or any of the Lenders are a party thereto, relating to the Borrower or any of its Subsidiaries.

     Section 11.4 Determination by the Lenders Conclusive and Binding. Any determination or mathematical calculation required or expressly permitted to be made by the Administrative Agent or any Lender under this Agreement shall be controlling, absent demonstrable error.

     Section 11.5 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence and during the continuation of an Event of Default, each Lender and any subsequent holder of any Note, and any assignee of any Note, is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or any other Person, any such notice being hereby expressly waived, to set-off, appropriate and apply any deposits (general or special (except trust and escrow accounts), time or demand, including without limitation Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by such Lender or holder to or for the credit or the account of the Borrower, against and on account of the Obligations and other liabilities of the Borrower to such Lender or holder, irrespective of whether or not (a) the Lender or holder shall have made any demand hereunder, or (b) the Lender or holder shall have declared the principal of and interest on the Advances and other amounts due hereunder to be due and payable as permitted by Section 8.2 hereof (but after each set-off such Lender shall promptly notify the Administrative Agent and the Borrower). Any sums obtained by any Lender or by any assignee or subsequent holder of any Note shall be subject to pro rata treatment of all Obligations and other liabilities hereunder in accordance with each Specified Percentage.

     Section  11.6          Assignment.

     (a) The Borrower may not assign or transfer any of its rights or obligations hereunder or under the other Loan Documents without the prior written consent of the Lenders.

     (b) No Lender shall be entitled to assign or grant a participation in its interest in this Agreement, its Notes or its Advances, except as hereinafter set forth.

     (c) Each Lender may sell participations to one or more banks or other entities (the "Participants") in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Advances or Reimbursement Obligations owing to it and the Note or Notes held by it) (the "Participations"); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Specified Percentage of the Commitment) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) no Participant under any such Participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would (A) reduce or postpone any date fixed for payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder (B) increase the commitment of any Participant or (C) release any Collateral or security for the Obligations, except pursuant to the Loan Documents, in each case to the extent subject to such Participation, and
(vi) no Participation shall be in an amount less than $5,000,000. The Lenders may, subject to Section 11.14 hereof, provide copies of all financial information received from the Borrower to such Participants.

     (d) Each Lender may assign to one or more Eligible Assignees its rights and obligations under this Agreement and the other Loan Documents; provided, however, that (i) each such assignment shall be subject to the prior written consent of the Administrative Agent and Borrower, which consents shall not be unreasonably withheld (provided, however, notwithstanding anything herein to the contrary, no consent of the (A) Borrower is required for any assignment (x) during any time that an Event of Default has occurred and is continuing, (y) to an Affiliate of a Lender and (z) to another Lender hereunder and (B) Administrative Agent is required for any assignment (y) to an Affiliate of a Lender and (z) to another Lender hereunder), (ii) no such assignment shall be in an amount less than $5,000,000, unless the commitment of a Lender is less than $5,000,000, in which case such assignment may be in the aggregate amount of such Lender's Specified Percentage of the Commitment, (iii) the applicable Lender, Administrative Agent, the Borrower and Eligible Assignee shall execute and deliver to the Administrative Agent an Assignment and Acceptance Agreement (an "Assignment Agreement") in substantially the form of Exhibit C hereto, together with the Notes subject to such assignment and (iv) the Eligible Assignee executing the Assignment, shall deliver to the Administrative Agent a processing fee of $3,500. Upon such execution, delivery and acceptance from and after the effective date specified in each Assignment, which effective date shall be at least three Business Days after the execution thereof and the recordation of the information therein in the Register pursuant to Section 11.6(j) hereof, (A) the Eligible Assignee thereunder shall be party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment, have the rights and obligations of a Lender hereunder and (B) the applicable Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish such rights and be released from such obligations under this Agreement; provided, however, the indemnities and rights provided such Lender in Section 5.9, Article 9 and
Section  11.2  hereof  shall  survive  such  assignment.

     (e) Notwithstanding anything in clause (d) above to the contrary, (i) any Lender may assign and pledge all or any portion of its Advances and Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of F.R.S. Board and any Operating Circular issued by such Federal Reserve Bank and
(ii) any Lender that is a fund may at any time assign or pledge all or any portion of its rights under this Agreement to secure such Lender's indebtedness; provided, however, that no such assignment under this clause (e) shall release the assignor Lender from its obligations hereunder.

     (f) Upon its receipt of an Assignment Agreement executed by a Lender and an Eligible Assignee, and any Note or Notes subject to such assignment, the Borrower shall, subject to the Borrower's rights under Section 11.6(d), within five Business Days after its receipt of such Assignment Agreement execute and deliver to the Administrative Agent in exchange for the surrendered Notes new Notes to the order of such Eligible Assignee in an amount equal to the portion of the Advances and the Specified Percentage of the Commitment assigned to it pursuant to such Assignment Agreement and new Notes to the order of the assignor Lender in an amount equal to the portion of the Advances and the Specified Percentage of the Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment Agreement and shall otherwise be in substantially the form of Exhibit A hereto.

     (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.6, disclose to the Eligible Assignee or Participant or proposed Eligible Assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower, provided such Person agrees in writing to handle such information in accordance with the standards set forth in Section
11.14  hereof.

     (h) Except as specifically set forth in this Section 11.6, nothing in this Agreement or any other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Documents.

     (i) Notwithstanding anything in this Section 11.6 to the contrary, no Eligible Assignee or Participant (nor the assigning or participating Lender) shall be entitled to receive (whether individually or collectively) any greater payment under Section 2.14 or Section 9.3 or Section 9.5 than such assigning or participating Lender or any other Lender would have been entitled to receive with respect to the interest assigned or participated to such Eligible Assignee or Participant.

     (j) The Administrative Agent shall maintain at its address referred to in Section 11.1 a copy of each Assignment Agreement delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders, any U.S. taxpayer identification number, the Specified Percentages of the Lenders (the "Ownership Information"), whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment Agreement and the effective date and the amount of each Assignment Agreement delivered to and accepted by it and the parties thereto. Any transfer of an ownership interest in any Advance, including any right to principal or interest payable with respect to such Advance, shall be subject to and conditioned upon the due recordation of such transfer and the Ownership Information with respect to the transferee in the Register and such transfer shall be effective only upon such recordation (and not prior thereto), which recordation the Administrative Agent agrees to make. The entries in the Register shall be controlling and binding for all purposes, absent demonstrable error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes hereof. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     Section 11.8 Severability. Any provision of this Agreement or any other Loan Document which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability without invalidating the remaining provisions hereof or thereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 11.9 Interest and Charges. It is not the intention of any parties to this Agreement to make an agreement in violation of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in any Loan Documents, no Lender shall ever be entitled to charge, receive, collect or apply, as interest on the Obligations, any amount in excess of the Highest Lawful Rate. If any Lender or participant ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Borrower and the Lenders shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided, however, that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, the Lenders shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount of the Obligations owing, and, in such event, the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Highest Lawful Rate. This Section shall control every other provision of all agreements pertaining to the transactions contemplated by or contained in the Loan Documents.

     Section  11.10          Headings.   Headings used in this Agreement are for
convenience only and shall not be used in connection with the interpretation of any provision hereof.

     Section 11.11 Amendment and Waiver. The provisions of this Agreement may not be amended, modified or waived except by the written agreement of the Borrower and the Determining Lenders; provided, however, that no such amendment, modification or waiver shall be made (a) without the consent of all Lenders, if it would (i) increase the amount of the Commitment, (ii) change the Specified Percentage or commitment of any Lender, or (iii) extend or postpone the date of maturity of, extend the due date for any payment of principal or interest on, reduce the amount of any installment of principal or interest on, or reduce the rate of interest on, any Advance, the Reimbursement Obligations or other amount owing under any Loan Documents to which such Lender is entitled or (iv) release any guaranty of the Obligations or any of the L/C Cash Collateral (except, in any case, pursuant to this Agreement or the other Loan Documents), or (v) reduce the fees payable hereunder to which such Lender is entitled, or (vi) revise, amend, modify or waive this Section 11.11, or (vii) waive or extend the date for payment or prepayment of any principal, interest or fees hereunder or (vii) amend the definition of "Determining Lenders" or "Specified Percentage", (b) without the consent of the Administrative Agent, if it, would alter the rights, duties or obligations of the Administrative Agent; (c) without the consent of the Issuing Bank, if it would alter the rights, duties or obligations of the Issuing Bank; or (d) without the consent of the Swing Line Bank, if it would alter the rights, duties or obligations of the Swing Line Bank. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Administrative Agent and, in the case of an amendment, by the Borrower. The Lenders agree that they shall not charge an amendment fee for any amendment to this Agreement which is necessary solely as a result of the accounting change referred to in the last sentence of Section 1.3 hereof.

     Section 11.12 Exception to Covenants. Neither the Borrower nor any of its Subsidiaries shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

     Section 11.13 No Liability of Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any Lender nor any of their respective officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that a court of competent jurisdiction finally judicially determines were caused by (i) the Issuing Bank's willful misconduct or gross negligence or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     Section 11.14 Confidentiality. Each Lender and the Administrative Agent agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to use reasonable efforts to keep confidential, in accordance with customary procedures for handling confidential information of this nature and in accordance with safe and sound banking or investment practices, any non-public information supplied to it by the Borrower or any of its Affiliates pursuant to this Agreement, provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for any Lender or the Administrative Agent, (c) to bank or other examiners, regulatory bodies, auditors or accountants of any Lender, (d) to the Administrative Agent or any other Lender or any Affiliate thereof, (e) in connection with any Litigation relating to the transactions contemplated by the Loan Documents to which any one or more of Lenders is a party, (f) to the extent necessary in connection with the exercise of any Right under this Agreement or any other Loan Document, or (g) to any Eligible Assignee or Participant (or prospective Eligible Assignee or Participant) or to any direct or indirect contractual counterparties in swap agreements or to the professional advisors of such swap counterparties so long as such Eligible Assignee or Participant (or prospective Eligible Assignee or Participant) or direct or indirect contractual counterparties in swap agreements or such swap counterparties' professional advisors agrees to handle such information in accordance with the provisions of this Section 11.14.

     Section 11.15 No Duties of Co-Agents. The Borrower and the Lenders acknowledge that neither Co-Agent shall have any duties, responsibilities or liabilities in their respective capacities as Co-Agents.

     SECTION 11.16 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS) AND THE UNITED STATES OF AMERICA. THE LOAN DOCUMENTS ARE PERFORMABLE IN DALLAS COUNTY, TEXAS, AND THE BORROWER AND EACH SURETY, GUARANTOR, ENDORSER AND ANY OTHER PARTY EVER LIABLE FOR PAYMENT OF ANY MONEY PAYABLE WITH RESPECT TO THE LOAN DOCUMENTS, JOINTLY AND SEVERALLY WAIVE THE RIGHT TO BE SUED ELSEWHERE. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE BORROWER AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS, SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND HEREBY SUBMITS WITH RESPECT TO ITSELF AND ITS PROPERTY TO THE JURISDICTION OF ANY SUCH COURT FOR THE PURPOSE OF ANY SUIT, ACTION, PROCEEDING OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

     SECTION 11.17 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY KNOWINGLY VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH LENDER ENTERING INTO THIS AGREEMENT AND MAKING ANY ADVANCES HEREUNDER.

     SECTION 11.18 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES
HERETO.    THERE  ARE  NO  UNWRITTEN  ORAL  AGREEMENTS  BETWEEN  THE  PARTIES.

     IN WITNESS WHEREOF, this Credit Agreement is executed as of the date first set forth above.

BORROWER:                     CLUB  CORPORATION INTERNATIONAL



                              By:          /s/  James  P.  McCoy
                                   Name:   James  P.  McCoy,  Jr.
                                   Title:  Executive  Vice  President

ADMINISTRATIVE  AGENT:
NATIONSBANK,  N.A.,  as  Administrative  Agent

By:      /s/Dan  Killian
Name:    Dan  Killian
Title:   Vice  President


CO-AGENTS:
CREDIT  LYONNAIS  NEW  YORK  BRANCH,  as  Co-Agent

By:      /s/  Robert  Ivosevich
Name:    Robert  Ivosevich
Title:   Senior  Vice  President


FIRST  UNION  NATIONAL  BANK,  as  Co-Agent

By:      /s/  Peter  Steffen
Name:    Peter  Steffen
Title:   Senior  Vice  President


LENDERS:
NATIONSBANK,  N.A.,  as  a  Lender,  Swing  Line  Bank  and  Issuing  Bank

By:      /s/  Dan  Killian
Name:    Dan  Killian
Title:   Vice  President

901  Main  Street,  67th  Floor
Dallas,  Texas  75202
Attn:    Dan  M.  Killian


CREDIT  LYONNAIS  NEW  YORK  BRANCH

By:      /s/  Robert  Ivosevich
Name:    Robert  Ivosevich
Title:   Senior  Vice  President

1301  Avenue  of  the  Americas
New  York,  New  York  10019


FIRST  UNION  NATIONAL  BANK

By:      /s/  Peter  Steffen
Name:    Peter  Steffen
Title:   Senior  Vice  President

301  South  College  Street
Charlotte,  North  Carolina  28288-0745


BANK  ONE,  TEXAS  N.A.

By:      /s/  Alan  L.  Miller
Name:    Alan  L.  Miller
Title:   Vice  President

1717  Main  Street
Dallas,  Texas  75201


SOUTHTRUST  BANK,  N.A.

By:      /s/  Daniel  Gorman  Jr.
Name:    Daniel  Gorman  Jr.
Title:   Vice  President

420  North  20th  Street,  11th  Floor
Birmingham,  Alabama  35203


WELLS  FARGO  BANK  (TEXAS),  N.A.

By:      /s/  Brent  Bertino
Name:    Brent  Bertino
Title:   Assistant  Vice  President

1445  Ross  Avenue,  3rd  Floor
Dallas,  Texas  75202


BRANCH  BANKING  AND  TRUST

By:      /s/  Cory  Boyte
Name:    Cory  Boyte
Title:   Vice  President

110  South  Stratford  Road,  Suite  301
Winston-Salem,  North  Carolina  27104

COMERICA  BANK

By:      /s/  Reginald  M.  Goldsmith,  III
Name:    Reginald  M.  Goldsmith,  III
Title:   Vice  President

4100  Spring  Valley,  Suite  900
Dallas,  Texas  75244

DEPOSIT  GUARANTY  NATIONAL  BANK

By:      /s/  Mark  D.  Evans
Name:    Mark  D.  Evans
Title:   Vice  President

333  Texas  Street
DGT-3
Shreveport,  Louisiana  71101


HIBERNIA  NATIONAL  BANK

By:      /s/  Christopher  B.  Pitre
Name:    Christopher  B.  Pitre
Title:   Vice  President


313  Carondelet  Street
New  Orleans,  Louisiana  70130


MELLON  BANK,  N.A.

By:      /s/  Mark  F.  Johnston
Name:    Mark  F.  Johnston
Title:   Vice  President


One  Mellon  Bank  Center
Room  4525
Pittsburgh,  Pennsylvania  15258

EXHIBIT  A



REVOLVING  CREDIT  NOTE
-----------------------


Dallas,  Texas          $___________          ___________,  1998


     CLUB CORPORATION INTERNATIONAL, a Nevada corporation (the "Borrower"), for value received, promises to pay to the order of ("Lender") or its registered assigns, at the principal office of NationsBank, N.A., in lawful money of the United States of America, the principal sum of ($), or such lesser sum as shall be due and payable from time to time hereunder, as hereinafter provided. All capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement described below.

     Principal of and interest on the unpaid principal balance of Revolving Credit Advances under this Revolving Credit Note (this "Note") from time to time outstanding shall be due and payable as set forth in the Credit Agreement.

     This Note is issued pursuant to and evidences Revolving Credit Advances under a Credit Agreement, dated as of May 27, 1998, among the Borrower, NationsBank, N.A., as Administrative Agent, Credit Lyonnais New York Branch, as Co-Agent, First Union National Bank, as Co-Agent, and the lenders parties thereto (as amended, restated, supplemented, renewed, extended or otherwise modified from time to time, "Credit Agreement"), to which reference is made for a statement of the rights and obligations of the Lender and the duties and obligations of the Borrower in relation thereto; but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal sum of and interest on this Note when due.

     THIS NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), AND OF THE UNITED STATES OF AMERICA. THE BORROWER AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS SHALL HAVE JURISDICTION OVER THE PROCEEDINGS IN CONNECTION WITH THIS NOTE AND THE OTHER LOAN DOCUMENTS.

     THIS NOTE, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                              CLUB  CORPORATION  INTERNATIONAL



                              By:
                                   Name:
                                   Title:

EXHIBIT  C

ASSIGNMENT  AND  ACCEPTANCE

Dated  _______________,  _____

     Reference is made to the Credit Agreement dated as of May 27, 1998 (as amended, modified or supplemented, the "Credit Agreement") among Club Corporation International, a Nevada corporation ("Borrower"), NationsBank, N.A. as Administrative Agent ("Administrative Agent"), Credit Lyonnais New York Branch, as a Co-Agent, First Union National Bank, as a Co-Agent, and the lenders parties thereto. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

      ("Assignor")  and  ("Assignee")  agree  as  follows:

     1. Subject to the terms and conditions of this Assignment and Acceptance, Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, $ in aggregate amount of the Commitment in effect on the Effective Date (as defined below), and the related pro rata share of the principal amount of Revolving Credit Advances owing to Assignor on the Effective Date, the Revolving Credit Note held by Assignor, and Assignor's participation in any Letters of Credit and Reimbursement Obligations outstanding on the Effective Date.

     2. Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties, or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement or any other Loan Document or (ii) the financial condition of the Borrower or any other Obligor or the performance or observance by the Borrower or any other Obligor of any of their respective obligations under the Credit Agreement or any other Loan Document; and (c) attaches the Revolving Credit Note referred to in Paragraph 1 above to exchange such Revolving Credit Note for new Revolving Credit Notes as provided in Section 11.6(f) of the Credit Agreement.

     3. Assignee (a) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to in Sections 4.1(j), 6.1 and 6.2 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Administrative Agent, Assignor, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; (c) appoints and authorizes the Administrative
Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement, the other Loan Documents, and this Assignment and Acceptance as are delegated to the Administrative Agent and the Collateral Agent by the terms thereof and hereof, together with such powers as are reasonably incidental thereto and hereto; (d) agrees that it will perform in accordance with its terms all of the obligations which by the terms of the Credit Agreement, the other Loan Documents, and this Assignment and Acceptance are required to be performed by it as a Lender; (e) certifies that it is an Eligible Assignee; and (f) specifies the addresses set forth in Schedule I attached hereto as its address for the receipt of notices and as its initial LIBOR Lender Office, respectively[; and (g) attaches the forms prescribed by the IRS certifying as to Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to Assignee under the Credit Agreement, the other Loan Documents, and this Assignment and Acceptance].

     4. The effective date for this Assignment and Acceptance shall be, (the "Effective Date").

     5. Upon such acceptance as of the Effective Date, the recordation of the information herein in the Register and upon the remittance of a $3,500 processing fee to the Administrative Agent (less any processing fee paid in respect of a simultaneous assignment under the Term Credit Agreement), (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (b) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     6. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Texas. Without excluding any other jurisdiction, Assignee agrees that the courts of Texas will have jurisdiction over proceedings in connection herewith.

     7. After giving effect to this Assignment and Acceptance (and all other assignments under the Credit Agreement to be effective as of the Effective
Date):

          a.          Assignee's  Specified  Percentage  shall  be  _____%.

          b.          Assignor's  Specified  Percentage  shall  be  _____%.

     8. This Assignment and Acceptance may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

                                   [NAME  OF  ASSIGNOR]



                                   By:
                                        Name:
                                        Title:


                                   [NAME  OF  ASSIGNEE]



                                   By:
                                        Name:
                                        Title:



Accepted  this  ___  day  of  ____________,  _____

NATIONSBANK,  N.A.,
as  Administrative  Agent



By:
     Name:
     Title:


CLUB  CORPORATION  INTERNATIONAL



By:
     Name:
     Title:




Schedule  I

ASSIGNEE'S  ADDRESS
-------------------


1.          Address  for  the  Advances  and  Receipt  of  Notices
            ------------------------------------------------------



2.          Initial  LIBOR  Lending  Office
            -------------------------------

EXHIBIT  D


SUBSIDIARY  GUARANTY


     GUARANTY, dated _____________________________, made by each of the parties listed on the signature pages hereof (collectively, the "Guarantors", and each, a "Guarantor"), in favor of the Guaranteed Parties referred to below.


                    W  I  T  N  E  S  S  E  T  H:
                    -  -  -  -  -  -  -  -  -  -

     WHEREAS, Club Corporation International, a Nevada corporation (the "Borrower"), has entered into a Credit Agreement, dated as of May 27, 1998, among the lenders party thereto, Credit Lyonnais New York Branch, as Co-Agent, First Union National Bank, as Co-Agent, and NationsBank, N.A., as the administrative agent for said financial institutions (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", and capitalized terms not defined herein but defined therein being used herein as therein defined); and

     WHEREAS, the Borrower, directly or indirectly, owns beneficially and of record more than 50% of the capital stock or other equity interests of the Guarantors, and the Borrower and each of the Guarantors are members of the same consolidated group of companies and are engaged in related businesses, and the Guarantors will derive direct and indirect economic benefit from the Advances; and

     WHEREAS, it is a condition precedent to the obligation of the Lenders to make Advances under the Credit Agreement that the Guarantors shall have executed and delivered this Guaranty; and

     WHEREAS, the Lenders, the Administrative Agent and any Affiliate of any Lender entering into a Hedge Agreement with the Borrower or any Affiliate of the Borrower are herein referred to as the "Guaranteed Parties";

     NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make Advances and issue Letters of Credit, the Guarantors hereby agree as follows:

     SECTION 1. Guaranty. The Guarantors hereby jointly and severally unconditionally and irrevocably guarantee the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise, of, and the performance of, (a) the Obligations, whether now or hereafter existing and whether for principal, interest, fees, expenses or otherwise, (b) any and all reasonable out-of-pocket expenses (including, without limitation, reasonable counsel fees and expenses) incurred by any of the Guaranteed Parties in enforcing any rights under this Guaranty and (c) all present and future amounts that would become due but for the operation of Section 502 or 506 or any other provision of Title 11 of the United States Code and all present and future accrued and unpaid interest (including, without limitation, all post-petition interest if the Borrower or any Guarantor voluntarily or involuntarily becomes subject to any Debtor Relief Laws) (the items set forth in clauses (a), (b) and
(c) immediately above being herein referred to as the "Guaranteed Obligations"). Upon failure of the Borrower to pay any of the Guaranteed Obligations when due (whether at stated maturity, by acceleration or otherwise), the Guarantors hereby further jointly and severally agree to pay the same, and the Guarantors will promptly pay the same, without any demand or notice whatsoever, including without limitation, any notice having been given to the Guarantor of either the acceptance by the Guaranteed Parties of this Guaranty or the creation or incurrence of any of the Obligation. This Guaranty is an absolute guaranty of payment and performance and not a guaranty of collection, meaning that it is not necessary for the Guaranteed Parties, in order to enforce payment by the Guarantors, first or contemporaneously to accelerate payment of any of the Guaranteed Obligations, to institute suit or exhaust any rights against any Obligor, or to enforce any Rights against any collateral. In any action or proceeding involving any state corporate Law, or any state or federal bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally (collectively, the "Fraudulent Transfer Laws") if the obligations of any Guarantor hereunder would otherwise, in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to the Borrower, other Affiliates of the Borrower or other Obligors to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of Fraudulent Transfer Laws) of any agreement providing for an equitable allocation among such Guarantor and other Obligors of obligations arising under guaranties by such parties (including, without limitation, Section 10 of this Guaranty), be held or determined to be void, invalid or unenforceable or subordinated to the claims of any other creditors, on account of the amount of its liability under this Guaranty, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.


     SECTION 2. Guaranty Absolute. Each Guarantor guaranties that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Agreement, the Notes and the other Loan Documents, without set-off or counterclaim, and regardless of any Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guaranteed Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

     (a) any lack of validity or enforceability of any provision of any other Loan Document or any other agreement or instrument relating to any Loan Document, or avoidance or subordination of any of the Guaranteed Obligations;

     (b) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Guaranteed Obligations, or any other amendment or waiver of any term of, or any consent to departure from any requirement of, the Credit Agreement, the Notes or any of the other Loan Documents;

     (c) any exchange, release or non-perfection of any Lien on any collateral for, or any release or amendment or waiver of any term of any other guaranty of, or any consent to departure from any requirement of any other guaranty of, all or any of the Guaranteed Obligations;

     (d) the absence of any attempt to collect any of the Guaranteed Obligations from the Borrower or from any other Guarantor or any other action to enforce the same or the election of any remedy by any of the Guaranteed Parties;

     (e) any waiver, consent, extension, forbearance or granting of any indulgence by any of the Guaranteed Parties with respect to any provision of any other Loan Document;

     (f) the election by any of the Guaranteed Parties in any proceeding under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") of the application of section 1111(b)(2) of the Bankruptcy Code;

     (g) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under section 364 of the Bankruptcy Code; or

     (h) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a borrower or a guarantor.

     SECTION 3. Waiver. (a) Each Guarantor hereby (i) waives (A) promptness, diligence, notice of acceptance and any and all other notices with respect to any of the Obligations or this Guaranty, (B) any requirement that any of the Guaranteed Parties protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any Collateral, (C) the filing of any claim with a court in the event of receivership or bankruptcy of the Borrower, (D) protest or notice with respect to nonpayment of all or any of the Guaranteed Obligations, (E) the benefit of any statute of limitation, (F) all demands whatsoever (and any requirement that same be made on the Borrower as a condition precedent to such Guarantor's obligations hereunder) and (G) all rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Guaranteed Obligations or require suit against the Borrower or any other Guarantor or Person, whether arising pursuant to
Section  34.02  of  the  Texas  Business  and Commerce Code, as amended, Section
17.001 of the Texas Civil Practice and Remedies Code, as amended, Rule 31 of the Texas Rules of Civil Procedure, as amended, or otherwise; and (ii) covenants and agrees that, except as set forth in Section 11 hereof, this Guaranty will not be discharged except by complete performance of the Guaranteed Obligations and any other obligations of such Guarantor contained herein.

     (b) If, in the exercise of any of its rights and remedies, any of the Guaranteed Parties shall forfeit any of its rights or remedies, including, without limitation, its right to enter a deficiency judgment against the Borrower or any other Person, whether because of any applicable law pertaining to "election of remedies" or the like, each Guarantor hereby consents to such action by such Guaranteed Party and waives any claim based upon such action. Any election of remedies which results in the denial or impairment of the right of such Guaranteed Party to seek a deficiency judgment against the Borrower shall not impair the obligation of such Guarantor to pay the full amount of the Guaranteed Obligations or any other obligation of such Guarantor contained herein.

     (c) In the event any of the Guaranteed Parties shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or under any of the Loan Documents, such Guaranteed Party may bid all or less than the amount of the Guaranteed Obligations and the amount of such bid, if successful, need not be paid by such Guaranteed Party but shall be credited against the Guaranteed Obligations. The amount of the successful bid at any such sale, whether such Guaranteed Party or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be deemed to be the amount of the Guaranteed Obligations guaranteed under this Guaranty, subject to any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which any of the Guaranteed Parties might otherwise be entitled by reason of such bidding at any such sale.

     (d) Each Guarantor agrees that notwithstanding the foregoing and without limiting the generality of the foregoing if, after the occurrence and during the continuance of an Event of Default, the Guaranteed Parties are prevented by Applicable Law from exercising their respective rights to accelerate the maturity of the Guaranteed Obligations, to collect interest on the Guaranteed Obligations, or to enforce or exercise any other right or remedy with respect to the Guaranteed Obligations, or the Administrative Agent is prevented from taking any action to realize on the Collateral, such Guarantor agrees to pay to the Administrative Agent for the account of the Guaranteed Parties, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Guaranteed Parties.

     (e) Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and of each other guarantor of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations or any part thereof, that diligent inquiry would reveal. Each Guarantor hereby agrees that the Guaranteed Parties shall have no duty to advise any Guarantor of information known to any of the Guaranteed Parties regarding such condition or any such circumstance. In the event that any of the Guaranteed Parties in its sole discretion undertakes at any time or from time to time to provide any such information to any Guarantor, such Guaranteed Party shall be under no obligation
(i)  to  undertake any investigation not a part of its regular business routine,
(ii) to disclose any information which, pursuant to accepted or reasonable banking or commercial finance practices, such Guaranteed Party wishes to maintain confidential, or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.

     (f) Each Guarantor consents and agrees that the Guaranteed Parties shall be under no obligation to marshall any assets in favor of any Guarantor or otherwise in connection with obtaining payment of any or all of the Guaranteed Obligations from any Person or source.

     SECTION  4.    Representations  and  Warranties.    Each  Guarantor  hereby
represents  and  warrants  to  the  Guaranteed  Parties  as  follows:

     (a) Such Guarantor (i) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) is duly qualified as a foreign corporation or other legal organization and in good standing under the laws of each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, (iii) has all requisite power and authority to own its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted, (iv) is in compliance with its certificate of incorporation, by-laws, or other similar organizational and governance documents, (v) is in compliance with all other applicable requirements of Law except for such noncompliances as in the aggregate would have no Material Adverse Effect, and (vi) has all Necessary Authorizations, except for Necessary Authorizations which can be obtained by the taking of ministerial action to secure the grant or transfer thereof or failures which in the aggregate would not have any reasonable likelihood of having a Material Adverse Effect.

     (b)       The execution, delivery and performance by such Guarantor of this
Guaranty:

          (i)          is  within  its  legal  powers;

          (ii) has been duly authorized by all necessary legal action, including, without limitation, the consent of stockholders, partners or other equity holders where required; and

          (iii) does not and will not (A) contravene its certificate of incorporation or by-laws or other comparable governing documents, (B) violate any other applicable requirement of Applicable Law (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), or any order or decree of any Tribunal or arbitrator, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any of its agreements,
(D) result in the creation or imposition of any Lien upon any of its property, or (E) require the consent or approval of any Tribunal or any other Person necessary on or prior to the Agreement Date not already obtained.

     (c) This Guaranty has been duly executed and delivered by such Guarantor and is the legal, valid and binding obligation of such Guarantor enforceable against it in accordance with its terms, subject to Debtor Relief Laws (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Guarantor) and general principles of equity.

     (d) Except as disclosed in writing to the Lenders prior to the Agreement Date, as of the Agreement Date there is no Litigation pending against such Guarantor or any of its Subsidiaries, or in any other manner relating directly and adversely to such Guarantor or any of its Subsidiaries, or any of their properties, in any court, Tribunal or arbitrator with respect to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, is reasonably likely to have a Material Adverse Effect. The performance by such Guarantor under this Guaranty is not restrained or enjoined (either temporarily, preliminarily or permanently).

     SECTION 5. Amendments. Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor herefrom shall in any event be effective unless the same shall be in writing, approved by the Determining Lenders (or by all the Lenders where the approval of each Lender is required under the Credit Agreement) and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 6. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (except in those cases where giving notice by telephone is expressly permitted) and shall be deemed to have been given on the date personally delivered or sent by telecopy (answer back received), or three days after deposit in the mail, designated as certified mail, return receipt requested, postage prepaid, or one day after being entrusted to a reputable commercial overnight delivery service, if to any Guarantor, addressed to it at its address specified on the signature pages hereof, and if to any Guaranteed Party, addressed to it at the address of such Guaranteed Party specified in the Credit Agreement.

     SECTION 7. No Waiver; Remedies. (a) No failure on the part of any Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law or any of the other Loan Documents.

     (b) Failure by any of the Guaranteed Parties at any time or times hereafter to require strict performance by the Borrower, any Guarantor or any other Person of any of the provisions, warranties, terms or conditions contained in any of the Loan Documents now or at any time or times hereafter executed by the Borrower, any Guarantor or such other Person and delivered to any of the Guaranteed Parties shall not waive, affect or diminish any right of any of the Guaranteed Parties at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of any of the Guaranteed Parties or any agent, officer, employee of any of the Guaranteed Parties.

     (c) No waiver by the Guaranteed Parties of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by any of the Guaranteed Parties permitted hereunder shall in way affect or impair any of the rights of the Guaranteed Parties or the obligations of any Guarantor under this Guaranty or under any of the other Loan Documents, except as specifically set forth in any such waiver. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest or other amount constituting any of the Guaranteed Obligations shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.

     SECTION 8. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each of the Guaranteed Parties, is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special (except trust and escrow accounts), time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Guaranteed Party to or for the credit or the account of each Guarantor against any and all of the obligations of each Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Guaranteed Party shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. The rights of each Guaranteed Party under this Section 8 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Guaranteed Party may have.

     SECTION 9. Continuing Guaranty; Transfer of Notes. Subject to Section 11, this Guaranty is a continuing guaranty and shall remain in full force and effect until the Release Date, (ii) be binding upon each Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Guaranteed Parties and their respective successors, transferees, and permitted assigns. Without limiting the generality of the foregoing clause (iii), each of the Guaranteed Parties may assign or otherwise transfer any Note held by it or Guaranteed Obligations owing to it to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Guaranteed Party herein or otherwise with respect to such of the Notes and Guaranteed Obligations so transferred or assigned, subject, however, to compliance with the provisions of Section 11.6 of the Credit Agreement in respect of assignments. No Guarantor may assign any of its obligations under this Guaranty without first obtaining the written consent of all Lenders, and any purported assignment or transfer without such consent shall be void.

     SECTION  10.    Reimbursement.    To the extent that any Guarantor shall be
required  to  repay  a portion of the Advances which shall exceed the greater of
(a) the amount of such Advances actually received by such Guarantor and (b) the amount which such Guarantor would otherwise have paid if such Guarantor had repaid the aggregate amount of such Advances (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor's net worth immediately after the later of the Agreement Date or the date such Guarantor becomes a party to this Guaranty bears to the aggregate net worth of the Guarantors (calculated for each Guarantor based on such Guarantor's net worth immediately after the later of the Agreement Date or the date such Guarantor becomes a party to this Guaranty), then such Guarantor shall be reimbursed by the other Guarantors for the amount of such excess, pro rata, based on their respective net worth immediately after the Agreement Date or the date such Guarantor becomes a party to this Guaranty, as applicable. This Section 10 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 10 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay to the Guaranteed Parties the Guaranteed Obligations as and when the same shall become due and payable in accordance with the terms hereof.

     SECTION 11. Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Obligor for liquidation or reorganization, should any Obligor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Obligor's assets, and shall, to the fullest extent permitted by Applicable Law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligees of the Guaranteed Obligations or such part thereof, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     SECTION 12. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND THE UNITED STATES OF AMERICA.

     SECTION 13. Submission to Jurisdiction; Jury Trial. (a) Any legal action or proceeding with respect to this Guaranty or any document related thereto may be brought in the courts of the State of Texas or the United States of America for Dallas, Texas, and, each of the Guarantors and Guaranteed Parties hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the Guarantors and Guaranteed Parties hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

     (b) Nothing contained in this Section 13 shall affect the right of any Guarantor or Guaranteed Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any other party or its property in any other jurisdiction.

     (c) THE GUARANTORS AND GUARANTEED PARTIES EACH, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON OR ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT.

     SECTION 14. Section Titles. The Section titles contained in this Guaranty are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Guaranty.

     SECTION 15. Execution in Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same Guaranty.

     SECTION 16. Miscellaneous. All references herein to the Borrower or to any Guarantor shall include their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower or such Guarantor. All references to the singular shall be deemed to include the plural where the context so requires.

     SECTION  17.    Subrogation  and  Subordination.

     (a) Subrogation. Notwithstanding any reference to subrogation contained herein to the contrary, until the Release Date, each Guarantor hereby irrevocably waives any claim or other rights which it may have or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Lender against the Borrower or any collateral which any Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statutes or common law, including without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Lenders, and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section 17(a) is knowingly made in contemplation of such benefits.

     (b) Subordination. All debt and other liabilities of the Borrower to any Guarantor ("Borrower Debt") are expressly subordinate and junior to the Guaranteed Obligations and any instruments evidencing the Borrower Debt to the extent provided below.

          (i) Until the Release Date, each Guarantor agrees that it will not request, demand, accept, or receive (by set-off or other manner) any payment amount, credit or reduction of all or any part of the amounts owing under the Borrower Debt or any security therefor, except as specifically allowed pursuant to clause (ii) below;

          (ii) Notwithstanding the provisions of clause (i) above, the Borrower may pay to the Guarantors and the Guarantors may receive and retain from the Borrower regularly scheduled payments due and owing under the terms of the Borrower Debt, provided that the Borrower's right to pay and the Guarantors' right to receive any such regularly scheduled amount shall automatically and be immediately suspended and cease (A) upon the occurrence of a Default (as defined in the Loan Documents) or (B) if, after taking into account the effect of such payment, a Default would occur and be continuing. The Guarantors' right to receive amounts under this clause (ii) (including any amounts which theretofore may have been suspended) shall automatically be reinstated in such time as the Default which was the basis of such suspension has been cured to the Lenders' satisfaction (provided that no subsequent Default has occurred) or such earlier date, if any, and the Administrative Agent gives notice to the Guarantors of reinstatement by the Determining Lenders, in the Determining Lenders' sole discretion;

          (iii) If any Guarantor receives any payment on the Borrower Debt in violation of this Guaranty, such Guarantor will hold such payment in trust for the Lenders and will immediately deliver such payment to the Administrative Agent;

          (iv) Until the Release Date, no Guarantor will demand or accelerate the maturity of all or any part of the Borrower Debt, nor collect or enforce, or attempt to collect or enforce, from the Borrower all or any part of the Borrower Debt, whether through the commencement or joinder of a suit, action or proceeding of any type (judicial or otherwise) or proceeding under any Debtor Relief Laws (the "Insolvency Proceeding"), the enforcement of any rights against any property of the Borrower, or otherwise, except where any Guaranteed Party shall request such Guarantor to file a claim in connection with any such proceeding and except as set forth in clause (v) below; and

          (v) In the event of any Insolvency Proceeding, the Guaranteed Obligations shall first be paid, discharged and performed in full before any payment or performance is made upon the Borrower Debt notwithstanding any other provisions which may be made in such Insolvency Proceeding. In the event of any Insolvency Proceeding, each Guarantor will at any time prior to the Release Date
(A) file, at the request of any Guaranteed Party, any claim, proof of claim or similar instrument necessary to enforce the Borrower's obligation to pay the Borrower Debt, and (B) hold in trust for and pay to the Guaranteed Parties any and all monies, obligations, property, stock dividends or other assets received in any such proceeding on account of the Borrower Debt in order that the Guaranteed Parties may apply such monies or the cash proceeds of such other assets to the Obligations. In the event that any Guarantor fails to take such action upon any Guaranteed Party's request, such Guaranteed Party shall be deemed to have been appointed the attorney-in-fact for such Guarantor with respect to the Borrower Debt, and such Guaranteed Party may in that capacity (i) demand, sue for, collect and receive any and all such monies, dividends or other assets, (ii) file any claim, proof of claim or similar instrument, and (iii) institute such other proceedings which such Guaranteed Party, may deem reasonably necessary for the collection of the Guaranteed Obligations and the enforcement of the terms of this Guaranty. Upon request of any Guaranteed Party, each Guarantor will execute and deliver to such Guaranteed Party such other and further powers of attorney or other instruments as such Guaranteed Party may reasonably request to effect the purposes of this Guaranty. If in any proceeding to enforce the payment of the Guaranteed Obligations it becomes necessary that any Guarantor itself prove such claims, such Guarantor shall do so upon reasonable request by such Guaranteed Party. In proving these claims, however, such Guarantor shall act as the collection agent of such Guaranteed Party and shall promptly pay any funds so received to such Guaranteed Party.

     SECTION 18. Guarantor Insolvency. Should any Guarantor voluntarily seek, consent to, or acquiesce in the benefits of any Debtor Relief Law or become a party to or be made the subject of any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of any Lender granted hereunder, then, the obligations of such Guarantor under this Guaranty shall be, as between such Guarantor and such Lender, a fully-matured, due, and payable obligation of such Guarantor to such Lender (without regard to whether the Borrower is then in default under the Credit Agreement or whether any part of the Guaranteed Obligations is then due and owing by the Borrower to such Lender), payable in full by such Guarantor to such Lender upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.

     SECTION 19. Rate Provision. It is not the intention of any Lender to make an agreement violative of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in this Guaranty, no Lender shall ever be entitled to contract, charge, receive, collect or apply, as interest on the Guaranteed Obligations, any amount in excess of the Highest Lawful Rate. In no event shall any Guarantor be obligated to pay any amount in excess of the Highest Lawful Rate. If from any circumstance the Administrative Agent or any Lender shall ever receive, collect or apply anything of value deemed excess interest under Applicable Law, an amount equal to such excess shall be applied to the reduction of the principal amount of outstanding Advances, and any remainder shall be promptly refunded to the payor. In determining whether or not interest paid or payable with respect to the Guaranteed Obligations, under any specified contingency, exceeds the Highest Lawful Rate, the Guarantors and the Lenders shall, to the maximum extent permitted by Applicable Law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such Obligations so that the interest paid on account of such Guaranteed Obligations does not exceed the Highest Lawful Rate and/or (c) allocate interest between portions of such Guaranteed Obligations; provided that if the Guaranteed Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, the Lenders shall refund to the payor the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, no Lender shall be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Highest Lawful Rate.

     Section 20. Severability. Any provision of this Guaranty which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability, without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 21. ENTIRE AGREEMENT. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer on the date first above written.



Notice  Address  for  all  Guarantors
for  this  Guaranty:

By:
Name:
Title:

Telephone:
Telecopier:


Accepted  and  Acknowledged:

NATIONSBANK,  N.A.,  as
the  Administrative  Agent



By:
Name:
Title:

EXHIBIT  E


NOTICE  OF  BORROWING



NationsBank,  N.A.,  as
   the  Administrative  Agent
901  Main  Street,  _____  Floor
Dallas,  Texas  75202

Attention:          ________________

     Re:          Club  Corporation  International
                  --------------------------------

Ladies  and  Gentlemen:

     The undersigned, an Authorized Signatory of Club Corporation International, pursuant to the Credit Agreement, dated as of May 27, 1998, among the undersigned, the financial institutions party thereto, Credit Lyonnais New York Branch, as Co-Agent, First Union National Bank, as Co-Agent and NationsBank, N.A., as the Administrative Agent (said Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement" and capitalized terms not defined herein but defined therein being used herein as therein defined), hereby gives you notice, irrevocably, pursuant to Section 2.2 of the Credit Agreement, that the undersigned hereby requests a Revolving Credit Advance under the Credit Agreement, and in that connection sets forth below the information relating to such borrowing (the "Proposed Borrowing") as required by Section 2.2 of the Credit Agreement:

     (i)      The Business Day of the Proposed Borrowing is _____________, ____.

     (ii) The aggregate amount of the Revolving Credit Advances constituting the Proposed Borrowing is $___________, of which amount $_______ consists of Base Rate Advances, $_________ consists of LIBOR Rate Advances having an initial Interest Period of _____ months.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

     (A)         the representations and warranties of the Borrower contained in
Article 4 of the Credit Agreement and in each of the other Loan Documents to which it is a party (other than those representations and warranties that specifically relate to an earlier date) are true and correct as though made on and as of such date, except as otherwise expressly provided in Section 4.2 of the Credit Agreement; and

     (B) no Default or Event of Default is continuing, or will result from the Proposed Borrowing.

                              Very  truly  yours,

                              CLUB  CORPORATION  INTERNATIONAL



                              By:
                                   Name:
                                   Title:

EXHIBIT  F


SWING  LINE  NOTE
-----------------


Dallas,  Texas          $15,000,000          ___________,  1998


     CLUB CORPORATION INTERNATIONAL, a Nevada corporation (the "Borrower"), for value received, promises to pay to the order of NationsBank, N.A. ("Lender") or its registered assigns, at the principal office of NationsBank, N.A., in lawful money of the United States of America, the principal sum of Fifteen Million and No/100 Dollars ($15,000,000), or such lesser sum as shall be due and payable from time to time hereunder, as hereinafter provided. All capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement described below.

     Principal of and interest on the unpaid principal balance of Swing Line Advances under this Swing Line Note (this "Note") from time to time outstanding shall be due and payable as set forth in the Credit Agreement.

     This Note is issued pursuant to and evidences Swing Line Advances under a Credit Agreement, dated as of May 27, 1998, among the Borrower, NationsBank, N.A., as Administrative Agent, Credit Lyonnais New York Branch, as Co-Agent,
First Union National Bank, as Co-Agent, and the lenders parties thereto (as amended, restated, supplemented, renewed, extended or otherwise modified from time to time, "Credit Agreement"), to which reference is made for a statement of the rights and obligations of the Lender and the duties and obligations of the Borrower in relation thereto; but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal sum of and interest on this Note when due.

     THIS NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), AND OF THE UNITED STATES OF AMERICA. THE BORROWER AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS SHALL HAVE JURISDICTION OVER THE PROCEEDINGS IN CONNECTION WITH THIS NOTE AND THE OTHER LOAN DOCUMENTS.

     THIS NOTE, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                              CLUB  CORPORATION  INTERNATIONAL



                              By:
                                   Name:
                                   Title:

EXHIBIT  G


NOTICE  OF  CONTINUATION/CONVERSION



NationsBank,  N.A.,  as
   the  Administrative  Agent
901  Main  Street,  _____  Floor
Dallas,  Texas  75202

Attention:          ___________________

     Re:          Club  Corporation  International
                  --------------------------------

Ladies  and  Gentlemen:

     The undersigned, an Authorized Signatory of Club Corporation International, pursuant to the Credit Agreement, dated as of May 27, 1998, among the undersigned, the lenders party thereto Credit Lyonnais New York Branch, as Co-Agent, First Union National Bank, as Co-Agent, and NationsBank, N.A., as the Administrative Agent (said Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement" and capitalized terms not defined herein but defined therein being used herein as therein defined), hereby gives you notice, irrevocably, pursuant to Section 2.2 of the Credit Agreement, that the undersigned hereby requests a [conversion] [continuation] on _____________, ____ of $________________ in principal amount of presently outstanding Revolving Credit Advances that are [Base Rate Advances] [LIBOR Advances having an Interest Period ending on ____________, ______] [to] [as] [Base Rate] [LIBOR] Advances. [The Interest Period for such amount requested to be [converted to] [continued as] LIBOR Advances is [1] [2] [3] [6] months.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the [conversion]
[continuation],  before  and  after  giving  effect  thereto:

     (A)         the representations and warranties of the Borrower contained in
Article 4 of the Credit Agreement and in each of the other Loan Documents to which it is a party (other than those representations and warranties that specifically relate to an earlier date) are true and correct as though made on and as of such date, except as otherwise expressly provided in Section 4.2 of the Credit Agreement; and

     (B) no Default or Event of Default is continuing, or will result from the [continuation] [conversion].

                              Very  truly  yours,

                              CLUB  CORPORATION  INTERNATIONAL



                              By:
                                   Name:
                                   Title: